Exhibit 99.2

THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THE INFORMATION IN THIS DISCLOSURE STATEMENT IS SUBJECT TO CHANGE. THIS DISCLOSURE STATEMENT IS NOT AN OFFER TO SELL ANY SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY ANY SECURITIES.

UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF MISSOURI
SOUTHEASTERN DIVISION

	§	Chapter 11
In re:	§
	§	Case No. 20-43597-399
BRIGGS & STRATTON	§
CORPORATION, et al.,	§	(Jointly Administered)
§
Debtors.	§

AMENDED DISCLOSURE STATEMENT FOR JOINT CHAPTER 11 PLAN OF
BRIGGS & STRATTON CORPORATION AND ITS AFFILIATED DEBTORS

WEIL, GOTSHAL & MANGES LLP
Ronit J. Berkovich (admitted pro hac vice)
Debora A. Hoehne (admitted pro hac vice)
Martha E. Martir (admitted pro hac vice)
767 Fifth Avenue
New York, New York 10153
Telephone:  (212) 310-8000
Facsimile:  (212) 310-8007

CARMODY MACDONALD P.C.
Robert E. Eggmann, #37374MO
Christopher J. Lawhorn, #45713MO
Thomas H. Riske, #61838MO
120 S. Central Avenue, Suite 1800
St. Louis, Missouri 63105
Telephone:  (314) 854-8600
Facsimile: (314) 854-8660

Attorneys for Debtors
and Debtors in Possession

Dated:	November 6, 2020
St. Louis, Missouri

A SOLICITATION OF VOTES IS BEING CONDUCTED TO OBTAIN SUFFICIENT ACCEPTANCES OF THE JOINT CHAPTER 11 PLAN OF BRIGGS & STRATTON CORPORATION AND ITS AFFILIATED DEBTORS (AS MAY BE AMENDED, MODIFIED, OR SUPPLEMENTED FROM TIME TO TIME, THE “PLAN”).  A COPY OF THE PLAN IS ANNEXED HERETO AS EXHIBIT A.

YOU ARE ADVISED TO REVIEW AND CONSIDER THIS DISCLOSURE STATEMENT AND THE PLAN CAREFULLY, INCLUDING THE INJUNCTION, RELEASE, AND EXCULPATION PROVISIONS, AS YOUR RIGHTS MAY BE AFFECTED.

THE RECORD DATE FOR DETERMINING WHICH HOLDERS OF CLAIMS MAY VOTE ON THE PLAN IS NOVEMBER 9, 2020 (THE “VOTING RECORD DATE”).

THE VOTING DEADLINE TO ACCEPT OR REJECT THE PLAN IS 5:00 P.M., PREVAILING CENTRAL TIME, DECEMBER 11, 2020 (THE “VOTING DEADLINE”), UNLESS EXTENDED BY THE DEBTORS.

IF YOU FILE AN OBJECTION TO THE PLAN IN ACCORDANCE WITH THE PROCEDURES SET FORTH HEREIN, A HEARING WILL BE HELD IN PERSON AND TELEPHONICALLY, ON DECEMBER 18, 2020 AT 9:00 A.M. (CENTRAL TIME) AT WHICH YOU WILL BE RQUIRED TO APPEAR.

RECOMMENDATION BY THE DEBTORS
AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

The Board of Directors of Briggs & Stratton Corporation and the board of directors, managers, or members, as applicable, of each of its affiliated Debtors have unanimously approved the transactions contemplated by the Plan (as defined herein) and recommend that all creditors whose votes are being solicited submit ballots to accept the Plan.

The Official Committee of Unsecured Creditors also recommends that all creditors whose votes are being solicited submit ballots to accept the Plan.

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED HEREIN FOR THE PURPOSES OF SOLICITING SUFFICIENT ACCEPTANCES OF THE JOINT CHAPTER 11 PLAN OF BRIGGS & STRATTON CORPORATION AND ITS AFFILIATED DEBTORS.  NO SOLICITATION OF VOTES TO ACCEPT OR REJECT THE PLAN MAY BE MADE EXCEPT PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE.

HOLDERS OF CLAIMS OR INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL, OR TAX ADVICE AND SHOULD CONSULT WITH THEIR OWN ADVISORS BEFORE VOTING ON THE PLAN.  HOLDERS OF CLAIMS OR INTERESTS ARE ADVISED AND ENCOURAGED TO READ BOTH THE DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY.  IN PARTICULAR, ALL HOLDERS OF CLAIMS OR INTERESTS SHOULD CAREFULLY READ AND CONSIDER FULLY THE RISK FACTORS SET FORTH IN SECTION IX OF THIS DISCLOSURE STATEMENT.  THE PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN AND THE EXHIBITS ANNEXED TO THE PLAN, THE PLAN SUPPLEMENT, AND THIS DISCLOSURE STATEMENT.  IN THE EVENT OF ANY CONFLICTS BETWEEN THE DESCRIPTIONS SET FORTH IN THIS DISCLOSURE STATEMENT AND THE TERMS OF THE PLAN, THE TERMS OF THE PLAN SHALL GOVERN.

THE DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3016(B) AND NOT NECESSARILY IN ACCORDANCE WITH OTHER NON-BANKRUPTCY LAW.

CERTAIN STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, INCLUDING STATEMENTS INCORPORATED BY REFERENCE, PROJECTED CREDITOR RECOVERIES, PROJECTED FINANCIAL INFORMATION, AND OTHER FORWARD-LOOKING STATEMENTS, ARE BASED ON ESTIMATES AND ASSUMPTIONS.  CERTAIN OF THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF WORDS SUCH AS “BELIEVES,” “EXPECTS,” “PROJECTS,” “INTENDS,” “PLANS,” “ESTIMATES,” “ASSUMES,” “MAY,” “SHOULD,” “WILL,” “SEEKS,” “ANTICIPATES,” “OPPORTUNITY,” “PRO FORMA,” “PROJECTIONS,” OR OTHER SIMILAR EXPRESSIONS.  THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES.  FORWARD-LOOKING STATEMENTS ARE PROVIDED IN THIS DISCLOSURE STATEMENT PURSUANT TO THE SAFE HARBOR ESTABLISHED UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND SHOULD BE EVALUATED IN THE CONTEXT OF THE ESTIMATES, ASSUMPTIONS, UNCERTAINTIES, AND RISKS DESCRIBED HEREIN.  READERS ARE CAUTIONED THAT ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE BASED ON ASSUMPTIONS THAT ARE BELIEVED TO BE REASONABLE, BUT ARE SUBJECT TO A WIDE RANGE OF RISKS, INCLUDING THOSE IDENTIFIED IN SECTION IX OF THIS DISCLOSURE STATEMENT.

THE DEBTORS ARE UNDER NO OBLIGATION TO (AND EXPRESSLY DISCLAIM ANY OBLIGATION TO) UPDATE OR ALTER ANY FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE, UNLESS INSTRUCTED TO DO SO BY THE BANKRUPTCY COURT (AS DEFINED BELOW).

NO INDEPENDENT AUDITOR OR ACCOUNTANT HAS REVIEWED OR APPROVED THE LIQUIDATION ANALYSIS ANNEXED HERETO AS EXHIBIT B.

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED.  THE TERMS OF THE PLAN GOVERN IN THE EVENT OF ANY INCONSISTENCY WITH THE SUMMARIES IN THIS DISCLOSURE STATEMENT.

ALL EXHIBITS TO THE DISCLOSURE STATEMENT ARE INCORPORATED INTO, AND ARE A PART OF, THIS DISCLOSURE STATEMENT AS IF SET FORTH IN FULL HEREIN.

THE INFORMATION IN THIS DISCLOSURE STATEMENT IS BEING PROVIDED SOLELY FOR PURPOSES OF VOTING TO ACCEPT OR REJECT THE PLAN PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE OR IN CONNECTION WITH CONFIRMATION OF THE PLAN.  NOTHING IN THIS DISCLOSURE STATEMENT MAY BE USED BY ANY PARTY FOR ANY OTHER PURPOSE.

A HEARING TO CONSIDER CONFIRMATION OF THE PLAN WILL BE HELD BEFORE THE HONORABLE BARRY S. SCHERMER, UNITED STATES BANKRUPTCY JUDGE, AT THE UNITED STATES BANKRUPTCY COURT FOR THE EASTERN DISTRICT OF MISSOURI, SOUTHEASTERN DIVISION, 111 S. 10TH ST, COURTROOM 5 NORTH, ST, LOUIS, MISSOURI 63102, ON DECEMBER 18, 2020 AT 9 A.M. (CENTRAL TIME), OR AS SOON THEREAFTER AS COUNSEL MAY BE HEARD.

THE BANKRUPTCY COURT HAS DIRECTED THAT ANY OBJECTIONS TO CONFIRMATION OF THE PLAN BE SERVED AND FILED ON OR BEFORE DECEMBER 11, 2020 AT 4:00 P.M. (CENTRAL TIME).

PLEASE READ THIS DISCLOSURE STATEMENT, INCLUDING THE PLAN, IN ITS ENTIRETY.  THE DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN, BUT SUCH SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE ACTUAL PROVISIONS OF THE PLAN.  ACCORDINGLY, IF THERE ARE ANY INCONSISTENCIES BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT, THE TERMS OF THE PLAN SHALL CONTROL.

ii

TABLE OF CONTENTS

I. INTRODUCTION		1

II. OVERVIEW OF THE COMPANY’S OPERATIONS		17
A.	The Debtors’ Business	17
B.	Debtors’ Organizational Structure.	20
C.	Directors and Officers.	21
D.	Debtors’ Prepetition Capital Structure	22

III. CIRCUMSTANCES LEADING TO COMMENCEMENT OF THE CHAPTER 11 CASES		31
A.	Strategic and Cash Preservation Initiatives	31
B.	COVID-19	32
C.	Prepetition Marketing and Restructuring Efforts	32

IV. OVERVIEW OF THE CHAPTER 11 CASES		34
A.	Commencement of The Chapter 11 Cases and First-Day Motions	34
B.	DIP Financing and Cash Collateral	35
C.	Retiree Benefits	36
D.	Procedural Motions and Retention of Professionals	36
E.	Sale Transaction and Global Settlement	36
F.	Appointment of the Creditors’ Committee	40
G.	Bar Date	41
H.	Statements and Schedules, and Rule 2015.3 Financial Reports	42
I.	Automatic Stay Motions	42
J.	Workers’ Compensation	43
K.	Plaintiff-Side Litigations	44
L.	Executory Contracts	44
M.	Remaining Assets	45
N.	Claims Against the Estates	46
O.	Asbestos and Products Liability Insurance	48
P.	The Plan and the Wind-Down Process	49

V. SUMMARY OF PLAN		50
A.	Administrative Expenses and Priority Claims	50
B.	Classification of Claims and Interests	52
C.	Treatment of Claims and Interests	53
D.	Means for Implementation	67

E.	Distributions	76
F.	Procedures for Disputed Claims	80
G.	Executory Contracts and Unexpired Leases	82
H.	Conditions Precedent to Confirmation of Plan and Effective Date	84
I.	Effect of Confirmation of Plan	85
J.	Retention of Jurisdiction	91
K.	Miscellaneous Provisions	92

VI. VALUE		96

VII. CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF PLAN		96
A.	Consequences to Debtors	98
B.	Consequences to Holders of Certain Claims	99
C.	Tax Treatment of a Liquidating Trust and Holders of Beneficial Interests	102
D.	Withholding on Distributions and Information Reporting	104

VIII. CERTAIN RISK FACTORS TO BE CONSIDERED		104
A.	Certain Bankruptcy Law Considerations	105
B.	Additional Factors	106

IX. VOTING PROCEDURES AND REQUIREMENTS		108
A.	Voting Deadline	108
B.	Voting Procedures	109
C.	Parties Entitled to Vote	109

X. CONFIRMATION OF PLAN		111
A.	Disclosure Statement Hearing and Confirmation Hearing	111
B.	Objections to Confirmation and Final Approval of Disclosure Statement	112
C.	Requirements for Confirmation of Plan	113
(i)	Requirements of Section 1129(a) of Bankruptcy Code	113
(ii)	Additional Requirements for Non-Consensual Confirmation Under Section 1129(b) of the Bankruptcy Code	115

XI. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF PLAN		117
A.	Alternative Plan	117
B.	Liquidation Under Chapter 7 or Applicable Non-Bankruptcy Law	117

XII. CONCLUSION AND RECOMMENDATION		118

4

EXHIBIT A:	Plan

EXHIBIT B:	Liquidation Analysis

EXHIBIT C:	Recovery Analysis

5

I.
INTRODUCTION

Briggs & Stratton Corporation (“BSC”), Billy Goat Industries, Inc. (“BGI” or “Billy Goat”), Allmand Bros., Inc. (“ABI” or “Allmand Bros.”), Briggs & Stratton International, Inc. (“BSI” or “B&S International), and Briggs & Stratton Tech, LLC (“BST” or “B&S Tech”) (collectively, the “Debtors” and together with their non-Debtor affiliates, “Briggs & Stratton” or the “Company”) commenced their chapter 11 cases (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Eastern District of Missouri (the “Bankruptcy Court”) on July 20, 2020 (the “Petition Date”).

The Debtors submit this disclosure statement (as amended, modified, or supplemented from time to time, the “Disclosure Statement”) pursuant to section 1125 of title 11 of the United States Code (the “Bankruptcy Code”) in connection with the solicitation of votes with respect to the Joint Chapter 11 Plan of Briggs & Stratton Corporation and its Affiliated Debtors, dated October 9, 2020 (as amended, modified, or supplemented, the “Plan”).1  The Plan is annexed hereto as Exhibit A and is incorporated herein by reference.

The purpose of this Disclosure Statement, including the exhibits annexed hereto, is to provide information of a kind, and in sufficient detail, to enable creditors of the Debtors that are entitled to vote on the Plan to make an informed decision on whether to vote to accept or reject the Plan.  This Disclosure Statement contains summaries of the Plan, events that have occurred or will occur in the Chapter 11 Cases, certain documents related to the Plan, and instructions for voting on the Plan.

From the beginning, the Debtors announced that their goals in these Chapter 11 Cases were to maximize unsecured creditor recoveries by implementing a comprehensive restructuring swiftly through a sale of substantially all of their assets and equity interests to the highest or best bidder through a court-approved sale process and minimizing administrative expenses by working cooperatively with creditors, including the Creditors’ Committee.2 The Debtors are pleased to have accomplished these goals in a very short time frame, as they have successfully sold their assets, reached a global settlement with the Creditors’ Committee on the major issues in these chapter 11 cases, and proposed this Plan, which provides a recovery to general unsecured creditors.  The final steps of this process are confirming the Plan, consummating the Plan, and making distributions to creditors.

The Plan has been proposed in close consultation with the Creditors’ Committee, and the Creditors’ Committee urges all creditors to vote to accept the Plan.

A.	Summary of the Sale Transaction and the Global Settlement

The Debtors commenced the Chapter 11 Cases with a stalking horse bid from the Purchaser (as defined herein), after a robust, months-long marketing process conducted by the Debtors and their advisors in pursuit of the most beneficial solution for the Debtors and their creditors.  Through the Stalking Horse Agreement (as defined herein), the Debtors secured a guaranteed purchase price of $550 million (subject to adjustment) plus assumed liabilities for their business and through the bidding procedures developed by the Debtors and their advisors, the Debtors retained the right to seek and accept a higher or better bid allowing for potential increased recovery for creditors.  While the Debtors did not receive a higher or better bid, the Debtors still achieved a substantial purchase price for their assets, which the Debtors believe reflects the value of their estates and will allow creditors to receive the largest possible recovery from the Debtors’ estates under the circumstances, which will allow the Debtors to pay unsecured creditors’ claims in part.

[1]
Capitalized terms used in this Disclosure Statement, but not defined herein, shall have the meanings ascribed to such terms in the Plan.  To the extent any inconsistencies exist between this Disclosure Statement and the Plan, the Plan shall govern.

[2]	The Creditors’ Committee was appointed on August 5, 2020, as discussed in Section (IV)(F) infra.

On September 15, 2020, the Bankruptcy Court entered an order3 authorizing the sale of the Debtors’ assets and equity interests to the Stalking Horse Bidder (the “Sale Transaction”).  The Sale Transaction closed on September 21, 2020, at which time the Purchaser paid the purchase price of $550 million to the Debtors through a combination of cash, credit bid, and certain other deductions and adjustments, and the Purchaser assumed substantially all of the Debtors’ assets and assumed certain of the Debtors’ liabilities.

In the weeks leading to the hearing to approve the Sale Transaction (as defined herein), the Debtors entered into extensive negotiations with the Creditors’ Committee, the Pension Benefit Guaranty Corporation (the “PBGC”) (the Debtors’ largest creditor), the DIP Agent and DIP Lenders (as defined below), and the Purchaser to resolve the Creditors’ Committee’s and the PBGC’s potential objections to the Sale Transaction and to ensure the Debtors could move swiftly to consummate the Sale Transaction and the subsequent Plan with the support of the Creditors’ Committee and the PBGC.  The parties were able to reach a global settlement (the “Global Settlement”), by which the Creditors’ Committee and the PBGC consented to the Sale Transaction to the extent it was consummated before September 27, 2020.  Under the Global Settlement, the Debtors and the Creditors’ Committee agreed to work in good faith on a chapter 11 plan to facilitate and give effect to the Global Settlement.4

CONFIRMATION OF THE AMENDED PLAN WILL BIND ALL CREDITORS TO THE GLOBAL SETTLEMENT WHETHER OR NOT SUCH CREDITORS HAVE VOTED TO ACCEPT THE AMENDED PLAN.

B.	The Plan

The Plan provides for the orderly distribution of each Debtor’s available cash, including (i) net cash proceeds received by the Debtors from the Sale Transaction (including any proceeds to be received post-closing thereof) (the “Sale Transaction Proceeds”), and (ii) cash realized from the Debtors’ business and their wind-down operations, including the sale of any remaining assets that were not included in the Sale Transaction (the “Wind-Down Proceeds”).

The Plan provides that the Sale Transaction Proceeds and Wind-Down Proceeds shall be used to fund (i) the ongoing wind-down costs of the Chapter 11 Cases, and (ii) the Distributions to holders of Allowed Claims under the Plan.  Specifically, the Plan provides that the Sale Transaction Proceeds and Wind-Down Proceeds shall be used, first, to (a) pay holders of Allowed (or reserve for holders of Disputed) Administrative Expense Claims, Fee Claims, and DIP Claims; (b) to fund the wind-down process (pursuant to a wind-down budget); and (c) to satisfy any Statutory Fees required to be paid in accordance with the Bankruptcy Code, the Bankruptcy Rules or any order of the Bankruptcy Court.

Following such payments, the Plan provides that the remaining Sale Transaction Proceeds and Wind-Down Proceeds (the “Net Cash Proceeds”) shall be allocated among the Debtors as follows:

[3]
Order (I) Authorizing the Sale of the Assets and Equity Interest to the Purchaser Free and Clear of Liens, Claims, Interests, and Encumbrances; (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases; and (III) Granting Related Relief (Docket No. 898) (the “Sale Order”).

[4]	The terms of the Global Settlement are set out in further detail in section (IV)(E)(d) infra.

a)	79.0% of the Net Cash Proceeds shall be allocated to BSC (the “Net Cash Proceeds (BSC)”);

b)	8.1% of the Net Cash Proceeds shall be allocated to BGI (the “Net Cash Proceeds (BGI)”);

c)	6.7% of the Net Cash Proceeds shall be allocated to ABI (the “Net Cash Proceeds (ABI)”);

d)	4.8% of the Net Cash Proceeds shall be allocated to BSI (the “Net Cash Proceeds (BSI)”); and

e)	1.4% of the Net Cash Proceeds shall be allocated to BST (the “Net Cash Proceeds (BST)”).

The allocation above is based on an analysis by the Debtors’ financial advisor, Houlihan Lokey, in consultation with the Creditors’ Committee’s financial advisor.  It allocates the Net Cash Proceeds based on an equal weighting of revenue, assets, and adjusted EBITDA, subject to adjustments made based on bids received for the different entities, certain remaining assets, and other qualitative factors such as intercompany relationships between the entities.

The Plan further provides that the Net Cash Proceeds allocable to each Debtor shall be distributed first to each Debtor’s priority and other secured claims and then pro rata (proportionately) to holders of Allowed General Unsecured Claims against such Debtor, in each case after giving effect to the “PBGC Subordination,” which refers to the agreement of the PBGC, pursuant to the Global Settlement, to subordinate to other general unsecured creditors the first $5 million of the recovery it would otherwise receive from the Plan.5  The Debtors do not expect there to be a recovery for shareholders.

The Plan provides for the appointment of a Plan Administrator (the identity of which will be provided in the Plan Supplement (as defined below)) to oversee the Plan, including to liquidate/monetize any remaining assets, to resolve disputed claims, and to make distributions to creditors under the Plan.

Importantly, the Plan is not premised upon the substantive consolidation of the Debtors or their assets or liabilities.  The Plan is being proposed as a joint plan of the Debtors for administrative purposes only and treats the Claims against each Debtor separately.  Accordingly, if the Bankruptcy Court does not confirm the Plan with respect to one or more Debtors, it may still, subject to the consent of the applicable Debtors, confirm the Plan with respect to any other Debtor that satisfies the confirmation requirements of section 1129 of the Bankruptcy Code.6

C.	Confirmation Timeline

The Debtors seek to move forward expeditiously with the solicitation of votes and a hearing on confirmation of the Plan in an effort to minimize the continuing accrual of administrative expenses.  Accordingly, subject to the Bankruptcy Court’s approval, the Debtors are proceeding on the following timeline with respect to the Disclosure Statement and the Plan:

[5]
Under Section 1.79 of the Plan, PBGC Subordination means, pursuant to the Global Settlement, that the first $5 million that the PBGC would otherwise recover on account of the PBGC General Unsecured Claims hereunder shall be subordinated to the recovery of all other Allowed General Unsecured Claims in manner that ensures that the benefit of the PBGC Subordination is allocated to classes 4(a), 4(b), and 4(c) proportionately in accordance with the relative Net Cash Proceeds allocated to each of those classes, with the PBGC General Unsecured Claim not recovering in any class until the PBGC Subordination is fully effectuated.

[6]
The Debtors reserve the right to argue that the Plan may be confirmed as long as there is one impaired accepting class of creditors in the joint plan.  See In re Transwest Resort Properties Inc., 881 F.3d 724 (9th Cir. 2018).

Deadline to Object to the Disclosure Statement	November 2, 2020 at 5:00 p.m. (CT)
Disclosure Statement Hearing	November 9, 2020 at 10:00 a.m. (CT)
Voting Record Date	November 9, 2020
Plan Supplement Filing	Seven (7) calendar days prior to the Plan Objection Deadline (anticipated to be December 4, 2020)
Deadline to Object to Confirmation of Plan	December 11, 2020 at 5:00 p.m. (CT)
Voting Deadline	December 11, 2020 at 5:00 p.m. (CT)
Deadline to File (i) Reply to Plan Objection(s) and (ii) Brief in Support of Plan Confirmation	December 16, 2020 at 5:00 p.m. (CT)
Plan Confirmation Hearing	December 18, 2020 at 9:00 a.m. (CT)

D.	Summary of Plan Classification and Treatment of Claims

THE DEBTORS AND CREDITORS’ COMMITTEE SUPPORT CONFIRMATION OF THE PLAN AND URGE ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN TO VOTE TO ACCEPT THE PLAN.  THE DEBTORS BELIEVE THAT THE PLAN PROVIDES THE HIGHEST AND BEST POSSIBLE RECOVERY FOR ALL STAKEHOLDERS.

WHO IS ENTITLED TO VOTE:  Under the Bankruptcy Code, only holders of claims or interests in “impaired” Classes are entitled to vote on the Plan (unless, for reasons discussed in more detail below, such holders are deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code).  Under section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be “impaired” unless (i) the Plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such claim or interest, the Plan, among other things, cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.

HOLDERS OF CLAIMS IN CLASS 4(A) (GENERAL UNSECURED CLAIMS AGAINST BSC), CLASS 4(B) (GENERAL UNSECURED CLAIMS AGAINST BGI), 4(C) (GENERAL UNSECURED CLAIMS AGAINST ABI), CLASS 4(D) (GENERAL UNSECURED CLAIMS AGAINST BSI), AND CLASS 4(E) (GENERAL UNSECURED CLAIMS AGAINST BST) ARE THE ONLY CLASSES BEING SOLICITED UNDER, AND THE ONLY CLASSES ENTITLED TO VOTE ON, THE PLAN.

THE PLAN INCLUDES CERTAIN RELEASES SET FORTH IN SECTION 10.6 OF THE PLAN.  THE PLAN PROVIDES THAT HOLDERS OF CLAIMS IN CLASS 4(A) (GENERAL UNSECURED CLAIMS AGAINST BSC), CLASS 4(B) (GENERAL UNSECURED CLAIMS AGAINST BGI), 4(C) (GENERAL UNSECURED CLAIMS AGAINST ABI), CLASS 4(D) (GENERAL UNSECURED CLAIMS AGAINST BSI), AND CLASS 4(E) (GENERAL UNSECURED CLAIMS AGAINST BST)WHO (I) VOTE TO ACCEPT THE PLAN, (II) ABSTAIN FROM VOTING ON THE PLAN, OR (III) WHO VOTE TO REJECT THE PLAN BUT, IN EITHER OF CASES (II) AND (III), DO NOT OPT OUT OF GRANTING THE RELEASES SET FORTH IN SECTION 10.6 OF THE PLAN, SHALL BE DEEMED TO GRANT SUCH RELEASES.

The following table summarizes (i) the treatment of Claims and Interests that are classified under the Plan, (ii) which Classes are impaired by the Plan, (iii) which Classes are entitled to vote on the Plan, and (iv) the estimated recoveries for holders of Claims and Interests under the Plan.  The table is qualified in its entirety by reference to the full text of the Plan.  For a more detailed summary of the terms and provisions of the Plan, see Article V—Summary of Plan below.  The Plan constitutes a separate plan for each Debtor.  Each class of Claims and Interests only addresses claims against, or interests in, a particular Debtor.  A discussion of the amount of Claims in each Class is set forth in Article V.B hereof.

Note that the “Approximate Recovery Under the Plan” is only an estimate.  As the General Bar Date only occurred on October 7, 2020 (and the Governmental Bar Date will not occur until January 19, 2021), the Debtors have only begun the process of reconciling Claims.  The actual recovery under the Plan will depend, among other things, on the Allowed amount of General Unsecured Claims in each Class.

Class	Claim or Equity Interest	Treatment	Impaired or Unimpaired	Entitled to Vote on the Plan	Approximate Recovery Under Plan[7]
1(a)	Priority Tax Claims against BSC
Except to the extent that a holder of an Allowed Priority Tax Claim against BSC agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim against BSC shall receive, in full and final satisfaction of such Allowed Priority Tax Claim against BSC, at the sole option of the Debtors or the Plan Administrator, as applicable, (a) Cash (from the Net Cash Proceeds (BSC)) in an amount equal to such Allowed Priority Tax Claim against BSC on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date, to the extent such Claim is an Allowed Priority Tax Claim against BSC on the Effective Date; (ii) the first Business Day after the date that is forty-five (45) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim against BSC; and (iii) the date such Allowed Priority Tax Claim against BSC is due and payable in the ordinary course as such obligation becomes due; or (b) equal annual Cash payments (from the Net Cash Proceeds (BSC)) in an aggregate amount equal to the amount of such Allowed Priority Tax Claim against BSC, together with interest at the applicable rate under section 511 of the Bankruptcy Code, over a period not exceeding five (5) years from and after the Petition Date; provided, that the Debtors reserve the right to prepay all or a portion of any such amounts at any time under this option without penalty or premium.
			Unimpaired	No (Presumed to accept)	100%

[7]
The recovery percentages listed herein for Classes 4(a)-4(e) take into account the PBGC subordination and reflect recoveries to General Unsecured Creditors other than the PBGC.  In addition, please note that the recovery percentages for such Classes are estimates only and as the General Bar Date occurred on October 7, 2020 and certain other bar dates have not yet occurred, as discussed in Section IV(G), the Debtors have only begun to reconcile claims.  The high end of the range is based on the Debtors’ estimate of known liquidated claims with the low end of the range being calculated using a placeholder estimate of unknown and unliquidated claims.

Class	Claim or Equity Interest	Treatment	Impaired or Unimpaired	Entitled to Vote on the Plan	Approximate Recovery Under Plan[7]
1(b)	Priority Tax Claims against BGI
Except to the extent that a holder of an Allowed Priority Tax Claim against BGI agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim against BGI shall receive, in full and final satisfaction of such Allowed Priority Tax Claim against BGI, at the sole option of the Debtors or the Plan Administrator, as applicable, (a) Cash (from the Net Cash Proceeds (BGI)) in an amount equal to such Allowed Priority Tax Claim against BGI on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date, to the extent such Claim is an Allowed Priority Tax Claim against BGI on the Effective Date; (ii) the first Business Day after the date that is forty-five (45) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim against BGI; and (iii) the date such Allowed Priority Tax Claim against BGI is due and payable in the ordinary course as such obligation becomes due; or (b) equal annual Cash (from the Net Cash Proceeds (BGI)) payments in an aggregate amount equal to the amount of such Allowed Priority Tax Claim against BGI, together with interest at the applicable rate under section 511 of the Bankruptcy Code, over a period not exceeding five (5) years from and after the Petition Date;  provided, that the Debtors reserve the right to prepay all or a portion of any such amounts at any time under this option without penalty or premium.
		Unimpaired	No (Presumed to accept)	100%
1(c)	Priority Tax Claims against ABI
Except to the extent that a holder of an Allowed Priority Tax Claim against ABI agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim against ABI shall receive, in full and final satisfaction of such Allowed Priority Tax Claim against ABI, at the sole option of the Debtors or the Plan Administrator, as applicable, (a) Cash (from the Net Cash Proceeds (ABI)) in an amount equal to such Allowed Priority Tax Claim against ABI on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date, to the extent such Claim is an Allowed Priority Tax Claim against ABI on the Effective Date; (ii) the first Business Day after the date that is forty-five (45) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim against ABI; and (iii) the date such Allowed Priority Tax Claim against ABI is due and payable in the ordinary course as such obligation becomes due; or (b) equal annual Cash payments (from the Net Cash Proceeds (ABI)) in an aggregate amount equal to the amount of such Allowed Priority Tax Claim against ABI, together with interest at the applicable rate under section 511 of the Bankruptcy Code, over a period not exceeding five (5) years from and after the Petition Date; provided, that the Debtors reserve the right to prepay all or a portion of any such amounts at any time under this option without penalty or premium.
		Unimpaired	No (Presumed to accept)	100%

Class	Claim or Equity Interest	Treatment	Impaired or Unimpaired	Entitled to Vote on the Plan	Approximate Recovery Under Plan[7]
1(d)	Priority Tax Claims against BSI
Except to the extent that a holder of an Allowed Priority Tax Claim against BSI agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim against BSI shall receive, in full and final satisfaction of such Allowed Priority Tax Claim against BSI, at the sole option of the Debtors or the Plan Administrator, as applicable, (a) Cash (from the Net Cash Proceeds (BSI)) in an amount equal to such Allowed Priority Tax Claim against BSI on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date, to the extent such Claim is an Allowed Priority Tax Claim against BSI on the Effective Date; (ii) the first Business Day after the date that is forty-five (45) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim against BSI; and (iii) the date such Allowed Priority Tax Claim against BSI is due and payable in the ordinary course as such obligation becomes due; or (b) equal annual Cash payments (from the Net Cash Proceeds (BSI)) in an aggregate amount equal to the amount of such Allowed Priority Tax Claim against BSI, together with interest at the applicable rate under section 511 of the Bankruptcy Code, over a period not exceeding five (5) years from and after the Petition Date; provided, that the Debtors reserve the right to prepay all or a portion of any such amounts at any time under this option without penalty or premium.
		Unimpaired	No (Presumed to accept)	100%
1(e)	Priority Tax Claims against BST
Except to the extent that a holder of an Allowed Priority Tax Claim against BST agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim against BST shall receive, in full and final satisfaction of such Allowed Priority Tax Claim against BST, at the sole option of the Debtors or the Plan Administrator, as applicable, (a) Cash (from the Net Cash Proceeds (BST)) in an amount equal to such Allowed Priority Tax Claim against BST on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date, to the extent such Claim is an Allowed Priority Tax Claim against BST on the Effective Date; (ii) the first Business Day after the date that is forty-five (45) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim against BST; and (iii) the date such Allowed Priority Tax Claim against BST is due and payable in the ordinary course as such obligation becomes due; or (b) equal annual Cash payments (from the Net Cash Proceeds (BST)) in an aggregate amount equal to the amount of such Allowed Priority Tax Claim against BST, together with interest at the applicable rate under section 511 of the Bankruptcy Code, over a period not exceeding five (5) years from and after the Petition Date; provided, that the Debtors reserve the right to prepay all or a portion of any such amounts at any time under this option without penalty or premium.
		Unimpaired	No (Presumed to accept)	100%

Class	Claim or Equity Interest	Treatment	Impaired or Unimpaired	Entitled to Vote on the Plan	Approximate Recovery Under Plan[7]
2(a)	Priority Non-Tax Claims against BSC	Except to the extent that a holder of an Allowed Priority Non-Tax Claim against BSC agrees to less favorable treatment, on or as soon as practicable after the Effective Date, each holder thereof shall be paid in full in Cash (from the Net Cash Proceeds (BSC)) or otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.	Unimpaired	No (Presumed to accept)	100%
2(b)	Priority Non-Tax Claims against BGI	Except to the extent that a holder of an Allowed Priority Non-Tax Claim against BGI agrees to less favorable treatment, on or as soon as practicable after the Effective Date, each holder thereof shall be paid in full in Cash (from the Net Cash Proceeds (BGI)) or otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.	Unimpaired	No (Presumed to accept)	100%
2(c)	Priority Non-Tax Claims against ABI	Except to the extent that a holder of an Allowed Priority Non-Tax Claim against ABI agrees to less favorable treatment, on or as soon as practicable after the Effective Date, each holder thereof shall be paid in full in Cash (from the Net Cash Proceeds (ABI)) or otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.	Unimpaired	No (Presumed to accept)	100%
2(d)	Priority Non-Tax Claims against BSI	Except to the extent that a holder of an Allowed Priority Non-Tax Claim against BSI agrees to less favorable treatment, on or as soon as practicable after the Effective Date, each holder thereof shall be paid in full in Cash (from the Net Cash Proceeds (BSI)) or otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.	Unimpaired	No (Presumed to accept)	100%
2(e)	Priority Non-Tax Claims against BST	Except to the extent that a holder of an Allowed Priority Non-Tax Claim against BST agrees to less favorable treatment, on or as soon as practicable after the Effective Date, each holder thereof shall be paid in full in Cash (from the Net Cash Proceeds (BST)) or otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.	Unimpaired	No (Presumed to accept)	100%

Class	Claim or Equity Interest	Treatment	Impaired or Unimpaired	Entitled to Vote on the Plan	Approximate Recovery Under Plan[7]
3(a)	Other Secured Claims against BSC
(i) Except to the extent that a holder of an Allowed Other Secured Claim against BSC agrees to different treatment, on the later of the Effective Date and the date that is thirty (30) days after the date such Other Secured Claim against BSC becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Other Secured Claim against BSC will receive, on account of such Allowed Claim, at the sole option of the Debtors or the Plan Administrator, as applicable:  (a) Cash (from the Net Cash Proceeds (BSC)) in an amount equal to the Allowed amount of such Claim; (b) such other treatment sufficient to render such holder’s Allowed Other Secured Claim against BSC Unimpaired; or (c) return of the applicable collateral in satisfaction of the Allowed amount of such Other Secured Claim against BSC.
(ii) Except as otherwise specifically provided in the Plan, upon the payment in full in Cash of an Other Secured Claim against BSC, any Lien securing an Other Secured Claim against BSC that is paid in full, in Cash, shall be deemed released, and the holder of such Other Secured Claim against BSC shall be authorized and directed to release any collateral or other property of the Debtors (including any Cash collateral) held by such holder and to take such actions as may be requested by the Plan Administrator, to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by the Plan Administrator.
		Unimpaired	No (Presumed to accept)	100%
3(b)	Other Secured Claims against BGI
(i) Except to the extent that a holder of an Allowed Other Secured Claim against BGI agrees to different treatment, on the later of the Effective Date and the date that is thirty (30) days after the date such Other Secured Claim against BGI becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Other Secured Claim against BGI will receive, on account of such Allowed Claim, at the sole option of the Debtors or the Plan Administrator, as applicable:  (a) Cash (from the Net Cash Proceeds (BGI)) in an amount equal to the Allowed amount of such Claim; (b) such other treatment sufficient to render such holder’s Allowed Other Secured Claim against BGI Unimpaired; or (c) return of the applicable collateral in satisfaction of the Allowed amount of such Other Secured Claim against BGI.
(ii) Except as otherwise specifically provided in the Plan, upon the payment in full in Cash of an Other Secured Claim against BGI, any Lien securing an Other Secured Claim against BGI that is paid in full, in Cash, shall be deemed released, and the holder of such Other Secured Claim against BGI shall be authorized and directed to release any collateral or other property of the Debtors (including any Cash collateral) held by such holder and to take such actions as may be requested by the Plan Administrator, to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by the Plan Administrator.
		Unimpaired	No (Presumed to accept)	100%

Class	Claim or Equity Interest	Treatment	Impaired or Unimpaired	Entitled to Vote on the Plan	Approximate Recovery Under Plan[7]
3(c)	Other Secured Claims against ABI
(i) Except to the extent that a holder of an Allowed Other Secured Claim against ABI agrees to different treatment, on the later of the Effective Date and the date that is thirty (30) days after the date such Other Secured Claim against ABI becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Other Secured Claim against ABI will receive, on account of such Allowed Claim, at the sole option of the Debtors or the Plan Administrator, as applicable:  (a) Cash (from the Net Cash Proceeds (ABI)) in an amount equal to the Allowed amount of such Claim; (b) such other treatment sufficient to render such holder’s Allowed Other Secured Claim against ABI Unimpaired; or (c) return of the applicable collateral in satisfaction of the Allowed amount of such Other Secured Claim against ABI.
(ii) Except as otherwise specifically provided in the Plan, upon the payment in full in Cash of an Other Secured Claim against ABI, any Lien securing an Other Secured Claim against ABI that is paid in full, in Cash, shall be deemed released, and the holder of such Other Secured Claim against ABI shall be authorized and directed to release any collateral or other property of the Debtors (including any Cash collateral) held by such holder and to take such actions as may be requested by the Plan Administrator, to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by the Plan Administrator.
		Unimpaired	No (Presumed to accept)	100%
3(d)	Other Secured Claims against BSI
(i) Except to the extent that a holder of an Allowed Other Secured Claim against BSI agrees to different treatment, on the later of the Effective Date and the date that is thirty (30) days after the date such Other Secured Claim against BSI becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Other Secured Claim against BSI will receive, on account of such Allowed Claim, at the sole option of the Debtors or the Plan Administrator, as applicable:  (a) Cash (from the Net Cash Proceeds (BSI)) in an amount equal to the Allowed amount of such Claim; (b) such other treatment sufficient to render such holder’s Allowed Other Secured Claim against BSI Unimpaired; or (c) return of the applicable collateral in satisfaction of the Allowed amount of such Other Secured Claim against BSI.
(ii) Except as otherwise specifically provided the Plan, upon the payment in full in Cash of an Other Secured Claim against BSI, any Lien securing an Other Secured Claim against BSI that is paid in full, in Cash, shall be deemed released, and the holder of such Other Secured Claim against BSI shall be authorized and directed to release any collateral or other property of the Debtors (including any Cash collateral) held by such holder and to take such actions as may be requested by the Plan Administrator, to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by the Plan Administrator.
		Unimpaired	No (Presumed to accept)	100%

Class	Claim or Equity Interest	Treatment	Impaired or Unimpaired	Entitled to Vote on the Plan	Approximate Recovery Under Plan[7]
3(e)	Other Secured Claims against BST
(i) Except to the extent that a holder of an Allowed Other Secured Claim against BST agrees to different treatment, on the later of the Effective Date and the date that is thirty (30) days after the date such Other Secured Claim against BST becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Other Secured Claim against BST will receive, on account of such Allowed Claim, at the sole option of the Debtors or the Plan Administrator, as applicable:  (a) Cash (from the Net Cash Proceeds (BST)) in an amount equal to the Allowed amount of such Claim; (b) such other treatment sufficient to render such holder’s Allowed Other Secured Claim against BST Unimpaired; or (c) return of the applicable collateral in satisfaction of the Allowed amount of such Other Secured Claim against BST.
(ii) Except as otherwise specifically provided in the Plan, upon the payment in full in Cash of an Other Secured Claim against BST, any Lien securing an Other Secured Claim against BST that is paid in full, in Cash, shall be deemed released, and the holder of such Other Secured Claim against BST shall be authorized and directed to release any collateral or other property of the Debtors (including any Cash collateral) held by such holder and to take such actions as may be requested by the Plan Administrator, to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by the Plan Administrator.
		Unimpaired	No (Presumed to accept)	100%

Class	Claim or Equity Interest	Treatment	Impaired or Unimpaired	Entitled to Vote on the Plan	Approximate Recovery Under Plan[7]
4(a)	General Unsecured Claims against BSC
Except to the extent that a holder of an Allowed General Unsecured Claim against BSC agrees to less favorable treatment of such Claim, in full and final satisfaction, compromise, and settlement of and in exchange for such Allowed General Unsecured Claim against BSC, each holder thereof shall receive its Pro Rata share of the Net Cash Proceeds (BSC) after the Priority Tax Claims against BSC, Priority Non-Tax Claims against BSC and the Other Secured Claims against BSC are satisfied (or reserved for) in full in accordance with the Plan, until all Allowed General Unsecured Claims against BSC are satisfied in full in Cash; provided, however, for purposes of determining the Pro Rata share under the Plan, the PBGC Subordination shall be enforced; provided, further, that: (A) if any portion of a General Unsecured Claim against BSC is an Insured Claim, such portion of such General Unsecured Claim shall be processed in accordance with section 7.9 of the Plan and the holder of such Insured Claim shall not be paid from the Net Cash Proceeds (BSC), and (B) the portion of a General Unsecured Claim against BSC that is not an Insured Claim shall receive its Pro Rata share of the Net Cash Proceeds (BSC), as provided herein, solely to the extent that such uninsured portion of such General Unsecured Claim against BSC is an Allowed General Unsecured Claim.
		Impaired	Yes	6 - 8%[8]
4(b)	General Unsecured Claims against BGI
Except to the extent that a holder of an Allowed General Unsecured Claim against BGI agrees to less favorable treatment of such Claim, in full and final satisfaction, compromise, and settlement of and in exchange for such Allowed General Unsecured Claim against BGI, each holder thereof shall receive its Pro Rata share of the Net Cash Proceeds (BGI) after the Priority Tax Claims against BGI, Priority Non-Tax Claims against BGI and the Other Secured Claims against BGI are satisfied (or reserved for) in full in accordance with the Plan, until all Allowed General Unsecured Claims against BGI are satisfied in full in Cash; provided, however, for purposes of determining the Pro Rata share under the Plan, the PBGC Subordination shall be enforced; provided, further, that: (A) if any portion of a General Unsecured Claim against BGI is an Insured Claim, such portion of such General Unsecured Claim shall be processed in accordance with section 7.9 of the Plan and the holder of such Insured Claim shall not be paid from the Net Cash Proceeds (BGI), and (B) the portion of a General Unsecured Claim against BGI that is not an Insured Claim shall receive its Pro Rata share of the Net Cash Proceeds (BGI), as provided herein, solely to the extent that such uninsured portion of such General Unsecured Claim against BGI is an Allowed General Unsecured Claim.
		Impaired	Yes	1 - 2%[9]

[8]
The estimated recovery for general unsecured claims depends on the amount of allowed priority claims and allowed general unsecured claims, which, based on the results of the claims reconciliation process, may ultimately be materially different from the estimates in the Recovery Analysis.  See footnote three of the Recovery Analysis, annexed hereto as Exhibit C.  The Debtors believe that certain priority claims and general unsecured claims should be reclassified and/or disallowed as part of the claims reconciliation process.  However, the Debtors cannot assure that such claims will ultimately be reclassified and/or disallowed.  As such, the recovery for Class 4(a) could be as low as 6% if certain filed and unreconciled priority claims and general unsecured claims asserted against the Debtors are ultimately allowed as part of the claims reconciliation process.

Additionally, this range is not inclusive of unliquidated tort claims.  Forty-four (44) claims related to unliquidated tort claims were filed against the Debtors, of which thirty-nine (39) claims are related to asbestos-related litigations and may be reduced by applicable insurance coverage, as discussed in more detail in section IV(O) infra.  The Debtors do not currently have an estimate for such tort claims, and the recovery amount for general unsecured creditors may be lower depending on the ultimate value of the unliquidated tort claims.  If the unliquidated tort claims are ultimately allowed and not paid by available insurance, recovery for general unsecured creditors could be even lower.

[9]
The estimated recovery for general unsecured claims depends on the amount of allowed priority claims and allowed general unsecured claims, which, based on the results of the claims reconciliation process, may ultimately be materially different from the estimates in the Recovery Analysis.  See footnote three of the Recovery Analysis, annexed hereto as Exhibit C.  The Debtors believe that certain priority claims and general unsecured claims should be reclassified and/or disallowed as part of the claims reconciliation process.  However, the Debtors cannot assure that such claims will ultimately be reclassified and/or disallowed.  As such, the recovery for Class 4(b) could be as low as 1% if certain filed and unreconciled priority claims and general unsecured claims asserted against the Debtors are ultimately allowed as part of the claims reconciliation process.

Class	Claim or Equity Interest	Treatment	Impaired or Unimpaired	Entitled to Vote on the Plan	Approximate Recovery Under Plan[7]
4(c)	General Unsecured Claims against ABI
Except to the extent that a holder of an Allowed General Unsecured Claim against ABI agrees to less favorable treatment of such Claim, in full and final satisfaction, compromise, and settlement of and in exchange for such Allowed General Unsecured Claim against ABI, each holder thereof shall receive its Pro Rata share of the Net Cash Proceeds (ABI) after the Priority Tax Claims against ABI, Priority Non-Tax Claims against ABI and the Other Secured Claims against ABI are satisfied (or reserved for) in full in accordance with the Plan, until all Allowed General Unsecured Claims against ABI are satisfied in full in Cash; provided, however, for purposes of determining the Pro Rata share under the Plan, the PBGC Subordination shall be enforced; provided, further, that: (A) if any portion of a General Unsecured Claim against ABI is an Insured Claim, such portion of such General Unsecured Claim shall be processed in accordance with section 7.9 of the Plan and the holder of such Insured Claim shall not be paid from the Net Cash Proceeds (ABI), and (B) the portion of a General Unsecured Claim against ABI that is not an Insured Claim shall receive its Pro Rata share of the Net Cash Proceeds (ABI), as provided herein, solely to the extent that such uninsured portion of such General Unsecured Claim against ABI is an Allowed General Unsecured Claim.
		Impaired	Yes	1 - 2%[10]
4(d)	General Unsecured Claims against BSI
Except to the extent that a holder of an Allowed General Unsecured Claim against BSI agrees to less favorable treatment of such Claim, in full and final satisfaction, compromise, and settlement of and in exchange for such Allowed General Unsecured Claim against BSI, each holder thereof shall receive its Pro Rata share of the Net Cash Proceeds (BSI) after the Priority Tax Claims against BSI, Priority Non-Tax Claims against BSI and the Other Secured Claims against BSI are satisfied (or reserved for) in full in accordance with the Plan, until all Allowed General Unsecured Claims against BSI are satisfied in full in Cash; provided, however, for purposes of determining the Pro Rata share under the Plan, the PBGC Subordination shall be enforced; provided, further, that: (A) if any portion of a General Unsecured Claim against BSI is an Insured Claim, such portion of such General Unsecured Claim shall be processed in accordance with section 7.9 of the Plan and the holder of such Insured Claim shall not be paid from the Net Cash Proceeds (BSI), and (B) the portion of a General Unsecured Claim against BSI that is not an Insured Claim shall receive its Pro Rata share of the Net Cash Proceeds (BSI), as provided herein, solely to the extent that such uninsured portion of such General Unsecured Claim against BSI is an Allowed General Unsecured Claim.
		Impaired	Yes	N/A11

[10]
The estimated recovery for general unsecured claims depends on the amount of allowed priority claims and allowed general unsecured claims, which, based on the results of the claims reconciliation process, may ultimately be materially different from the estimates in the Recovery Analysis.  See footnote three of the Recovery Analysis, annexed hereto as Exhibit C.  The Debtors believe that certain priority claims and general unsecured claims should be reclassified and/or disallowed as part of the claims reconciliation process.  However, the Debtors cannot assure that such claims will ultimately be reclassified and/or disallowed.  As such, the recovery for Class 4(c) could be as low as 1% if certain filed and unreconciled priority claims and general unsecured claims asserted against the Debtors are ultimately allowed as part of the claims reconciliation process.

[11]	The Debtors believe that the PBGC is the only creditor in this class.

Class	Claim or Equity Interest	Treatment	Impaired or Unimpaired	Entitled to Vote on the Plan	Approximate Recovery Under Plan[7]
4(e)	General Unsecured Claims against BST
Except to the extent that a holder of an Allowed General Unsecured Claim against BST agrees to less favorable treatment of such Claim, in full and final satisfaction, compromise, and settlement of and in exchange for such Allowed General Unsecured Claim against BST, each holder thereof shall receive its Pro Rata share of the Net Cash Proceeds (BST) after the Priority Tax Claims against BST, Priority Non-Tax Claims against BST and the Other Secured Claims against BST are satisfied (or reserved for) in full in accordance with the Plan, until all Allowed General Unsecured Claims against BST are satisfied in full in Cash; provided, however, for purposes of determining the Pro Rata share under the Plan, the PBGC Subordination shall be enforced; provided, further, . that: (A) if any portion of a General Unsecured Claim against BST is an Insured Claim, such portion of such General Unsecured Claim shall be processed in accordance with section 7.9 of the Plan and the holder of such Insured Claim shall not be paid from the Net Cash Proceeds (BST), and (B) the portion of a General Unsecured Claim against BST that is not an Insured Claim shall receive its Pro Rata share of the Net Cash Proceeds (BST), as provided herein, solely to the extent that such uninsured portion of such General Unsecured Claim against BST is an Allowed General Unsecured Claim.
		Impaired	Yes	0.1%[12]
5(a)	Subordinated Securities Claims against BSC
On the Effective Date, all Subordinated Securities Claims against BSC shall be deemed cancelled without further action by or order of the Bankruptcy Court, and shall be of no further force and effect, whether surrendered for cancellation or otherwise.  Holders of Subordinated Securities Claims against BSC shall not receive or retain any property under the Plan on account of such Subordinated Securities Claims against BSC; provided, however, that in the event that all other Allowed Claims against BSC have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of a Subordinated Securities Claim against BSC may receive its Pro Rata Share of any remaining assets in BSC.
		Impaired	No (Deemed to reject)	0%

[12]	The Debtors believe that the PBGC is the only creditor in this class.

Class	Claim or Equity Interest	Treatment	Impaired or Unimpaired	Entitled to Vote on the Plan	Approximate Recovery Under Plan[7]
5(b)	Subordinated Securities Claims against BGI
On the Effective Date, all Subordinated Securities Claims against BGI shall be deemed cancelled without further action by or order of the Bankruptcy Court, and shall be of no further force and effect, whether surrendered for cancellation or otherwise.  Holders of Subordinated Securities Claims against BGI shall not receive or retain any property under the Plan on account of such Subordinated Securities Claims against BGI; provided, however, that in the event that all other Allowed Claims against BGI have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of a Subordinated Securities Claim against BGI may receive its Pro Rata Share of any remaining assets in BGI.
		Impaired	No (Deemed to reject)	0%
5(c)	Subordinated Securities Claims against ABI
On the Effective Date, all Subordinated Securities Claims against ABI shall be deemed cancelled without further action by or order of the Bankruptcy Court, and shall be of no further force and effect, whether surrendered for cancellation or otherwise.  Holders of Subordinated Securities Claims against ABI shall not receive or retain any property under the Plan on account of such Subordinated Securities Claims against ABI; provided, however, that in the event that all other Allowed Claims against ABI have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of a Subordinated Securities Claim against ABI may receive its Pro Rata Share of any remaining assets in ABI.
		Impaired	No (Deemed to reject)	0%
5(d)	Subordinated Securities Claims against BSI
On the Effective Date, all Subordinated Securities Claims against BSI shall be deemed cancelled without further action by or order of the Bankruptcy Court, and shall be of no further force and effect, whether surrendered for cancellation or otherwise.  Holders of Subordinated Securities Claims against BSI shall not receive or retain any property under the Plan on account of such Subordinated Securities Claims against BSI; provided, however, that in the event that all other Allowed Claims against BSI have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of a Subordinated Securities Claim against BSI may receive its Pro Rata Share of any remaining assets in BSI.
		Impaired	No (Deemed to reject)	0%
5(e)	Subordinated Securities Claims against BST
On the Effective Date, all Subordinated Securities Claims against BST shall be deemed cancelled without further action by or order of the Bankruptcy Court, and shall be of no further force and effect, whether surrendered for cancellation or otherwise.  Holders of Subordinated Securities Claims against BST shall not receive or retain any property under the Plan on account of such Subordinated Securities Claims against BST; provided, however, that in the event that all other Allowed Claims against BST have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of a Subordinated Securities Claim against BST may receive its Pro Rata Share of any remaining assets in BST.
		Impaired	No (Deemed to reject)	0%

Class	Claim or Equity Interest	Treatment	Impaired or Unimpaired	Entitled to Vote on the Plan	Approximate Recovery Under Plan[7]
6(a)	Intercompany Interests in BGI
All Intercompany Interests in BGI shall be cancelled if and when BGI is dissolved in accordance with Section 5.4(f) of the Plan.  Each holder of an Intercompany Interest in BGI shall neither receive nor retain any property of the estate or direct interest in property of the estate of BGI on account of such Intercompany Interests thereafter; provided, however, that in the event that all Allowed Claims against BGI have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Intercompany Interest in BGI may receive its Pro Rata Share of any remaining assets in BGI.
		Impaired	No (Deemed to reject)	0%
6(b)	Intercompany Interests in ABI
All Intercompany Interests in ABI shall be cancelled if and when ABI is dissolved in accordance with Section 5.4(f) of the Plan.  Each holder of an Intercompany Interest in ABI shall neither receive nor retain any property of the estate or direct interest in property of the estate of ABI on account of such Intercompany Interests thereafter; provided, however, that in the event that all Allowed Claims against BGI have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Intercompany Interest in ABI may receive its Pro Rata Share of any remaining assets in ABI.
		Impaired	No (Deemed to reject)	0%
6(c)	Intercompany Interests in BSI
All Intercompany Interests in BSI shall be cancelled if and when BSI is dissolved in accordance with Section 5.4(f) of the Plan.  Each holder of an Intercompany Interest in BSI shall neither receive nor retain any property of the estate or direct interest in property of the estate of BSI on account of such Intercompany Interests thereafter; provided, however, that in the event that all Allowed Claims against BSI have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Intercompany Interest in BSI may receive its Pro Rata Share of any remaining assets in BSI.
		Impaired	No (Deemed to reject)	0%
6(d)	Intercompany Interests in BST
All Intercompany Interests in BST shall be cancelled if and when BST is dissolved in accordance with Section 5.4(f) of the Plan.  Each holder of an Intercompany Interest in BST shall neither receive nor retain any property of the estate or direct interest in property of the estate of BST on account of such Intercompany Interests thereafter; provided, however, that in the event that all Allowed Claims against BST have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Intercompany Interest in BST may receive its Pro Rata Share of any remaining assets in BST.
		Impaired	No (Deemed to reject)	0%

Class	Claim or Equity Interest	Treatment	Impaired or Unimpaired	Entitled to Vote on the Plan	Approximate Recovery Under Plan[7]
7(a)	Equity Interests in BSC
On the Effective Date, (i) all Equity Interests in BSC shall be cancelled and one share of BSC common stock (the “Single Share”) shall be issued to the Plan Administrator to hold in trust as custodian for the benefit of the former holders of Equity Interests in BSC consistent with their former relative priority and economic entitlements and the Single Share shall be recorded on the books and records maintained by the Plan Administrator without any necessity for any other or further actions to be taken by or on behalf of BSC; (ii) each former holder of Equity Interests in BSC (through their interest in the Single Share, as applicable) shall neither receive nor retain any property of the Estate or direct interest in property of the Estate on account of such Equity Interests in BSC; provided, that in the event that all Allowed Claims have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each former holder of an Equity Interest in BSC may receive its share of any remaining assets of BSC consistent with such holder’s rights of payment and former relative priority and economic entitlements existing immediately prior to the Petition Date; (iii) unless otherwise determined by the Plan Administrator, on the date that BSC’s Chapter 11 Case is closed in accordance with Section 5.16 of the Plan, the Single Share issued on the Effective Date shall be deemed cancelled and of no further force and effect without any necessity for any other or further actions to be taken by or on behalf of BSC, provided that such cancellation does not adversely impact the Debtors’ Estates; and (iv) the continuing rights of the former holders of Equity Interests in BSC (including through their interest in Single Share or otherwise) shall be nontransferable except (A) by operation of law or (B) for administrative transfers where the ultimate beneficiary has not changed, subject to the Plan Administrator’s consent.
		Impaired	No (Deemed to reject)	0%

II.
OVERVIEW OF THE COMPANY’S OPERATIONS

A.	The Debtors’ Business

a)	History and Formation

Briggs & Stratton began in 1908 as an informal partnership between inventor Stephen F. Briggs and investor Harold M. Stratton that eventually developed into Briggs & Stratton as it is known today.  The partnership first ventured into the automobile manufacturing business.  From there, Briggs & Stratton progressed to manufacturing automobile parts.  In 1910, Briggs & Stratton incorporated, and due to the growing demand for automobiles, starter switches became the early mainstay of the Company’s business.  Between 1920 and 1960, Briggs & Stratton provided power for innumerable applications, including agricultural and military applications.  In 1953, Briggs & Stratton revolutionized the first lightweight aluminum engine.

As a result of the rapid growth of suburbs, the lawn and garden market grew, and mowers, powered by Briggs & Stratton engines, became an integral part of suburban life.  A period of product innovations followed, including Easy-Spin® starting, lo-tone mufflers, and an automatic choke.  Upon the entry of moderately priced premium Japanese engines to the market, and faced with demand by mass retailers for lower prices, the Company was faced with a critical challenge.  Briggs & Stratton responded to this challenge by reorganizing into product-focused divisions, expanding product lines to include the industrial/commercial and Vanguard® engine lines, and expanding its presence in lucrative foreign markets.

Briggs & Stratton later entered the end-products business.  In 2001, Briggs & Stratton purchased Generac Portable Products Systems, which produced pressure washers, generators, pumps, and other home products.  In 2004, the Company acquired Simplicity Manufacturing, a leading designer and marketer of a broad range of premium outdoor power equipment used in both consumer and commercial lawn and garden applications. This acquisition included the Snapper, Snapper-Pro, Giant-Vac, and Ferris brands.

Briggs & Stratton expanded into the global markets beginning with Asian markets in 2005 when it opened a manufacturing facility in Chongqing, China.  In 2006, Briggs & Stratton started production in its first European plant in Ostrava, Czech Republic.  Globally, the Company’s engines can be found on diverse applications such as milking machines in Mexico, sugar cane crushers in Puerto Rico, fishing boats in Vietnam, rice harvesters in the Philippines, and cocoa pod grinders in Indonesia, to name a few.

b)	Prepetition Business Operations

The Company conducted its operations in two reportable segments: engines (the “Engines Segment”) and products (the “Products Segment”).  The Engines Segment sold engines and battery packs worldwide, primarily to original equipment manufacturers (“OEMs”) of lawn and garden equipment and other gasoline engine powered equipment.  The Products Segment designed, manufactured, and marketed a wide range of outdoor power equipment, job site products, and related accessories.  The Engines Segment accounted for approximately 53% of the Company’s revenue in Fiscal Year 2019, while the Products Segment accounted for approximately 47% of the Company’s revenue in that period.

(i)          Engines Segment

Briggs & Stratton was a leading supplier of gasoline engines in developed countries where there is an established lawn and garden equipment market.  The Company’s four-cycle aluminum alloy gas engines were used primarily by the lawn and garden equipment industry in walk-behind lawn mowers, riding lawn mowers, garden tillers, and snow throwers.  The sale of these engines on average accounted for approximately 89% of the Engines Segment’s annual engine sales to OEMs.  The remaining 11% of engine sales to OEMs was for use in products for industrial, construction, agricultural, and other commercial and consumer applications, which included portable and standby generators, pumps, and pressure washers.  Many retailers specified the Company’s engines on the power equipment they sold, and the Briggs & Stratton logo was often featured prominently on a product because of the appeal and reputation of the brand.  The Company primarily sold its commercial engines under the Vanguard® name.

Briggs & Stratton also exported engines to developing nations where its engines were used in agricultural, marine, construction, and other applications.  Sales in international markets, primarily to customers in Europe, accounted for approximately 30% of the Engines Segment net sales in fiscal 2019.13  The Company served its key international markets through its European regional office in Switzerland, its distribution center in the Netherlands, and sales and service subsidiaries in Australia, Austria, Brazil, Canada, China, the Czech Republic, the United Kingdom, France, Germany, India, Italy, Japan, Malaysia, Mexico, New Zealand, Russia, South Africa, Spain, and Sweden.

The Company manufactured engines and parts at the following locations: Auburn, Alabama; Statesboro, Georgia; Poplar Bluff, Missouri; Wauwatosa, Wisconsin; and Chongqing, China.  Briggs & Stratton had parts distribution centers in Menomonee Falls, Wisconsin and Wijchen, Netherlands.  The Company manufactured a majority of the structural components used in its engines, including aluminum die castings, carburetors, and ignition systems.  The Company purchased certain parts such as piston rings, spark plugs, valves, ductile and grey iron castings, plastic components, some stampings and screw machine parts, and smaller quantities of other components under contract manufacturing agreements.  Raw material purchases consisted primarily of aluminum and steel.

The Engines Segment also manufactured replacement engines and service parts and sold them to sales and service distributors.  The Company operated its principal international distribution centers, but also used independently owned and operated distributors.  These distributors supplied service parts and replacement engines directly to independently owned, authorized service dealers throughout the world.

(ii)         Products Segment

The Products Segment product lines were marketed under the Company’s brands such as Briggs & Stratton®, Simplicity®, Snapper®, Snapper Pro®, Ferris®, Allmand®, Billy Goat®, Hurricane™, Murray®, Branco® and Victa®, as well as other licensed brands such as Craftsman and Husqvarna.  The principal product lines included lawn and garden power equipment, turf care products, portable and standby generators, pressure washers, snow throwers, and job site products.

The Products Segment sold its products primarily through multiple channels of retail distribution, including consumer home centers, warehouse clubs, mass merchants, independent dealers and distributors, and on-line merchants.  The Company sold its lawn and garden products, turf care products, snow throwers, and standby generators primarily through an independent dealer network and sold its pressure washers and portable generators primarily through the U.S. mass retail channel.  To support its international business, the Products Segment leveraged the existing Briggs & Stratton worldwide distribution network and regional sales offices.  The Company sold its job site products primarily through the rental channel to the construction and infrastructure, mining, and oil and gas industries.

The Products Segment’s manufacturing facilities were located in Sherrill, New York; Munnsville, New York; Wauwatosa, Wisconsin; Holdrege, Nebraska; Lee’s Summit, Missouri; and Kemps Creek, Australia.  Briggs & Stratton had a product distribution center in Germantown, Wisconsin.  The Products Segment also purchased certain powered equipment under contract manufacturing agreements.  The Products Segment manufactured core components for its products, where such integration improved operating profitability by providing lower costs.

The Products Segment purchased engines from the Engines Segment, as well as from other industry manufacturers.  The Products Segment assembled products for the international markets at its U.S. and Australian locations and through contract manufacturing agreements with other OEMs and suppliers.

[13]	The Company’s fiscal year 2019 ended June 30, 2019.

(iii)        Foreign Subsidiaries

While 85% of Briggs & Stratton’s products were designed and manufactured in the United States, the Company’s products were marketed and serviced in more than 100 countries on six continents through 40,000 authorized dealers and service organizations.  As such, Briggs & Stratton’s Foreign Subsidiaries operated and maintained warehouse facilities on six of the seven continents (all but Antarctica).

In Europe, Foreign Subsidiaries operated in the Netherlands, Austria, France, Spain, the Czech Republic, Switzerland, Germany, Italy, Sweden, Russia, and the United Kingdom.  In North and South America, Foreign Subsidiaries operated in Canada, Mexico, and Brazil.  In Asia, Foreign Subsidiaries operated in China, Japan, India, and Malaysia.  In Africa, a Foreign Subsidiary operated in South Africa.  In Australasia, Foreign Subsidiaries operated in Australia and New Zealand.  Other than offices, warehouses, and distribution centers, the Company’s Foreign Subsidiaries in other countries primarily served the Company’s international sales and service obligations.

B.	Debtors’ Organizational Structure.

A diagram reflecting the Debtors’ current corporate structure (the “Organizational Chart”) is provided below.

BSC is the ultimate parent of and wholly owns each of the other four Debtors.  BSC is a publicly traded company.  Prior to the Petition Date, BSC’s common stock traded on the New York Stock Exchange under the ticker symbol BGG.  On July 20, 2020, BSC’s common stock was delisted from the New York Stock Exchange and on July 21, 2020, BSC’s common stock automatically began trading on the pink sheets under the ticker symbol BGGSQ.  The Debtors intend to cause BSC to file a Form 15 with the Securities and Exchange Commission to cease its reporting under the Securities Exchange Act of 1934, as amended as soon as possible, which the Debtors believe will be on or around the Effective Date.

Billy Goat Industries, which BSC acquired on May 20, 2015, operated in Lee’s Summit, Missouri and was a leading manufacturer of specialty turf equipment, which included aerators, sod cutters, overseeders, power rakes, brush cutters, walk behind blowers, lawn vacuums, and debris loaders.  Billy Goat featured a complete line of product solutions for residential, commercial and municipal needs serving rental, contractor and retail markets.

Allmand Bros., which BSC acquired on August 29, 2014, operated in Holdrege, Nebraska and was a leading designer and manufacturer of high quality jobsite support equipment, which included towable light towers, industrial heaters, air compressors, and generators.

B&S International functioned as a holding company and was a majority stakeholder of the Debtors’ operations in Brazil, China, and Russia.

B&S Tech held the right to license the Company’s trademarks, patents, and copyrightable materials.

Briggs & Stratton Corporation Foundation Inc. is a standalone non-profit foundation that is not a subsidiary of Briggs & Stratton.

Briggs & Stratton’s European, Middle Eastern, and African (together, “EMEA”) Foreign Subsidiaries14 were either direct subsidiaries of BSC or under B&S International.15  Briggs & Stratton’s Asian Foreign Subsidiaries were either direct subsidiaries of BSC or direct subsidiaries under B&S International.16  Briggs & Stratton’s Latin American, Australasian, and Canadian (together, the “ROW Region”) Foreign Subsidiaries17 were either direct subsidiaries of BSC or under B&S International.18  The Debtors’ equity interests in these subsidiaries were sold to the Purchaser as part of the Stalking Horse Agreement.

Under the terms of the DIP Credit Agreement,19 the DIP Lender agreed to forebear its right to exercise remedies against the Foreign Subsidiaries that were borrowers and guarantors under the ABL Credit Facility (as defined below), notwithstanding the Event of Default caused by the filing of the Chapter 11 Cases and related Events of Default, thus allowing the Foreign Subsidiaries to remain outside of the Chapter 11 Cases.  Therefore, the Foreign Subsidiaries continued to operate outside of chapter 11 in the ordinary course of business.  Further, under the DIP Credit Agreement, the guarantors under the Swiss ABL Credit Facility (as defined below) served as guarantors to the Debtors’ obligations thereunder.

C.	Directors and Officers.

As of the Petition Date, Briggs & Stratton’s board of directors (the “Board of Directors”) comprised the following nine (9) members: Sara A. Greenstein, Jeffrey R. Hennion, Frank M. Jaehnert, Patricia L. Kampling, Keith R. McLoughlin, Henrik C. Slipsager, Charles I. Story, Todd J. Teske, and Brian C. Walker.

As of the date of this Disclosure Statement, the Debtors retain two officers: (i) Todd J. Teske, the Chairman, President, Chief Executive Officer & Treasurer and (ii) Kathryn M. Buono, the Vice President & Secretary.

[14]
The EMEA Foreign Subsidiaries were comprised of 14 entities incorporated in Netherlands, United Kingdom, Austria, France, Spain, the Czech Republic, Russia, Switzerland, Sweden, Germany, Italy, and South Africa.

[15]	B&S Tech was a minority owner (holding one share) of B&S International’s Russian subsidiary.

[16]
The three China Foreign Subsidiaries were subsidiaries under B&S International.  The Malaysia and Japan Foreign Subsidiaries were direct subsidiaries of BSC.  One of the Dutch subsidiaries was the principal owner of the Indian subsidiary, with a minority interest therein owned by one of the Swiss subsidiaries.

[17]
The ROW Region Foreign Subsidiaries are incorporated in Brazil, Mexico, Australia, New Zealand, and Canada.  The Brazil Foreign Subsidiary was a subsidiary under B&S International.  The Mexico, Canada, and two Australasia Foreign Subsidiaries were direct subsidiaries of BSC.  B&S International was a minority owner of the Mexican Subsidiary.

[18]
B&S Tech was a minority owner (holding one share) of B&S International’s Brazilian and Russian subsidiaries.  There were two Australian subsidiaries—Victa Lawncare Pty Ltd. and Victa Limited—that were not direct subsidiaries of either BSC or B&S International.  Victa Lawncare Pty Ltd. was wholly owned by Briggs & Stratton Australia Pty. Limited and Victa Limited was wholly owned by Victa Lawncare Pty Ltd.

[19]	The terms of the DIP Credit Agreement are further described in section IV(B) infra.

D.	Debtors’ Prepetition Capital Structure

a)	Prepetition Indebtedness

As set forth below, as of the Petition Date, the Debtors had outstanding funded debt obligations consisting of approximately $470 million excluding outstanding letters of credit.

(i)          ABL Credit Agreement (Secured)

BSC, a Wisconsin corporation (the “Lead Borrower”), Briggs & Stratton AG, a Swiss corporation (the “Swiss Borrower”, and together with the Lead Borrower, the “Borrowers” and each a “Borrower”), the lenders party thereto from time to time (the “ABL Lenders”), the Issuing Banks party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent, the Collateral Agent, the Australian Security Trustee and Swingline Lender are parties to the Revolving Credit Agreement, dated as of September 27, 2019 (as amended by Amendment No.1 to Revolving Credit Agreement, dated as of November 15, 2019, Amendment No.2 to Revolving Credit Agreement, dated as of January 29, 2020, Amendment No. 3 to Revolving Credit Agreement, dated as of April 21, 2020, Amendment No. 4 to Revolving Credit Agreement, dated as of April 27, 2020, Amendment No. 5 to Revolving Credit Agreement, dated as of June 12, 2020, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”).

Under the ABL Credit Agreement, the ABL Lenders agreed to provide the Borrowers revolving loans in an aggregate principal amount not to exceed $500 million with a letter of credit sublimit of $55 million (the “ABL Credit Facility”), consisting of a $468 million North American revolving facility with a letter of credit sublimit of $53 million (the “North American ABL Credit Facility”) and a $32 million Swiss revolving facility with a letter of credit sublimit of $2 million (the “Swiss ABL Credit Facility”), in each case, subject to a borrowing base consisting of certain eligible cash, accounts, inventory, equipment, trademarks and real estate.  The ABL Credit Facility was scheduled to mature on September 27, 2024, subject to a springing maturity date of September 15, 2020 if any of the Unsecured Notes (as defined below) remained outstanding and unreserved under the ABL Credit Agreement.

The Lead Borrower’s obligations under (i) the North American ABL Credit Facility and (ii) certain currency, interest rate protection or other swap or hedging agreements, cash management arrangements and other bank products (collectively, the “Bank Product Obligations”) entered into by the U.S. Loan Parties (as defined below) (the “US Bank Product Obligations”) were guaranteed by Billy Goat and Allmand Bros. (collectively, with the Lead Borrower and Billy Goat, the “U.S. Loan Parties”) and were secured by first priority liens on substantially all the U.S. Loan Parties’ assets (the “U.S. Collateral”).

The Swiss Borrower’s obligations under (i) the Swiss ABL Credit Facility and (ii) certain Bank Product Obligations entered into by Non-U.S. Loan Parties (as defined below) (the “Non-U.S. Bank Product Obligations”), were guaranteed by the U.S. Loan Parties, Briggs & Stratton International AG, a Swiss corporation (“B&S International AG”), Briggs & Stratton Australia Pty. Limited, an Australian proprietary limited company (“B&S Australia”), and Victa Limited, an Australian limited company (collectively with the Swiss Borrower, B&S International AG, and B&S Australia, the “Non-U.S. Loan Parties,” and together with the U.S. Loan Parties, the “Loan Parties”) and were secured by first priority liens on (i) substantially all the Non-U.S. Loan Parties’ (other than B&S International AG)20 assets (collectively, with the U.S. Collateral, the “Collateral”) and (ii) the U.S. Collateral.

[20]	B&S International AG only provided an unsecured guaranty.

The Collateral included, among other things, all right, title and interest in all accounts, chattel paper, cash and deposit accounts, documents and documents of title, equipment, fixtures, goods, general intangibles and intangibles (including intellectual property), instruments, inventory, investment property, letters of credit, commercial tort claims, books and records, and other property and the proceeds thereof.  The Collateral excluded, among other things, U.S. real property with a fair market value less than $5 million (subject to certain exceptions) and non-U.S. real property, motor vehicles and other assets subject to certificates of title (other than to the extent the security interest can be perfected under the Uniform Commercial Code or other applicable law by the filing of a financing statement), certain deposit, securities and commodity accounts and the equity interest of certain subsidiaries and joint ventures.

No Non-U.S. Loan Party (i) had any joint and several liability under the ABL Credit Facility for the obligations of the U.S. Loan Parties under the ABL Credit Facility; or (ii) guaranteed an obligation under the ABL Credit Facility with respect to the obligations of the U.S. Loan Parties under the ABL Credit Facility.  No assets of any Non-U.S. Loan Party were collateral under the ABL Credit Facility for the obligations of the U.S. Loan Parties under the ABL Credit Facility.

As of the Petition Date, (a) the aggregate amount outstanding under the ABL Credit Facility was approximately $325,897,815 in unpaid principal, plus accrued and unpaid interest, fees and other expenses, consisting of approximately (i) $260,397,936 in outstanding loans under the North American ABL Credit Facility, (ii) $53,000,000 in outstanding but undrawn letters of credit issued under the North American ABL Credit Facility, (iii) $12,399,878 in outstanding loans under the Swiss ABL Credit Facility and (iv) $100,000 in outstanding but undrawn letters of credit issued under the Swiss ABL Credit Facility and (b) the aggregate amount of outstanding Bank Product Obligations was approximately $26 million.

As described below, the ABL was rolled up into the DIP Financing, which was paid off in full with the proceeds from the DIP Term Loan.21

Although the Plan provides for treatment of DIP Claims, the Debtors do not expect there to be any amounts payable on account of DIP Claims.

(ii)         Unsecured Notes

As of the Petition Date, BSC, as issuer (the “Issuer”), certain subsidiary guarantors named therein (the “Guarantors”) (discussed below) and Wilmington Trust, N.A., as successor trustee to Wells Fargo Bank, National Association (the “Trustee”),22 were party to that certain indenture, dated as of December 20, 2010 (the “Base Indenture”) as amended, supplemented, or otherwise modified from time to time, including by that certain first supplemental indenture thereto, dated as of December 20, 2010, (the “First Supplemental Indenture”) and that certain supplemental indenture thereto, dated as of September 27, 2019 (the “Second Supplemental Indenture,” and, together with the Base Indenture and First Supplemental Indenture, and as further amended, supplemented or otherwise modified, the “Indenture”), pursuant to which $225 million in aggregate principal amount of unsecured notes (the “Unsecured Notes”) were issued.  The Guarantors under the Unsecured Notes were Allmand Bros. and Billy Goat. As of the Petition Date, the Unsecured Notes were unsecured, were effectively junior to all existing indebtedness of the Issuer’s non-guarantor subsidiaries, and were structurally subordinated to all existing indebtedness and other liabilities of the Issuer’s non-guarantor subsidiaries, other than indebtedness and liabilities owed to the Issuer.  The Unsecured Notes were set to mature on December 15, 2020.23

[21]
Under the DIP Order (as defined herein), the period in which parties could bring challenges against the ABL  Lenders, (i) challenging the amount, validity, perfection, enforceability, priority or extent of obligations under the ABL Credit Agreement or (ii) otherwise asserting or prosecuting actions for preferences, fraudulent transfers or conveyances, or avoidance power claims or other claims, was 75 days from the date of the DIP Order for parties in interest other than the Creditors’ Committee and 75 days from the date of its formation for the Creditors’ Committee (the “Challenge Period”).  The Challenge Period passed for the Creditors’ Committee on October 19, 2020 and for parties in interest other than the Creditors’ Committee on November 3, 2020.

[22]
On June 25, 2020, Wells Fargo provided notice of its intent to resign as trustee.  A tripartite agreement was signed on July 15, 2020 whereby Wilmington Trust, N.A. took over for Wells Fargo as indenture trustee.

[23]	The Unsecured Notes accrued interest of 6.875% per annum from the date of issuance, payable semi-annually in arrears on June 15 and December 15.

On the Petition Date, approximately $195.46 million of principal, plus all accrued but unpaid interest (including approximately $8.0 million of unpaid interest), fees, and expenses, was outstanding under the Unsecured Notes.  The Unsecured Notes claim is $203.5 million, inclusive of interest accrued on the Unsecured Notes as of the Petition Date.

(iii)        Floor Plan Financings

As of the Petition Date, BSC, Billy Goat (together with BSC, the “Vendors”), Wells Fargo Commercial Distribution Finance, LLC (“CDF-US”), and Wells Fargo Capital Finance Corporation Canada (“CDF-Canada,” together with CDF-US, “CDF”) were parties to the Vendor Agreement, dated as of June 30, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Wells Fargo Floor Plan Financing Agreement”).  The Wells Fargo Floor Plan Financing Agreement was a financing arrangement (the “Wells Fargo Floor Plan Financing) that (a) allowed dealers of the Vendors (“Dealers”) to obtain financing from CDF for the purchase of goods and accessories of the Vendors, other than parts sales that were sold on open account directly by the Vendors to such Dealers, displayed on their showroom floors, (b) provided CDF with the right of first refusal to finance the purchase by such Dealers of such goods and accessories of the Vendors, and (c) provided that the Vendors are liable to CDF for a termination fee in the amount of $1,340,000 in the event the Vendors or CDF terminates the Wells Fargo Floor Plan Financing Agreement in accordance with the terms thereof prior to December 1, 2020.

The obligations of Dealers to CDF arising out of financing extended by CDF to the Dealers in connection with the Wells Fargo Floor Plan Financing Agreement were guaranteed on a limited basis by the Vendors up to an aggregate amount of $2.0 million in any one fiscal year of the Vendors, and the Vendors provided an irrevocable, standby letter of credit (the “Wells Fargo Floor Plan Letter of Credit”) in an aggregate principal amount of $15 million to secure any and all of the Vendors’ obligations to CDF under the Wells Fargo Floor Plan Financing Agreement.24  The Vendors further agreed during a Dealer’s event of default (under and as defined in the financing agreement between such Dealer and CDF) to purchase inventory that CDF had a security interest in or other lien on at the time of CDF’s repossession or other acquisition of possession of such inventory, subject to the terms and conditions set forth in the Wells Fargo Floor Plan Financing Agreement.

In connection with the financing extended by CDF to the Dealers, the Vendors agreed to pay CDF an interest subsidy for the first year of financing extended by CDF to any such Dealer (the “Interest Subsidy”) under the delayed funding option for the U.S. component of the Wells Fargo Floor Plan Financing, pursuant to the terms of that certain Program Terms Letter, dated as of January 20, 2016 (as amended by the Amendment to Vendor Program Terms Letter dated as of May 28, 2020, the “Vendor Program Terms Letter”).  Under the terms of the Vendor Program Terms Letter, the Interest Subsidy paid by the Vendors was based on the delayed funding option chosen (i.e., 15 day delayed funding or 30 day delayed funding) and adjusted each month with changes in the applicable Reference Rate as set forth therein.

[24]
The Wells Fargo Floor Plan Letter of Credit was issued under the ABL Credit Agreement in the face amount of $7.5 million on March 13, 2020.  On or about April 24, 2020, the face amount was increased to $15 million.  The Wells Fargo Plan Letter of Credit has been included in the amounts listed in paragraph 52 above.

In the event that CDF decided not to finance the sales of a Vendor’s products to its dealers under the Wells Fargo Floor Plan Financing Agreement, the Vendor had a second source of financing under the terms of (i) a letter agreement, dated March 9, 2020, between BSC and Northpoint Commercial Finance LLC (“Northpoint U.S.”), (ii) a repurchase agreement, dated as of March 9, 2020, between BSC and Northpoint U.S., (iii) a letter agreement, dated March 9, 2020, between BSC and Northpoint Commercial Finance Canada Inc. (“Northpoint Canada” and, together with Northpoint U.S., “Northpoint”), and (iv) a repurchase agreement, dated as of March 9, 2020, between BSC and Northpoint Canada (such agreements, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, collectively, the “Northpoint Floor Plan Financing Agreement”).  Pursuant to the terms of the Northpoint Floor Plan Financing Agreement, (a) Northpoint agreed to finance the purchase by dealers of goods sold by BSC to BSC’s dealers and (b) subject to the terms and conditions set forth in the Northpoint Floor Plan Financing Agreement, BSC agreed to repurchase any goods financed by Northpoint upon the repossession of such goods by Northpoint.

As of the Petition Date, (a) approximately $15,000,000 was outstanding and undrawn under the Wells Fargo Floor Plan Letter of Credit, (b) the aggregate amount of outstanding loans made by CDF to Dealers in connection with the Wells Fargo Floor Plan Financing Agreement was approximately $166,841,879 and (c) the aggregate amount of outstanding loans made by Northpoint to Dealers in connection with the Northpoint Floor Plan Financing Agreement was approximately $2,241,877.

The Purchaser assumed the Debtors’ obligations under Wells Fargo Floor Plan Financing (as amended) and the Northpoint Floor Plan Financing Agreement as part of the Sales Transaction.  In connection with the closing of the Sale Transaction, the Vendors and CDF entered into an agreement terminating the Wells Fargo Floor Plan Financing Agreement and the Purchaser entered into a new vendor agreement pursuant to which the Purchaser assumed all of the Vendors’ outstanding obligations under the Wells Fargo Floor Plan Financing Agreement.  On October 7, 2020, the Bankruptcy Court entered an order reflecting a stipulation and agreement between the Debtors and CDF memorializing mutual releases provided in such agreements (Docket No. 1050).  Northpoint also consented to the Purchaser’s assumption of the obligations under the Northpoint Floor Plan Financing Agreement.

As a result of the foregoing, the Debtors believe that they do not owe any amounts on account of the Wells Fargo Floor Plan Financing Agreement or the Northpoint Floor Plan Financing Agreement.

(iv)        NMTC Financing

On August 16, 2017, BSC entered into a financing transaction with SunTrust Community Capital, LLC (“SunTrust”) related to the business optimization program under the New Markets Tax Credit Program (“NMTC Program”).  The NMTC Program was provided for in the Community Renewal Tax Relief Act of 2000 (the “Act”) through the creation of new Section 45D of the Internal Revenue Code of 1986 (the “Code”), and was intended to induce capital investment in qualified low-income communities.25  In connection with the NMTC Program, Billy Goat loaned (the “Billy Goat Loan”) approximately $16 million to BS Statesboro Investment Fund, LLC (the “Investment Fund”), which is owned by SunTrust, and simultaneously, SunTrust contributed approximately $8 million to the Investment Fund.  The Investment Fund contributed the aggregate proceeds to certain CDEs, which, in turn, loaned $23.635 million to the Company, as partial financing for the business optimization program, pursuant to the terms of that certain Loan Agreement, dated as of August 16, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “NMTC Loan Agreement”) among the Company, as borrower, and ST CDE XXXVIII, LLC, DVCI CDE XXXIV, LLC and MUNISTRATEGIES SUB-CDE#24, LLC, each as a lender (each such lender, a “NMTC Lender”).  The Investment Fund’s contribution to the CDEs entitled the Investment Fund (and indirectly through the Investment Fund, SunTrust) to receive approximately $9.36 million of new markets tax credits over a seven year period, starting on the closing date of the loans under the NTMC Loan Agreement, and the Company agreed to indemnify SunTrust against any loss or disallowance of such new market tax credits pursuant to the terms of the QALICB Indemnification Agreement, dated as of August 16, 2017, between the Company and SunTrust (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “QALICB Indemnification Agreement”).

[25]
The Code permits taxpayers to claim credits against their Federal income taxes for qualified equity investments in certain community development entities (“CDEs”).  CDEs are privately managed investment institutions that are certified to make qualified low-income community investments (“QLICIs”).

The NMTC Program also included a put/call provision that could be exercised beginning in August 2024 which obligated the Company to purchase SunTrust’s interest in the Investment Fund for a de minimis amount or entitled the Company to purchase SunTrust’s interest in the Investment Fund for the then fair market value of the interest.  The maturity date of the loans under the NMTC Loan Agreement was August 16, 2052 and certain obligations of the Company as borrower thereunder are secured by reserve account pledge agreements and control agreements with each NMTC Lender.

As of the Petition Date, (a) approximately $23.635 million was outstanding under the NMTC Loan Agreement, (b) $599,344 was contained in the reserve accounts with the NMTC Lenders, consisting of $36,093 in a reserve account with ST CDE XXXVIII, LLC, $225,000 in a reserve account with DVCI CDE XXXIV, LLC and $338,249 in a reserve account with MUNISTRATEGIES SUB-CDE#24, LLC, (c) indemnification obligations of at least $12.65 million remained outstanding under the QALICB Indemnification Agreement and (d) approximately $15.95 million was outstanding and owing from the Investment Fund to Billy Goat under the Billy Goat Loan.

The NMTC Program was not assumed by the Purchaser.  Consequently, the NMTC Program has collapsed and left the NMTC Lenders a total claim of approximately $23.635 million, of which $599,344 is secured by a deposit account.  The estimated value of the Billy Goat Loan is expected to be $0.

(v)         Washington County Economic Development Loan

As of the Petition Date, BSC, as borrower, and Washington County, Wisconsin, as lender (the “County”), were parties to that certain Loan Agreement, dated as of November 19, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “TIFF Loan Agreement”).  Under the TIFF Loan Agreement, the County agreed to provide a $1 million loan to fund, in part, costs associated with BSC’s warehouse consolidation to a leased facility located in the Village of Germantown, Wisconsin, and building improvements related to such facility.  BSC provided a standby letter of credit (the “TIFF Letter of Credit”) in an aggregate principal amount of $1 million to the County to secure its obligations under the TIFF Loan Agreement 26

As of the Petition Date, approximately $1 million was outstanding and undrawn under the TIFF Letter of Credit.  The TIFF Loan Agreement was not assumed in the Sale Transaction and remains a liability of the Debtors as of the date of this Disclosure Statement.

[26]	The TIFF Letter of Credit was issued under the ABL Credit Agreement and has been included in the amounts listed in paragraph 52 above.

(b)          Other Major Liabilities

(i)          Exmark Legal Proceeding

On May 12, 2010, Exmark Manufacturing Company, Inc. (“Exmark”) filed a lawsuit against Briggs & Stratton Power Products Group, LLC (“BSPPG”)27 alleging that certain Ferris® and Snapper Pro® mower decks infringed an Exmark mower deck patent (with subsequent pleadings, proceedings, and appeals, the “Exmark Litigation”).28  On December 20, 2018, the United States District Court for the District of Nebraska entered judgment against the Company and in favor of Exmark in the amount of $14.4 million in compensatory damages, an additional $14.4 million in enhanced damages, as well as pre- and post-judgment interest and costs.29  The District Court awarded $6 million in pre-judgment interest as well as post-judgment interest after December 19, 2018 and costs to be determined.  The Company filed its notice of appeal on May 14, 2019 and appealed to the Federal Circuit the District Court’s construction of certain claims of Exmark’s patent, grant of summary judgment motions filed by Exmark, and alteration of the pre-judgment interest rate following the second trial.  Oral argument on the appeal occurred on May 5, 2020.

Before the appeal, the Company and Fidelity and Deposit Company of Maryland & Zurich American Insurance Company (the “Surety”) posted a supersedeas bond of $34,724,235.48 with the District Court (the “Appeal Bond”).30  The Surety holds cash collateral and letters of credit totaling approximately $34,727,235, posted by the Company, as collateral which may be used to pay any amounts deemed by the Surety to be owed to Exmark by the Company on appeal.  Pursuant to the Appeal Bond, the Company and the Surety are jointly and severally liable for the total amount of the final judgment (whether affirmed or modified on appeal) plus any additional post-judgment interest accrued since entry of the final judgment and any costs or other amounts awarded to Exmark on appeal (the “Total Amount”); however, the Surety would not be liable to Exmark for any portion of the Total Amount exceeding the amount provided for pursuant to the Appeal Bond.  By its terms, the obligations under the Appeal Bond would be void if the District Court’s judgment were vacated or otherwise set aside in its entirety. The Debtors expect that if Exmark calls upon the Appeal Bond to satisfy its judgment, the Surety will be entitled to the collateral posted by the Debtor on account of the Appeal Bond.  However, if the Appeal Bond becomes void, the cash collateral would be released to the Debtors.

As described below, the Debtors filed and the Bankruptcy Court granted a motion to lift the Automatic Stay (as defined herein) so that the Court of Appeals could enter its decision on the Exmark Litigation.

On October 6, 2020, the Federal Circuit affirmed the District Court’s judgment.  The Debtors are considering whether they can and should pursue further action in the Exmark Litigation and the effect of any such action on the Appeal Bond and the collateral securing it.

[27]	Briggs & Stratton Power Products Group, LLC is a wholly owned subsidiary of the Company that was subsequently merged with and into the Company on January 1, 2017.

[28]	The lawsuit is styled as Exmark Manufacturing Co., Inc. v. Briggs & Stratton Corporation, Civ. Action No. 8:10CV187-JFB-TDT (D. Neb.).

[29]	On April 15, 2019, the district court denied the Company’s post-trial motions seeking a modification of the jury’s damages award and a new trial.

[30]	The Bond amount represents the jury awards of $14.4 million in compensatory damages and $14.4 million in enhanced damages, and the District Court award of $6 million in pre-judgment interest.

(ii)         Employee-Related Liabilities

As of the Petition Date, the Company had obligations outstanding under various benefit plans relating to then current and former employees.31  Certain of the obligations are described below.

(1)	Pension Plans

Prior to the Petition Date, BSC sponsored two qualified defined benefit pension plans in the United States—the Briggs & Stratton Corporation Pension Plan (the “Qualified Pension Plan”) and the Briggs & Stratton Corporation Cash Balance Retirement Plan (the “Cash Balance Plan,” and together with the Qualified Pension Plan, the “Pension Plans”), covering certain of the Company’s active and former U.S. Employees, including Union Employees.  The Pension Plans are single-employer defined benefit pension plans covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  29 U.S.C. §§ 1301-1461. The Pension Plans were closed to new entrants, and benefits under the Pension Plans have been frozen for all participants as of December 31, 2013. The PBGC is the federal agency that administers the pension insurance program under Title IV of ERISA.  When an underfunded pension plan terminates with insufficient assets to pay benefits, PBGC generally becomes statutory trustee of the plan and pays benefits to the plan’s participants up to statutory limits.  The Company paid annual premiums to the PBGC in April 2020 of approximately $3.1 million.  According to a Mercer32 report dated July 14, 2020 (the “Mercer Report”), as of June 30, 2020, the Pension Plans’ estimated projected benefit obligation was $956.5 million and estimated value of assets was $780.5 million, such that the Pension Plans were estimated to be underfunded based on ongoing assumptions by approximately $176 million.

The Purchaser assumed the Cash Balance Plan under the terms of the Stalking Horse Agreement, as approved by the Sale Order (as defined herein).  On October 5, 2020, as contemplated by the Global Settlement, as incorporated in the Sale Order, the Debtors and PBGC entered into an agreement terminating the Qualified Pension Plan, establishing September 30, 2020, as the Qualified Pension Plan’s termination date, and appointing PBGC as statutory trustee.

Pursuant to the Global Settlement, as incorporated in the Sale Order, the PBGC has an Allowed General Unsecured Claim estimated to be no more than $225 million against each Debtor, which is the only Claim of the PBGC in these Chapter 11 Cases, inclusive of any right to a claim for plan termination premiums under Section 4006 of ERISA.

On October 1, 2020, PBGC filed two claims against each of the Debtors relating to the terminated Qualified Pension Plan: (1) a claim for unfunded benefit liabilities in the amount of $202,400,000 and (2) a claim for termination premiums with respect to the terminated Qualified Pension Plan in the amount of $18,517,500.

As of the Petition Date, the Debtors and the Qualified Pension Plan’s administrator and other service providers held documents and records of the Qualified Pension Plan (the “Qualified Pension Plan Documents”).33  The Plan provides that, upon the Effective Date, the Plan Administrator and the Qualified Pension Plan’s administrator and other service providers will use reasonable best efforts to ensure that the Qualified Pension Plan Documents are stored and preserved until the PBGC has completed its review regarding the Qualified Benefit Pension Plan and will, upon reasonable notice, make such documents available to PBGC for inspection and copying, provided that such obligations will expire twelve (12) months following the Effective Date.

[31]
In addition to the plans described below, the Company sponsors the tax-qualified Brigg & Stratton Consolidated Retirement and Savings Plan (the “401(k) Plan”) covering certain of the Company’s union and non-union employees.  The 401(k) Plan is fully funded.

[32]	The Debtors employ Mercer Human Resource (“Mercer”) as the actuary for certain of the Debtors’ retirement plans, including the SERPs.

[33]
Qualified Pension Plan Documents may be in hard copy or electronic form and may include, but are not limited to, any Qualified Benefit Pension Plan governing documents, actuarial documents, records and statements of Qualified Benefit Pension Plan’s assets, board resolutions relating to the Qualified Benefit Pension Plan, and employee and personnel records of the employees who participate in the Qualified Benefit Pension Plan.

(2)	Deferred Compensation Plans

Prior to the Petition Date, the Debtors offered non-employee directors and officers the opportunity to participate in non-qualified deferred compensation plans (the “Director Deferred Compensation Plan” and the “KESIP,” respectively, and collectively, the “Deferred Compensation Plans”).  Under the Deferred Compensation Plans, the participants could elect to defer common stock grants and/or cash compensation, as applicable, until a later date, in accordance with the participants’ deferral elections.  The Company entered into a rabbi trust in 2011 to fund the KESIP, in which Wells Fargo Bank, National Association (“Wells Fargo”) acted as trustee. Nevertheless, both Deferred Compensation Plans were unfunded, unsecured obligation of the Debtors.  Pursuant to the Wages Order,34 the Debtors were authorized to terminate the Deferred Compensation Plans retroactive to the Petition Date and Wells Fargo was authorized and directed to liquidate the assets in the rabbi trust to cash and distribute the assets to the Debtors (after payment of de minimis trustee expenses and settlement of an overdrawn cash amount), so that the assets could be made available to the Debtors’ general unsecured creditors.  Furthermore, the Debtors requested, and the court ordered, that in connection with the retroactive termination of the Deferred Compensation Plans, the postpetition deferrals by participants would be paid as administrative expenses under section 503 of the Bankruptcy Code, as compensation for services rendered to the Debtors after the commencement of their Chapter 11 Cases.

As of the filing of this Disclosure Statement, approximately $98 million worth of general unsecured claims have been filed related to employee claims, including the claims under the Deferred Compensation Plans.35

(3)	Retirement Plans

Prior to the Petition Date, the Debtors sponsored the Supplemental Executive Retirement Plan and the Supplemental Employee Retirement Plan (the “SERPs”), which were unfunded, nonqualified plans that supplement benefits under the Qualified Pension Plan for certain key employees of the Company.  According to the Mercer Report, as of June 30, 2020, the SERPs’ estimated projected benefit obligation calculated for financial accounting purposes was $65.3 million, based on ongoing assumptions.  The Debtors intend to allow all Claims, whether or not filed, for benefits under the SERPs based on individual actuarial calculations performed by Mercer, the actuary for the SERPs, using each individual’s participant data and the plan assumptions, which Claims are estimated to be in the aggregate approximately $78.8 million.

[34]
Final Order (I) Authorizing Debtors to (A) Pay Prepetition Wages, Salaries, Commissions, Employee Benefits, and Other Obligations, (B) Maintain Employee Benefit Programs, (C) Pay Related Administrative Obligations, (D) Pay Supplemental Workforce Obligations, and (E) Terminate Deferred Compensation Plans; and (II) Granting Related Relief (Docket No. 529).

[35]
This amount also reflects employee Claims related to the SERPs, severance, pensions, workers compensation, and other employee benefit programs.  As many filed Claims reflect amounts owed under different employee programs, the Debtors are unable to isolate a particular number value for filed Claims related to the Deferred Compensation Plans.

Prior to the Petition Date, the Debtors sponsored unfunded health and welfare plans providing medical, dental, vision and/or life insurance benefits for certain retired union and non-union employees who met certain age and service requirements (the “Retiree Welfare Plans”).36  The Retiree Welfare Plans were unfunded.  According to the Mercer Report, the estimated projected benefit obligation under the Retiree Welfare Plans as of June 30, 2020 was $50.6 million.  The Debtors terminated the Retiree Welfare Plans on July 19, 2020, coverage under all programs under the Retiree Welfare Plans ceased effective as of August 31, 2020, and no benefits were payable under the Retiree Plan for any claims incurred after such date (other than under COBRA).  As discussed below, the Debtors filed a motion in the Bankruptcy Court with respect to such termination (the “Retiree Benefits Motion”).  The Retiree Benefits Motion was approved by the Bankruptcy Court, and the Retiree Benefits have been terminated.

In connection with the Retiree Benefits Motion, the Debtors entered into two stipulations providing for general unsecured claims with the Union and two individual retirees (the “Objecting Retirees”) to resolve their objections to the Retiree Benefits Motion.  Under the stipulation with the Union, the Debtors agreed to extend the Retiree Welfare Plan for Union employees through September 30, 2020 and provide the Union employees with a general unsecured claim.  The stipulation with the Objecting Retirees provided the retirees with general unsecured claims.  In return, the Union and the Objecting Retirees consented to the entry of the Retiree Benefits Motion.

On August 18, 2020, the Court entered an order granting the Retiree Benefits Motion (Docket No. 567), subject to stipulations with the Union (Docket No. 565) and the Objecting Retirees (Docket No. 566), resolving those parties’ objections. Under these stipulations, the Union holds an allowed general unsecured claim against Briggs & Stratton Corporation of $22,461,564 and the Objecting Retirees hold allowed general unsecured claims of $225,000 and $260,000, individually, against Briggs & Stratton Corporation.

(4)	Union Related Liabilities

Prior to the Petition Date, the Debtors historically maintained collective bargaining agreements (“CBAs”) with their unions. Approximately 520 employees at the Debtors’ Milwaukee locations were represented by the United Steelworkers Union (the “Union”) and covered by an expired CBA (the “Union Employees”).  The Buyer extended offers of employment to the Union Employees and negotiated a new CBA with the Union.

The Debtors planned to terminate approximately 100 Union Employees prior to the Closing in connection with a transfer of various manufacturing lines from the Debtors’ Milwaukee location to two facilities in New York and the outsourcing of another manufacturing line.  The Debtors postponed the termination until after the Closing for business reasons.  Those employees will become employees of the Buyer, and the Buyer will honor the severance agreement negotiated with the Union (the “Partial Closing Agreement”).  The Bankruptcy Court approved the Partial Closing Agreement and the process by which the estates will reimburse the Buyer for costs associated with that agreement.  On the closing of the Sale Transaction, the Debtors paid the Purchaser $250,000 in the form of a purchase price deduction (the “Severance Deduction”), as an estimate of the severance amounts to be paid under the Partial Closing Agreement.  As of the filing of this Disclosure Statement, the Purchaser has paid $135,000 in actual severance.  On December 20, 2020, either (i) the Purchaser will pay the estate any portion of the Severance Deduction that has not been paid in severance or (ii) the Debtors will pay the Purchaser any severance that has been paid in excess of the Severance Deduction.

[36]
The Company’s sponsorship of the Retiree Welfare Plans also covers former employees of Briggs & Stratton Power Products Group, LLC, Snapper Products, Inc., Simplicity Manufacturing, Inc., Ferris Industries, Inc., and Giant-Vac, Inc., all of which have been directly or indirectly merged into BSC.

(iii)        Trade Payables, Contract Claims, and Ordinary Course Obligations

In addition to the Debtors’ funded debt obligations and the other obligations described above, as of the Petition Date, the Debtors owed an estimated $91 million in outstanding unsecured obligations to certain third-party suppliers, vendors, and other ordinary course unsecured creditors.  Since the Petition Date, amounts owed to third-party suppliers, vendors, and other ordinary course unsecured creditors may have been subsequently reduced on account of postpetition payments made pursuant to certain orders, including certain First Day Orders (as defined below), and in connection with assumption and assignment of executory contracts, purchase orders, and leases to Purchaser and the payment of cure costs relating thereto.

As of the filing of this Disclosure Statement, the Debtors have received approximately $88 million of general unsecured claims related to third-party suppliers, vendors, and other ordinary course unsecured creditors.  The Debtors expect this amount to decrease through the claims reconciliation process, in which the Debtors will object to claims they believe are inaccurate, and through the payment of cure amounts to counterparties to executory contracts, as discussed in Section IV(K) infra.

On October 31, 2020, the Debtors filed a motion for authority to reject certain executory contracts which the Debtors have determined are unnecessary and burdensome to the Debtors’ estates (Docket No. 1184).  If the Bankruptcy Court grants the Debtors authority to reject such contracts, upon rejection, the counterparties to the rejected contracts may file claims for rejection damages.  The Debtors do not currently have an estimate for the amount of rejection damages claims that may be filed.

III.
CIRCUMSTANCES LEADING TO COMMENCEMENT OF THE CHAPTER 11 CASES

Several factors contributed to Briggs & Stratton’s business challenges before the Petition Date.  These factors include (i) headwinds related to cautious ordering patterns from channel partners, (ii) weather conditions in certain regions, (iii) the bankruptcy of Sears (one of the Company’s largest Products Segment customers and a major indirect customer of engines through OEMs), (iv) a shift in consumer preferences leading to reductions in residential consumer engine demand—though offset by growth in commercial and larger engines and products, and (v) unfair trade practices from Chinese competitors.  Initially, the Company took strategic actions to drive profitability improvements, including a business optimization program and an engine manufacturing consolidation project.

The Company’s efforts to address the above conditions were further complicated by the spread of the disease caused by the coronavirus (“COVID-19”) and the upcoming maturity of their funded debt.  Specifically, the Unsecured Notes were set to mature in December 2020, and the ABL Credit Agreement provided for a springing maturity if the Unsecured Notes were still outstanding as of September 15, 2020 and unreserved under the ABL Credit Agreement.  As a result of these circumstances, Briggs & Stratton began to explore strategic alternatives to restructure, deleverage its balance sheet, and reduce its debt burden.

A.	Strategic and Cash Preservation Initiatives

In response to the conditions described above, in early 2020, Briggs & Stratton developed a remediation plan (the “Strategic Repositioning Plan”) to reposition strategically and de-lever the Company to improve financial flexibility.  The Strategic Repositioning Plan included strategic and cash-preservation initiatives to provide the Company with adequate liquidity to meet its obligations in the near and medium term.  The actions announced under the Strategic Repositioning Plan included a sharp focus on the Company’s global expertise in power application, a simpler organization through strategic divestitures, and a streamlined overall business to drive improved capital returns.

In March 2020, the Company began implementing the Strategic Repositioning Plan.  In addition, the Company implemented proactive spending reductions in the third and fourth quarters of fiscal 2020 (i.e., January through June 2020).  These reductions included plant shutdowns, suspension of employee benefits, salary reductions, waiver by the board of directors of its quarterly cash retainer, lower capital spending, and reduced discretionary spending.  The Company also eliminated its quarterly dividend and suspended its share repurchases program.  The Company also actively pursued a potential sale-leaseback of Company-owned real estate to generate liquidity, working capital reduction through inventory management, and potential divestitures of certain businesses and assets.  All of these initiatives were in addition to strategic actions the Company had implemented during the last twelve to eighteen months to drive profitability improvements, including a business optimization program and an engine manufacturing consolidation project.

The Strategic Repositioning Plan was dependent on conditions and matters outside of the Company’s control or that might not have been available on terms acceptable to the Company, or at all.  However, the ability to implement the Strategic Repositioning Plan successfully was made unpredictable and challenging by COVID-19.

B.	COVID-19

In March 2020, the rapid spread of the coronavirus outbreak and the continuously evolving responses to combat it had an increasingly negative impact on the global economy, and Briggs & Stratton was no exception.  The developments related to COVID-19 significantly reduced sales, resulting in heightened inventory levels and a strain on the Company’s liquidity.  Specifically, the COVID-19 impact included: (i) actual revenue in the third fiscal quarter for the year 2020 was estimated to be lower, i.e., by approximately $40 million or 8% compared to the Company’s forecast; (ii) four-to-five week plant and/or select line shutdowns in April 2020 at six of the Debtors’ facilities across the United States; and (iii) negative impacts on Briggs & Stratton’s customers and sales channels, e.g., temporary closures in manufacturing operations and reduced production at certain customer facilities, plant closures of certain OEMs, reduced orders from lawn and garden dealers in the United States, reduced customer rental orders, and the closures of several European OEM customers, dealers, distributors, and retailers in mid-March.  The preliminary estimate of the sales decline caused by the pandemic for the fiscal fourth quarter was $157 million and for the fiscal year was $197 million.

In response to the spread of COVID-19, uncertain economic conditions resulting in reduced demand and potential constraints on its supply chain, the Company reduced manufacturing activity at several of its manufacturing facilities and temporarily shut down others. Effective as of April 1, 2020, the Company’s board of directors approved a reduction in the base salaries of elected officers of 30% to 40%, the Company implemented a wage reduction plan for other salaried employees, and each non-employee director agreed to forego her or his quarterly cash retainer fees payable in the fourth fiscal quarter of 2020 in respect of Board service during the first fiscal quarter of 2021.

C.	Prepetition Marketing and Restructuring Efforts

In March and April 2020, the Company hired an experienced team of advisors, including Weil, Gotshal & Manges LLP (“Weil”) as legal advisor, Houlihan Lokey Capital, Inc. (“Houlihan”) as investment banker, and Ernst & Young LLP (“Ernst & Young”) as financial advisor, to assist the Company in debt and capital matters, including raising additional capital to address the Company’s near-term liquidity needs as well as the 2020 maturity of the Unsecured Notes (approximately $195.46 million aggregate principal amount outstanding).  The advisors were also tasked with working with the Company toward a restructuring and deleveraging of the Company’s balance sheet if sufficient capital was not available to address the Company’s liquidity and debt maturity issues in an out-of-court capital raise.  The Company and its advisors evaluated strategic alternatives available to Briggs & Stratton in light of the Company’s financial condition, and Houlihan conducted a months-long process for raising capital (the “Capital Raise Process”).

To address near-term liquidity challenges brought on by business conditions (including COVID-19) and provide time for the Capital Raise Process to continue, the Company entered into Amendment No. 4 to the ABL Credit Agreement, effective as of April 27, 2020.  Amendment No. 4 amended certain provisions of the ABL Credit Agreement for the Company’s benefit, including relaxing certain financial covenants; however, in exchange for such amendment, the ABL Lenders also imposed certain requirements on the Company, including adding certain events of default with respect to raising capital.  Specifically, Amendment No. 4 required that the Company consummate a raise of junior capital financing acceptable to the ABL Lenders by June 15, 2020.

On June 12, 2020, to provide Briggs & Stratton with flexibility to continue discussions with its stakeholders and allow the Capital Raise Process to continue, Briggs & Stratton and the ABL Lenders entered into Amendment No. 5 to the ABL Credit Agreement.  Specifically, under Amendment No. 5, Briggs & Stratton and the ABL Lenders agreed, among other things, that the aforementioned deadline for raising junior capital would be extended to July 15, 2020.

In May 2020, an ad hoc group of holders of Unsecured Notes (the “Ad Hoc Group”) was organized and retained financial advisors.  The Debtors agreed to pay certain fees and expenses of such advisors and entered into non-disclosure agreements with such advisors and with certain members of the Ad Hoc Group in May and June.  Prior to the Petition Date, the Debtors terminated the agreement to pay the advisors’ fees and expenses.

Given the state of ongoing negotiations to address Briggs & Stratton’s debt structure and the need to preserve liquidity, Briggs & Stratton elected not to make interest payments of approximately $6.7 million on the Unsecured Notes due on June 15, 2020 and took advantage of the 30-day grace period (the “Grace Period”) provided for under the Unsecured Notes Indenture.  Briggs & Stratton did not make the interest payment prior to the expiration of the Grace Period on July 15, 2020, resulting in an Event of Default under the terms of the indenture governing the Unsecured Notes.

As set forth in more detail in the Snellenbarger Declaration37 and the Lewis Declaration,38 as part of the Capital Raise Process, Houlihan contacted numerous potential sources of capital, including purchasers of assets, and prepared numerous materials and analyses to assist and encourage investors to submit proposals.  During the course of that process, as potential investors conducted diligence on the Company, investors generally indicated that they were unwilling to provide the Company with sufficient capital without the Company solving its 2020 maturities and expressed a willingness to proceed with a transaction only in connection with a chapter 11 filing.  Specifically, the leading proposals submitted by a May 29, 2020 deadline were for a purchase of substantially all of the Company’s assets through a sale under section 363 of the Bankruptcy Code.  While the Capital Raise Process and discussions with the Ad Hoc Group were ongoing, the Company also engaged in discussions with the ABL Lenders regarding a longer term solution.

[37]
Declaration of Reid Snellenbarger in Support of Motion of Debtors for Entry of an Order (I) Approving (A) Bidding Procedures, (B) Designation of Stalking Horse Bidder and Stalking Horse Bid Protections, (C) Scheduling Auction and Sale Hearing, (D) Form and Manner of Notice of Sale, Auction, and Hearing, and (E) Assumption and Assignment Procedures and (II) Granting Related Relief (Docket No. 53-1) (the “Snellbenbarger Declaration”).

[38]
Declaration of Jeffrey Lewis In Support of Motion of Debtors for Interim and Final Orders (I) Authorizing Debtors to Obtain Postpetition Financing, (II) Authorizing Debtors to Use Cash Collateral, (III) Granting Liens and Superpriority Claims, (IV) Granting Adequate Protection to Prepetition Secured Parties, (V) Modifying Automatic Stay, (VI) Scheduling Final Hearing, and (VII) Granting Related Relief (Docket No. 36) (the “Lewis Declaration”).

The Debtors also used the time afforded by Amendment No. 5 and the Grace Period to seek to negotiate a potential restructuring transaction with the Ad Hoc Group; however, the negotiations did not result in an agreement suitable to both the Debtors and the Ad Hoc Group.  The Ad Hoc Group made numerous proposals (subject to diligence) to the Company; however, these proposals contemplated a set of transactions occurring over several months for which the Ad Hoc Group could not provide certainty of effectuating and required concessions from the ABL Lenders.  Ultimately, the Debtors and their advisors did not believe that the proposals would maximize value or provide a viable solution for the Company.  Based on the proposals received from the Ad Hoc Group and as part of the Capital Raise Process, the Debtors and certain of their advisors determined that there was no viable out-of-court scenario in which the Debtors could service their debt obligations and that pursuing a sale of the Debtors’ assets and/or equity interests provided the best opportunity to maximize the value of such assets.

These efforts and the Capital Raise Process culminated in the Debtors’ entry into the Stock and Asset Purchase Agreement (as amended, the “Stalking Horse Agreement”) to sell substantially all of the Debtors’ assets and/or equity interests to Bucephalus Buyer, LLC (the “Stalking Horse Bidder” or the “Purchaser”).  The selection of the Stalking Horse Bidder and the Debtors’ entry into the Stalking Horse Agreement was the product of arm’s‑length, good faith negotiations in a competitive bidding process overseen by Houlihan.  Shortly thereafter, on the Petition Date, the Debtors commenced these Chapter 11 Cases to implement the sale in an effort to maximize recoveries for all creditors and preserve as many jobs as possible.

IV.
OVERVIEW OF THE CHAPTER 11 CASES

A.	Commencement of The Chapter 11 Cases and First-Day Motions

On July 20, 2020, the Debtors commenced the Chapter 11 Cases.  The Debtors continue to manage their estates as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.  To that end, the Debtors filed various motions seeking relief from the Bankruptcy Court to promote a seamless transition between the Debtors’ prepetition and postpetition business operations and minimize any disruptions to the Debtors’ operations (the “First Day Motions”).  At the second day hearing held on August 18, 2020, the Bankruptcy Court granted substantially all of the relief requested in the First Day Motions on a final basis and entered various final orders (collectively, the “First Day Orders”) authorizing the Debtors to, among other things:

•	Continue to use their cash management system, bank accounts, and business forms (Docket No. 528);

•	Continue paying employee wages and benefits (Docket No. 329);

•	Pay certain prepetition obligations to critical vendors, foreign vendors, and administrative claimants (Docket No. 534);

•	Pay certain prepetition claims of shippers, warehousemen, and other lien claimants (Docket No. 150);

•	Continue to honor certain prepetition obligations to customers and to maintain customer programs (Docket No. 533);

•	Continue insurance programs and the workers’ compensation program, the processing of workers’ compensation claims, and the Debtors’ surety bond program (Docket No. 532);

•	Restrict certain transfers of equity interests in the Debtors (Docket No. 535);

•
Continue to pay all taxes, fees, and similar charges and assessments, whether arising prepetition or postpetition, to the appropriate taxing, regulatory, or other governmental authority in the ordinary course (Docket No. 530); and

•
Provide adequate assurance of payment to utility companies, establish procedures for utility companies to request adequate assurance of payment, and prohibit utility companies from altering or discontinuing services (Docket No. 377).

B.	DIP Financing and Cash Collateral

On the Petition Date, the Debtors filed a motion seeking authority to obtain certain senior secured priming debtor-in-possession financing in an aggregate principal amount not to exceed $677.5 million (the “DIP Financing”) (Docket No. 35).39  On July 21, 2020, the Bankruptcy Court entered an order granting the relief requested in the DIP Motion on an interim basis (Docket No. 123).  On August 20, 2020, the Bankruptcy Court entered an order granting the relief requested in the DIP Motion on a final basis (Docket No. 526). 40

Pursuant to the Final DIP Order, the Debtors were authorized to obtain the DIP Financing in an aggregate principal amount not to exceed $677.5 million pursuant to the terms and conditions of the DIP Credit Agreement (as defined in the Final DIP Order) with such debtor-in-possession financing consisting of: (a) a first-out, asset based revolving facility in an aggregate principal amount not to exceed on the DIP Closing Date (as defined in the Final DIP Order) $412.5 million, subject to a reduction on the DIP Term Loan Closing Date to $350 million (the “DIP ABL Facility”)41 and (b) a superpriority senior secured priming last-out term loan facility in an aggregate principal amount of $265 million (the “DIP Term Loan Facility,” and together with the DIP ABL Facility, the “DIP Facilities”).  Upon entry of the Final DIP Order, the Debtors were authorized to use the proceeds of the DIP Term Loan Facility first, to repay in full in cash all Prepetition ABL Obligations on the date the DIP Term Facility closes, and, second, to fund operating and other administrative expenses in the Chapter 11 Cases in accordance with the DIP Budget Covenants.

The Final DIP Order incorporated a settlement with Picospray, Inc. (“Picospray”) to resolve Picospray’s objections to the DIP Order and granted Picospray (i) an allowed secured administrative claim in the amount of $175,000, which claim was paid at closing from the proceeds of the Sale Transaction after the payment of any claims of the DIP Lenders, and (ii) an allowed general unsecured claim in the amount of $1,825,000 which shall be treated in accordance with the Plan.

[39]
Motion of Debtors for Interim and Final Orders (I) Authorizing Debtors to Obtain Postpetition Financing, (II) Authorizing Debtors to Use Cash Collateral, (III) Granting Liens and Superpriority Claims, (IV) Granting Adequate Protection to Prepetition Secured Parties, (V) Modifying Automatic Stay, (VI) Scheduling Final Hearing, and (VII) Granting Related Relief (Docket No. 35) (the “DIP Motion”).

[40]
Final Order (I) Authorizing Debtors to Obtain Postpetition Financing, (II) Authorizing Debtors to Use Cash Collateral, (III) Granting Liens and Superpriority Claims, (IV) Granting Adequate Protection to Prepetition Secured Parties, and (V) Modifying Automatic Stay (ECF No. 526) (the “Final DIP Order”).

[41]
The Challenge Period for parties to bring challenges against the ABL Lenders passed for the Creditors’ Committee on October 19, 2020 and for parties in interest other than the Creditors’ Committee on November 3, 2020.

Pursuant to the Sale Order and the Final DIP Order, the Debtors applied the proceeds from the Sale Transaction to pay in full all obligations under the DIP Facilities.

C.	Retiree Benefits

As part of their restructuring and eventual Wind-Down, the Debtors sought to reduce or eliminate their obligations with respect to Retiree Benefits.  Section 1114 of the Bankruptcy Code requires that the Debtors negotiate with an authorized representative for the Retirees prior to any modification of Retiree Benefits.  To that end, on the Petition Date, the Debtors filed the Retiree Benefits Motion42 in which the Debtors sought confirmation that section 1114 was inapplicable due to the Debtors’ proper prepetition termination of the Debtors’ retiree benefits plan.

The Debtors received three objections to the Retiree Benefits Motion. The Union objected to the termination of the Retiree Benefits for retirees who had been covered by a collective bargaining agreement during their employment (the “Union Retirees”). The Debtors reached an agreement with the Union to extend Retiree Benefits for the Union Retirees until September 30, 2020, and to provide the Union Retirees with a general unsecured claim in the amount of the actuarial estimate of the future value of their Retiree Benefits. Two individual retirees (the “Objecting Retirees”) also objected to the Retiree Benefits Motion. The Debtors reached an agreement with the Objecting Retirees to provide the Objecting Retirees with a general unsecured claim in the amount of an estimate of the future value of their Retiree Benefits. One additional retiree raised an oral objection at the hearing for the Retiree Benefits Motion, but the retiree did not make a demand and the bankruptcy court did not provide the retiree with any relief.

On August 18, 2020, the Court entered an order granting the Retiree Benefits Motion and confirming the inapplicability of section 1114 (Docket No. 567), subject to stipulations with the Union (Docket No. 565) and the Objecting Retirees (Docket No. 566), described above.

D.	Procedural Motions and Retention of Professionals

The Debtors also filed several other motions that are common to chapter 11 proceedings of similar size and complexity as the Chapter 11 Cases, including applications to retain various professionals to assist the Debtors in the Chapter 11 Cases.  The Bankruptcy Court granted substantially all of the relief requested in such motions and entered various orders with respect to such relief (Docket Nos. 117, 149, 195, 506-512).

E.	Sale Transaction and Global Settlement

a)	Summary of the Sale Transaction

As noted, effective as of July 19, 2020, the Debtors entered into the Stalking Horse Agreement in connection with the Sale Transaction.  On September 18, 2020, they entered into an amendment to the Stalking Horse Agreement.  The Sale Transaction closed on September 21, 2020 (the “Closing Date”).

Under the terms of the Stalking Horse Agreement, as amended, the Purchaser paid consideration of $550.0 million in cash (the “Cash Purchase Price”), subject to certain adjustments, and assumed certain liabilities.

[42]
Motion for an Order (I) Confirming Inapplicability of Section 1114 of the Bankruptcy Code; (II) In the Alternative, Approving Debtors’ Prepetition Termination of Retiree Benefits Pursuant to Section 1114(L) of the Bankruptcy Code; and (III) Granting Related Relief (Docket No. 44) (the “Retiree Benefits Motion”),

The Purchaser purchased substantially all the assets of the Debtors (the “Acquired Assets”), including: (a) certain transferred contracts, leases, and intellectual property licenses; (b) certain accounts receivable and negotiable instruments; (c) all inventory; (d) all deposits and prepaid charges related to the Acquired Assets; (e) substantially all of the Debtors’ owned real property; (f) all personal property interests related to the Acquired Assets; (g) all intellectual property owned by the Debtors; (h) books and records related to the Acquired Assets; (i) all permits; (j) certain claims and rights under the insurance policies arising prior to the closing; (k) all goodwill and intangibles associated with the Acquired Assets; (l) all rights and receivables under intercompany contracts; (m) all causes of action to avoid a transfer of property or obligation incurred by the Debtors under the Bankruptcy Code and certain other laws; (n) all causes of action of the Debtors against their current and former directors, managers, officers, and employees; 43 (o) certain open purchase orders; (p) certain other assets, including the underlying agreements of certain letters of credit to be replaced by the Purchaser; and (q) the equity interests of the Debtors’ subsidiaries and equity interests held in certain joint ventures.

The Purchaser also assumed the following liabilities: (a) all liabilities related to the contracts transferred to the Purchaser, excluding certain tax liabilities; (b) all Cure Costs (as defined herein) arising from the contracts transferred to the Purchaser, provided that the Debtors contribute equally to the payment of such Cure Costs, up to a maximum of $5.0 million; (c) all liabilities arising out of the business of the Debtors or any Acquired Asset after the closing date, except for certain tax liabilities; (d) all liabilities associated with unused vacation and sick leave of transferred employees; (e) all liabilities for certain taxes prior to closing; (f) all liabilities under any intercompany contract; (g) all transfer taxes; and (h) certain other liabilities including the Wells Fargo Floor Plan Financing and certain rebate and warranty programs.

b)	Bidding Procedures

On the Petition Date, the Debtors filed the Bidding Procedures Motion, requesting approval of the Debtors’ proposed bidding procedures for the Sale Transaction and certain protections for the Stalking Horse Bidder. The Debtors and their advisors developed the Bidding Procedures to facilitate the marketing and sale of substantially all of their assets in these Chapter 11 Cases in an orderly and value-maximizing manner.

On August 5, 2020, the Ad Hoc Group filed a preliminary objection to the Bidding Procedures Motion (Docket No. 300) (the “Ad Hoc Objection”), objecting to the proposed sale timeline as too expedient.  On August 13, 2020, the Creditors’ Committee joined the Ad Hoc Objection.  Jones Plastic and Engineering Company, LLC also filed an objection to the Bidding Procedures Motion on the basis that the motion would permit a sale of the Debtors’ assets free of liens (Docket No. 301) (the “Jones Plastic Objection” and with the Ad Hoc Objection the “Bidding Procedures Objections”).

On August 19, 2020, the Bankruptcy Court overruled the Bidding Procedures Objections and entered an order approving the Bidding Procedures Motion44 and the designation of the Stalking Horse Bidder pursuant to and as set forth in the Stalking Horse Agreement.

Under the bidding procedures established by the Bidding Procedures Order, the highest qualified bid, among the Stalking Horse Bid, other bids for all or substantially all of the Debtors assets, and the value of any combined partial bids received, would be designated the successful bid (the “Successful Bid” and the bidder the “Successful Bidder”).  According to the timeline approved by the Bankruptcy Court, the deadline to submit bids for the Debtors’ assets was August 28, 2020 at 5 p.m. (prevailing Central Time) (the “Bid Deadline”) and, in the event the Debtors received a qualified bid for the Debtors’ assets and/or equity interests, an auction was to be held on September 1, 2020.

[43]	The Debtors conducted an investigation into potential causes of action against their insiders and do not currently believe there are any actionable claims.

[44]
Order (I) Approving (A) Bidding Procedures, (B) Designation of Stalking Horse Bidder and Stalking Horse Bid Protections,(C) Scheduling Auction and Sale Hearing, (D) Form and Manner of Notice of Sale, Auction, and Sale Hearing, and (E) Assumption and Assignment Procedures and Form and Manner of Notice of Assumption and Assignment and (II) Granting Related Relief (Docket No. 505) (the “Bidding Procedures Order”).

On August 31, 2020, the Debtors filed the Notice of Cancellation of Auction and Designation of the Stalking Horse Bid as the Successful Bid (Docket No. 679) in which the Debtors announced that other than the Stalking Horse Bid, no other qualified bids were received prior to the Bid Deadline and accordingly the Stalking Horse Bidder had been designated the Successful Bidder.  Consequently, the auction was cancelled.

c)	Supplement to the Sale Motion

Under the Stalking Horse Agreement, as a condition to closing, the Debtors were required to either obtain (i) a release from the PBGC of certain statutory claims and liens it might have been able to assert against the Foreign Subsidiaries upon termination of the Pension Plans (the “Potential PBGC Claims”) or (ii) entry of an order by the Bankruptcy Court effectuating a release of the Potential PBGC Claims.  The Debtors attempted to satisfy this condition through negotiations with PBGC but were initially unable to engage in substantive and effective negotiations.

On August 28, 2020, the Debtors filed the Supplement to Motion of Debtors Authorizing Sale of Debtors’ Assets and Equity Interests Free and Clear of Liens, Claims, Interests, and Encumbrances Pursuant to 11 U.S.C. §§ 363(f) and 105(a) (Docket No. 628) (the “Supplement to the Sale Motion”), requesting the Bankruptcy Court enter an order effectuating such a release of the Potential PBGC Claims.

d)	The Global Settlement

Following entry of the Bidding Procedures Order, the Debtors entered into extensive negotiations with the Creditors’ Committee, the PBGC, the DIP Agent and DIP Lenders, and the Purchaser to resolve the Creditors’ Committee’s and the PBGC’s potential objections to the Sale Transaction.  These negotiations resulted in a global settlement (the “Global Settlement”) by which the Creditors’ Committee and the PBGC consented to the Sale Transaction, subject to the terms of the Global Settlement, to the extent the Sale Transaction was consummated before September 27, 2020.

Under the Global Settlement, the Debtors and the PBGC mutually agreed to the termination of the Qualified Pension Plan and that the PBGC would assume sponsorship of that Pension Plan.  The PBGC agreed to limit its claim against the Debtors and their estates to a general unsecured claim estimated to be no more than $225 million.  In addition, the Purchaser agreed to assume sponsorship of the Cash Balance Plan as of the Closing Date pursuant to the amended Stalking Horse Agreement, which included a reduction in the purchase price of $1.6 million, the expected underfunding amount of the Cash Balance Plan.  The PBGC agreed to support a chapter 11 plan where the first $5 million of amounts it would otherwise recover under the plan based on a pro rata distribution shall be waived and subordinated for the benefit of the Debtors’ other general unsecured creditors.  This is included in the Plan as the PBGC Subordination, defined in section 1.76 of the Plan.

Additional terms of the Global Settlement include:

•
the Debtors agreed not to take on any action, or refrain from taking any action, to intentionally jeopardize the general unsecured creditor recoveries based on the Distributable Value Analysis (as defined in the Sale Order);

•	the Debtors and the Creditors’ Committee agreed to work in good faith on a chapter 11 plan to facilitate, implement, and give effect to the Global Settlement;

•	the DIP ABL Secured Parties agreed to reduce their recovery by $800,000;

•	the Creditors’ Committee and each of its members agreed not to pursue any Challenge (as defined in the DIP Order) against the Prepetition Secured Parties or the DIP ABL Secured Parties;

•	the Debtors, the Purchaser, the DIP ABL Secured Parties, and certain related parties agreed to waive and release causes of action under chapter 5 of the Bankruptcy Code;

•	the Debtors agreed to pay the fees of the trustee to the unsecured notes;[45]

•	the Debtors agreed to escrow certain amounts as further security for repayment of fees, costs and expenses of the DIP Agent’s professionals during the Chapter 11 Cases; and

•	the Creditors’ Committee’s professionals’ fee cap in the DIP Budget would be increased to $1.5 million a month.

CONFIRMATION OF THE AMENDED PLAN WILL BIND ALL CREDITORS TO THE GLOBAL SETTLEMENT WHETHER OR NOT SUCH CREDITORS HAVE VOTED TO ACCEPT THE AMENDED PLAN.

e)	Approval of the Sale Transaction

The Debtors received six (6) formal objections to the Sale Transaction, all of which they resolved consensually.

On September 15, 2020, the Bankruptcy Court entered the Order (I) Authorizing the Sale of the Assets and Equity Interest to the Purchaser Free and Clear of Liens, Claims, Interests, and Encumbrances; (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases; and (III) Granting Related Relief (Docket No. 898) (the “Sale Order”) authorizing the sale of the Debtors’ assets and equity interests to the Stalking Horse Bidder.

On September 21, 2020, the Debtors and the Stalking Horse Bidder closed on the Sale Transaction.  See Notice of (I) Filing of Amendment to Stock and Asset Purchase Agreement, and (II) the Occurrence of Closing of the Sale Transaction (Docket No. 964).

f)	Closing of the Sale Transaction and the Post-Closing Adjustments

On the Closing Date, the Purchaser paid the Debtors an amount comprised of the Cash Purchase Price adjusted by the estimated amounts of: net working capital of the Debtors; net working capital of the Debtors’ subsidiaries; indebtedness of the Debtors’ subsidiaries; and cash in the Debtors’ subsidiaries (such amount, the “Estimated Purchase Price”), which was further adjusted as follows:

•	minus a cash deposit of $55,000,000, which was received by the Debtors on the Closing Date from the escrow agent;

•	minus a $10,000,000 deposit paid by the Purchaser to the escrow agent for the purpose of post-Closing adjustments (the “Adjustment Escrow Amount”);

[45]
For the avoidance of doubt, the payment of the Unsecured Notes Indenture Trustee Fees and Expenses (as defined in section 1.120 of the Plan) pursuant to Section 2.4 of the Plan is an integral part of the Global Settlement.

•	minus an amount for the letters of credit assumed by the Purchaser;

•	minus $1,600,000, which was subsequently paid by the Purchaser to the Cash Balance Plan;

•	minus the Severance Deduction;[46] and

•	minus the aggregate amount of principal and interest owed to the Purchaser under the DIP Facilities.

Following the Closing Date, the following payments have been, or will be, completed:

•
The Purchaser reimbursed the Debtors for $1,692 in legal fees incurred by the Debtors prior to closing in connection with the proposed sale leaseback transaction with respect to the Debtors’ Burleigh (Wauwatosa) manufacturing facility;

•
On October 7, 2020, the Debtors paid the Purchaser $6,745.79, which amount represents the proceeds from the disposition of 260 shares of Toyota Motor Corporation owned by Briggs & Stratton Corporation; and

•
On December 20, 2020, either (i) the Purchaser will pay the Debtors any portion of the Severance Deduction that has not been paid in severance or (ii) the Debtors will pay the Purchaser any severance that has been paid in excess of the Severance Deduction.

No later than November 20, 2020, the Purchaser shall deliver to the Debtors an estimate of the Cash Purchase Price adjusted by the amounts of the following items as of the Closing Date: net working capital of the Debtors; net working capital of the Debtors’ subsidiaries; indebtedness of the Debtors’ subsidiaries; and cash in the Debtors’ subsidiaries (such amount, the “Closing Purchase Price”). The Purchaser and Debtors shall then agree on such amount, or conclusively determine such amount pursuant to the Stalking Horse Agreement (the “Final Purchase Price”).

If the Final Purchase Price exceeds the Estimated Purchase Price (the “Positive Purchase Price Adjustment Amount”), the Purchaser shall pay the Debtors the Positive Purchase Price Adjustment Amount within five (5) Business Days after the Final Purchase Price is determined and the Adjustment Escrow Amount will be released to the Debtors.

If the Estimated Purchase Price exceeds the Final Purchase Price (the “Negative Purchase Price Adjustment Amount”), the Purchaser shall receive an amount equal to the lesser of (i) the Adjustment Escrow Amount and (ii) the Negative Purchase Price Adjustment Amount within five (5) Business Days after the Final Purchase Price is determined. The Debtors shall receive any amount by which the Adjustment Escrow Amount exceeds the Negative Purchase Price Adjustment Amount.

F.	Appointment of the Creditors’ Committee

On August 5, 2020, the Creditors’ Committee was appointed by the United States Trustee for the Eastern District of Missouri (the “U.S. Trustee”) pursuant to section 1102 of the Bankruptcy Code to represent the interests of unsecured creditors in the Chapter 11 Cases (Docket No. 304).

[46]	As defined in section (II)(D)(b)(ii) supra.

The members of the Creditors’ Committee initially included (i) the Pension Benefit Guaranty Corp., (ii) Wilmington Trust N.A., (iii) Thomas R. Savage, (iv) James E. Brenn, (v) Hoffer Plastics Corporation, (vi) A R North America, and (vii) Jiangsu Jianghui Engine Co. Ltd.

On October 6, 2020, the U.S. Trustee provided notice that Jiangsu Jianghui Engine Co. Ltd. resigned from the Creditors’ Committee and that the U.S. Trustee would not appoint a replacement member of the Creditors’ Committee (Docket No. 1034).

The Creditors’ Committee retained Brown Rudnick LLP and Doster, Ullom & Boyle, LLC as its attorneys and Berkeley Research Group, LLC as its financial advisor.

G.	Bar Date

On August 4, 2020, the Debtors filed with the Bankruptcy Court a motion (Docket No. 283) (the “Bar Date Motion”) seeking authority to establish certain deadlines for filing proofs of claims in the Chapter 11 Cases.

On August 24, 2020, the Bankruptcy Court entered an order (Docket No. 564) (the “Bar Date Order”) establishing the following deadlines for filing proofs of claims in the Chapter 11 Cases: (i) October 7, 2020, at 11:59 p.m., prevailing Central Time as the deadline for all persons or entities other than governmental units (as defined in section 101(27) of the Bankruptcy Code) to file proofs of claim in the Chapter 11 Cases (the “General Bar Date”); and (ii) January 19, 2021, at 11:59 p.m., prevailing Central Time, as the deadline for all governmental units (as defined in section 101(27) of the Bankruptcy Code) to file proofs of claim in the Chapter 11 Cases (the “Governmental Bar Date”).47

As of the date of this Disclosure Statement, the Debtors have received well over 2,500 proofs of claim.  The Debtors have just begun to analyze the filed claims and expect to file objections to the claims that are duplicative, filed at the wrong Debtor, already satisfied, or otherwise improper.  It is expected that the Plan Administrator will continue and complete the reconciliation of Claims after the Effective Date.

[47]
Additionally, the Bar Date Order provides that (a) notwithstanding any other provision therein, in the event the Debtors file a notice of previously unfiled Schedules (as defined in the Bar Date Order) or notice of an amendment or supplement to the Schedules, such notice shall clearly indicate the deadline by which each claimant holding a claim affected by such filing, amendment or supplement must file a Proof of Claim with respect to such claim (the “Amended Schedules Bar Date”), and (b) notwithstanding any other provision therein, in the event the Debtors file a motion requesting authority to approve rejection of any executory contract or unexpired lease of the Debtors and the Court enters an order granting such motion, the Debtors shall provide notice of the order granting rejection to all claimants affected by such rejection and such notice shall clearly indicate the deadline by which a claimant asserting a claim resulting from the Debtors’ rejection of an executory contract or unexpired lease must file a Proof of Claim for damages arising from such rejection (the “Rejection Damages Bar Date” and, together with the General Bar Date, the Governmental Bar Date, and the Amended Schedules Bar Date, the “Bar Dates”).

On August 28, 2020, the Debtors served notice of the Bar Dates (the “Bar Date Notice”) to all known creditors.  See Certificate of Service (Docket No. 681).  On September 3, 2020, the Debtors caused the Bar Date Notice to be published in the New York Times, National Edition and in the St. Louis Dispatch.  See Certificate of Publication (Docket No. 826).

On October 7, 2020, the Court entered the Stipulation and Agreed Order Extending the Deadline to File SERP Claims (Docket No. 1051) to extend the deadline to file SERP-related proofs of Claim to November 6, 2020.  The Plan Administrator will determine the amount for individual SERP-related Claims according to the individual actuarial calculations performed by Mercer.  Only those parties who file SERP-related claims will have the ability to challenge, if necessary, the amount allocated by the Plan Administrator to an individual SERP-related Claim.

On October 2, the Debtors filed a motion (Docket No. 1014) (the “Administrative Bar Date Motion”) seeking to establish certain deadlines for filing proofs of claims for administrative claims in the Chapter 11 Cases.  On October 19, 2020, the Bankruptcy Court entered an order (Docket No. 1121) (the “Administrative Bar Date Order”) establishing the following deadlines in the Chapter 11 Cases: (i) November 23, 2020, at 5:00 p.m., prevailing Central Time, as the deadline for all persons or entities other than governmental units (as defined in section 101(27) of the Bankruptcy Code) to file proofs of claim that asserts entitlement to administrative priority status under sections 503 (but excluding claims under 503(b)(9)) and/or 507 of the Bankruptcy Code for claims that arose between the Petition Date and October 19, 2020 in the Chapter 11 Cases (the “General Administrative Expense Bar Date”); and (ii) January 19, 2021, at 5:00 p.m., prevailing Central Time, as the deadline for each governmental unit that asserts entitlement to administrative priority status under sections 503 and/or 507 of the Bankruptcy Code for claims that arose between the Petition Date and October 19, 2020 (the “Governmental Administrative Expense Bar Date”).

H.	Statements and Schedules, and Rule 2015.3 Financial Reports

The Debtors filed their (i) schedules of assets and liabilities (the “Schedules”) and (ii) statements of financial affairs (the “Statements”) on August 23, 2020 (Docket Nos. 555-559).  The Debtors also filed their Rule 2015.3 financial report on August 26, 2020 (Docket No. 588).

I.	Automatic Stay Motions

Prior to the filing of this Disclosure Statement, the Debtors filed two motions to lift the automatic stay under section 362 of the Bankruptcy Code (the “Automatic Stay”).

As described above, the Debtors were party to a lawsuit filed by Exmark against the Debtors alleging the Debtors infringed upon certain of Exmark’s patents, which, on the Petition Date, was awaiting a decision by the Federal Circuit.  On July 27, 2020, Exmark filed its Notice of Bankruptcy Filing of Briggs & Stratton Corporation, Case No. 19-1878 (Fed. Cir.) (Docket No. 46), advising the Federal Circuit that the Debtors had filed for bankruptcy and triggered the automatic stay.  The Debtors contacted Exmark proposing to jointly stipulate to lift the automatic stay, but Exmark did not agree to such a stipulation.  Without a final decision from the Federal Circuit, the Debtors would have been unable to recoup any excess amounts from the Appeal Bond held by the Surety.  As a result, on August 21, 2020, the Debtors filed the motion to lift the Automatic Stay so that the Court of Appeals for the Federal Circuit could issue a ruling in the Exmark appeal (Docket No. 549) (the “Exmark Lift Stay Motion”).  On September 18, 2020, the Bankruptcy Court entered an order granting the Exmark Lift Stay Motion.  See Docket No. 940.  On October 6, 2020, the Federal Circuit entered a decision affirming the lower court’s decision.

On September 2, 2020, the Debtors filed a motion to lift the Automatic Stay to allow Georgia Deer Farm, Inc. (“GDF”) to reject a certain executory contract between the Debtors and GDF (Docket No. 705) (the “GDF Lift Stay Motion”).  On September 18, 2020, the Bankruptcy Court entered an order granting the GDF Lift Stay Motion.  See Docket No. 943.

A few other motions to lift the Automatic Stay were filed by various parties.  The Debtors were able to resolve the motion to lift the Automatic Stay filed by Brenda Kelley and such motion was withdrawn.  See Docket Nos. 691, 707-708, 923.  The motion to lift the Automatic Stay filed by Troy Craig was granted in part and denied in part, allowing service of Craig’s claim on BSC but otherwise leaving the Automatic Stay in place. See Docket Nos. 655, 663, 754.  The motion to lift the Automatic Stay by MetroPower, Inc. was granted in part and denied in part, allowing MetroPower to file a mechanics lien and serve all parties, including the Debtors.  See Docket Nos. 974, 1129.  Other motions to lift the Automatic Stay filed by various parties have been scheduled for a hearing on November 18, 2020.  See Docket Nos. 1131, 1140, 1143, 1148, 1163.

J.	Workers’ Compensation

As discussed in the Insurance Motion,48 prior to the Petition Date, the Debtors self-insured their workers’ compensation liabilities in Alabama, Georgia, Missouri, Nebraska, New York, Kentucky, and Wisconsin.  As a result, instead of purchasing third party insurance to cover workers’ compensation liabilities, the Debtors used their own assets to administer and pay workers’ compensation liabilities.  The Debtors satisfied the requisite obligations imposed by each state to retain their self-insured status, including posting surety bonds for each state except for Alabama (which did not require a surety bond) with Fidelity and Deposit Company of Maryland (“Zurich”).   The Debtors provided security for the workers’ compensation liabilities and, for certain states, the security the Debtors provided exceed the amounts required by the state.

Shortly after the Petition Date, the Debtors alerted the workers’ compensation authorities of each state that in light of the bankruptcy and the plan to sell substantially all of their assets, the Debtors intended to terminate the administration and payment of workers’ compensation claims arising from injuries sustained before the Petition Date and asked the state authorities to take over the administration and payment of those claims. The Debtors alerted each state that upon termination of such payments, the administration of such pre-petition workers’ compensation claims would transfer from the Debtors’ third-party claims administrator (“CorVel”) to the states and their own third-party claims administrators. CorVel has transferred claims administration responsibilities to the states and their third-party claims administrators.

As a result of the foregoing, each of the states has demanded (or likely will demand) that Zurich pay the full amount of the bonds issued to secure the Debtors’ obligations. The states have informed the Debtors that they intend to hold all the amounts received therefrom to address existing and future workers’ compensation claims for a period of time determined by their respective guidelines and regulations.  It is expected that the Wind-Down Estates and Plan Administrator will remain in contact with each state’s workers’ compensation authority and seek to recover all funds exceeding the amounts required in each state as soon as such amounts become recoverable.  These amounts, if any, can be available for distributions under the Plan.

With their self-insured status terminated, the Debtors purchased workers’ compensation insurance policies through each state’s assigned risk pool to address post-petition workers’ compensation liabilities, starting towards the end of August 2020.  Following the closing of the Sale Transaction, the Debtors began the process of cancelling the purchased workers’ compensation policies given that the Debtors did not retain any active employees except in Wisconsin. The Debtors have not cancelled the policy purchased for Wisconsin, but intend to do so prior to the Effective Date.  Following cancellation, the Debtors will be entitled to receive a portion of the paid premiums for each workers’ compensation policy net of applicable minimum retained premiums and premiums deemed earned for the coverage period.

[48]
Motion of Debtors for Interim and Final Orders (I) Authorizing Debtors to (A) Continue Insurance Policies and Programs, (B) Continue Surety Bond Program, (C) Pay All Insurance and Surety Obligations, (II) Lifting the Automatic Stay for Workers’ Compensation Claims, and (II) Granting Related Relief (Docket No. 9).

K.	Executory Contracts

The Sale Order approved the assumption by the Debtors of the executory contracts purchased in the Sale Transaction (the “Purchased Contracts”) and the assignment of the Purchased Contracts to the Purchaser.  The Bidding Procedures Order and Sale Order also approved procedures for the assumption and assignment of the Purchased Contracts (the “Assumption and Assignment Procedures”).  Under these procedures, the Debtors would provide notice of the executory contracts that the Debtors might assume and the Debtors’ calculation of the amount necessary to cure monetary defaults under such contracts (the “Cure Costs”).  Counterparties to any executory contracts identified by the Debtors would then have an opportunity to object to such notice.

On August 19, 2020 and August 21, 2020, in accordance with the Assumption and Assignment Procedures, the Debtors filed the Notice of Cure Costs and Proposed Assumption and Assignment of Executory Contracts and Unexpired Leases In Connection with the Sale (Docket Nos. 513-16, 537) (“the “Cure Notice”), identifying certain Contracts for potential assumption and assignment to the Purchaser and the Cure Costs for such contracts  Subsequently, on September 14, 2020, the Debtors filed an amended assumption and assignment notice (Docket No. 879) (the “Amended Cure Notice”).

Before the sale, the Debtors received various formal and informal objections to the Cure Notice and the Amended Cure Notice.  Such objections included (i) objections to the Cure Costs; (ii) requests for clarification on the contracts listed in the Cure Notice and Amended Cure Notice; (iii) requests that any decision regarding assumption and assignment be finalized prior to the closing of the Sale Transaction; (iv) objections to the assumption and assignment of license agreements; and (v) requests for adequate assurance of future performance under the contracts listed in the Cure Notice and Amended Cure Notice.  The Debtors were able to resolve certain of these objections and informal objections prior to the September 15, 2020 hearing on the Sale Transaction and other objections were resolved at the hearing.  The unresolved objections were adjourned to the omnibus hearing on October 14, 2020.  The Debtors were able to resolve additional objections before October 14, 2020 and adjourned the remaining objections to the omnibus hearing on November 18, 2020.

The Debtors have filed three more amended assumption and assignment notices since the entry of the Order: (i) on September 21, 2020, the Debtors filed a second amended assumption and assignment notice (Docket No. 965) (the “Second Amended Cure Notice”); (ii) on October 6, 2020, the Debtors filed a third amended assumption and assignment notice (Docket No. 1040) (the “Third Amended Cure Notice”); and (iii) on October 26, 2020, the Debtors filed a fourth amended assumption and assignment notice (Docket No. 1162) (the “Fourth Amended Cure Notice”).

On October 31, 2020, the Debtors filed a motion for authority to reject certain executory contracts which the Debtors have determined are unnecessary and burdensome to the Debtors’ estates (Docket No. 1184).

L.	Plaintiff-Side Litigations

The Debtors are currently party to two plaintiff-side litigations from which they expect to recover.

In January 2019, the Debtors filed suit against various insurance companies in Wisconsin (the “Defendant Insurers”), alleging the Defendant Insurers failed to fully cover the company’s asbestos liabilities as required by the applicable insurance policies and seeking contribution for payments made by the Debtors to certain plaintiffs who alleged injury due to asbestos exposure (the “Insurance Litigation”).49  The Debtors alleged breach of the insurance policies, insurance bad faith, and misrepresentation.  Upon the Defendant Insurers’ motion, the court dismissed the misrepresentation claim and limited the remaining claims based on the applicable statutes of limitations. The Defendant Insurers deny that they breached their obligations and contend that the bad faith claim is entirely barred by the statute of limitations. Those and other issues remain to be resolved at a later stage of the case, which is currently stayed due to the Debtors’ Chapter 11 filing.  The Debtors value their interest in the Insurance Litigation at approximately $0-10 million.50

[49]	The lawsuit is styled as Briggs & Stratton Corp. v. Nationwide Indemnity Co., et al., Milwaukee County, Wisconsin Circuit Court case no. 2019-cv-795.

[50]
The Defendant Insurers have objected to the Debtors’ valuation of the Insurance Litigation and have stated its value is closer to $0, as the Defendant Insurers believe they are likely to prevail in the Insurance Litigation.  See Docket No. 1193.

The Debtors are also part of a class of plaintiffs in certain pending actions arising from an arrangement by the defendants to manipulate the prices of natural gas sold to industrial and commercial users, including the Debtors, through falsely reported prices to trade publications in violation of applicable antitrust laws (the “Natural Gas Cases”).  After prolonged litigation, the parties in one of the Natural Gas Cases (the “CMS Case”) recently reached a settlement in the amount of $15 million.  The Debtors estimate their recovery from such settlement to be approximately 2%, after attorney’s fees.  Three additional Natural Gas Cases remain pending and could result in additional recoveries by the Debtors.

On July 20, 2020, the Debtors filed a motion to approve the settlement of the CMS Case (Docket No. 46) and on August 5, 2020, the Bankruptcy Court granted an order approving the settlement (Docket No. 295).

M.	Remaining Assets

Substantially all of the Debtors’ assets were transferred to the Purchaser upon consummation of the Sale Transaction.  However, the Debtors retained certain assets, including the following assets:

•	Real Property in Murray, Kentucky, valued at approximately $1.5 million;[51]

•	Real Property in Fort Pierce, Florida, valued at approximately $327,000;

•	Real Property in Madison County, New York, valued at approximately $48,000;[52]

•	All personal property retained at the Real Property sites in Kentucky, Florida, and New York;

•	Certain tax refunds, valued at approximately $4.0 million;

•	Cash-surrender value of the life insurance purchased on the Debtors’ officers, valued at approximately $2.9 million;

•	Interest in the Insurance Litigation (as discussed above) valued at approximately $0-10 million;[53]

•	Interest in the CMS Case (as discussed above) valued at approximately $257,000, and potential recovery from other pending Natural Gas Cases;

•	$1.0 million interest in the TIFF Loan Agreement (as discussed above);

[51]	The valuation of the Debtors’ remaining real property assets may differ from the ultimate sale price of the property.

[52]	The Madison County property is subject to a donation agreement by the Debtors to the local school district.

[53]
The Defendant Insurers have objected to the Debtors’ valuation of the Insurance Litigation and have stated its value is closer to $0, as the Defendant Insurers believe they are likely to prevail in the Insurance Litigation.  See Docket No. 1193.

•	A potential $32.0 million of released collateral held by the Surety in the Exmark appeal (as discussed above);[54]

•	Potential recovery from excess workers’ compensation bonds held by various states (as discussed above);

•	Potential recovery from the cancellation of workers’ compensation insurance (as discussed above);

•	Certain residual insurance policies (as discussed below); and

•	$15.1 million of cash on hand, as of the Closing Date.

The foregoing is in addition to the cash proceeds the Debtors received from the Sale Transaction.  Some of these proceeds were used to pay the DIP loan and other sale costs, some is in escrow pending resolution of the post-closing adjustments discussed in section IV(E)(f), some will be used to pay administrative expense claims, and some is expected to be Net Cash Proceeds used to pay creditor claims under the Plan.

N.	Claims Against the Estates

There are several major categories of claims outstanding against the Debtors’ estates.

Various parties hold administrative claims against the debtors’ estates meriting priority payment under the Bankruptcy Code (the “Administrative Claims”).  The Administrative Claims primarily include (i) estimate professional fees from the course of these chapter 11 cases, (ii) claims under section 503(b)(9) of the Bankruptcy Code for goods received by the Debtors within twenty (20) days of filing for bankruptcy, (iii) health insurance claims, (iv) accrued payroll amounts, (v)  tax amounts deferred under the CARES Act, and (vi) accrued and unpaid tax liabilities.

The PBGC holds an allowed general unsecured claim of $225 million against each of the Debtors, as part of the global settlement discussed in section IV(e)(d).

The holders of Unsecured Notes hold an unsecured claim of $203.5 million against the Guarantors (BSC, Allmand Bros., and Billy Goat).

As discussed in section II(D)(a)(iv), under the NMTC Program, the NMTC Lenders hold approximately $23.635 million in outstanding claims against the Debtors, of which $599,344 is secured.

Under the settlement embodied in the Final DIP Order discussed in section IV(B), Picospray holds an allowed general unsecured claim of $1.825 million against the Debtors.

As discussed in section II(D)(b)(iii), various third party suppliers, vendors, and ordinary course unsecured creditors hold trade claims against the Debtors.  Since the Petition Date, the Debtors have settled certain of these trade claims, pursuant to the Critical Vendor Order55 and the Shippers Order.56  Additionally, the Purchaser assumed some contracts with such suppliers, vendors, and creditors, as identified in the Cure Notice, Amended Cure Notice, and Second Amended Cure Notice.  Approximately $88 million in general unsecured claims related to third-party suppliers, vendors, and other ordinary course unsecured creditors have been filed against the Debtors.

[54]	The Federal Circuit entered judgment in favor of Exmark on October 6, 2020. The Debtors are considering whether they can and should pursue further action in the Exmark Litigation.

[55]
Final Order (I) Authorizing Debtors to Pay Prepetition Obligations in the Ordinary Course of Business to (A) Critical Vendors, (B) Foreign Creditors, and (C) 503(b)(9) Claimants; and (II) Granting Related Relief (Docket No. 534) (the “Critical Vendor Order”).

[56]
Order (I) Authorizing Payment of Prepetition Claims of Shippers, Warehousemen, Import/Export Provders, and Other Lien Claimants, (II) Confirming Administrative Expense Priority of Undisputed Prepetition Orders, (III) Authorizing Payment of Such Obligations in the Ordinary Course of Business, and (IV) Granting Related Relief (Docket No. 150) (the “Shippers Order”).

Various employees hold general unsecured claims against the Debtors in the amount of approximately $98 million.  This includes various severance, paid vacation, and incentive compensation claims, as well as workers compensation and pension claims. This amount is also inclusive of claims under the SERPs and the KESIP.  As discussed in section II(D)(b)(ii), the Debtors sponsored the SERPs and the KESIP before the Petition Date and have since terminated such plans.  The Debtors’ liability under the SERPs constitutes general unsecured claims estimated in the aggregate to be approximately $78.8 million, as of the Petition Date.  As discussed in above, the Plan Administrator will determine the amount for individual SERP-related claims according to the individual actuarial calculations performed by Mercer.

As discussed in section (IV)(C), the Debtors entered into separate stipulations to the Retiree Benefits Motion with the Union and the Objecting Retirees, which preserved allowed general unsecured claims for such parties.  Under these stipulations, the Union holds an allowed general unsecured claim of approximately $22.5 million and the Objecting Retirees hold allowed general unsecured claims of $225,000 and $260,000, individually, against Briggs & Stratton Corporation.

Approximately $80 million of general unsecured claims arising from litigation were filed in liquidated amounts against the Debtors, reflective of ninety-two pending litigations and causes of action against the Debtors.  The Debtors’ actual liability arising from such litigation may differ based on the claims reconciliation process, including being reduced through objections or being increased through currently unliquidated claims being liquidated or rejection damage claims being filed and allowed.  The Debtors also maintained insurance coverage that may be available for some or all of these claims (the “Insured Claims”), which may reduce the amount that the estates have to pay to the Insured Claims.  See section IV(O) infra.

Approximately $5 million in general unsecured claims related to insurance claims were filed against the Debtors.

Approximately $3.1 million in general unsecured claims related to accrued fees paid by the Debtors to obtain rights to license brand names and approximately $1.8 million in general unsecured claims related to accrued royalties claims arising out of the Debtors’ prepetition joint ventures were filed against the Debtors.

The Debtors also anticipate general unsecured claims including contract rejection damages claims.

As of the date of this Disclosure Statement, the Debtors estimate the total amount of general unsecured claims to be $74857 million, which does not include unliquidated litigation claims or rejection damages claims.

[57]
The Debtors estimate the total amount of general unsecured claims for BSC is $743 million, for Billy Goat is $428 million, and for Allmand Bros. is $426 million, respectively.  The Debtors estimate the total amount of general unsecured claims for both B&S International and B&S Tech will be no more than $225 million, as the Debtors believe the PBGC holds the only claim for both of these Debtors.  The estimates for general unsecured claims against each individual Debtor include estimates for claims that are asserted against multiple Debtors, resulting in a combined $748 million claims against all five Debtors.

O.	Asbestos and Products Liability Insurance

The Debtors, throughout the regular operation of their businesses, have held insurance coverage applicable to certain personal injury claims.  The Debtors typically consider such personal injury claims as falling into two separate camps: claims relating to an alleged exposure of asbestos (the “Asbestos Personal Injury Claims”) and claims relating to an injury due to an alleged design, manufacturing, or warning defect (the “Product Liability Claims”).

The Debtors have primary comprehensive general liability insurance that provides coverage applicable to some, but not all, Asbestos Personal Injury Claims asserted against the Debtors (the “Primary Policies”).  The Debtors did not manufacture asbestos products as that term is typically understood.  Rather, Asbestos Personal Injury Claims against the Debtors typically allege that the plaintiffs were exposed to asbestos from gaskets that were incorporated into engines manufactured by the Debtors.  The gaskets, however, were manufactured by other parties and purchased by the Debtors for incorporation into engines.

The Primary Policies are “occurrence-based” policies.  This means that, subject to other policy terms, the Primary Policies provide coverage for an asbestos-related injury that “occurs” during the policy period.  Insurance coverage for asbestos claims is generally triggered if any one of three things happens during the policy period:  a) the injured person is exposed to asbestos from the Debtors’ products; b) the latency period during which the asbestos disease develops from a prior exposure to asbestos from the Debtors’ products falls within the policy period; or c) the injured person is diagnosed with the asbestos disease during the policy period.

The Primary Policies provide coverage for claims for asbestos-related injuries that “occurred” from December 31, 1940 through December 31, 1977.  From December 31, 1977 through April 1, 1986, the primary comprehensive general liability policies held by the Debtors were “fronting policies,” meaning that the insurance company was entitled to reimbursement of all sums it paid on behalf of the Debtors.  In addition, the Primary Policies effective from December 31, 1978 through April 1, 1986 were “claims made” as opposed to “occurrence-based” policies.  Thus, those policies provide coverage only for Asbestos Personal Injury Claims asserted against the Debtors during the relevant policy period.  After April 1, 1986, the Debtors’ Primary Policies all contained exclusions for asbestos-related claims.  Consequently, the Debtors do not at this time have insurance coverage for Asbestos Personal Injury Claims where the date of first exposure to asbestos from the Debtors’ products occurred after December 31, 1977.

The Primary Policies include a duty on the part of the insurers to defend claims asserted against the Debtors that are potentially covered under the terms of the policies and, in addition, a duty to pay, on behalf of the Debtors, all sums for which the Debtors are found liable for personal injury or property damage up to applicable limits of liability.  Prior to the Petition Date, when the Debtors were served with an Asbestos Personal Injury Claim for which there was insurance coverage, they would transmit the claim to the insurers who would in turn handle the defense and resolution of the claim.  The costs of defending Asbestos Personal Injury Claims against the Debtors do not erode the limits of liability.  The aggregate limits for individual policy years range from $50,000 to $1,000,000.  The coverage available to the Debtors under the Primary Policies has not been exhausted for any policy year.  In addition to the Primary Policies, the Debtors believe they have excess insurance available to cover Asbestos Personal Injury Claims for some, but not all, years once the underlying Primary Policies are exhausted for those years.  The first policy year for which excess coverage is available begins on December 31, 1967.  The excess insurance coverage limits for individual policy years range from $10 million to $30 million.  Under Wisconsin law, the insurers are liable for all of the damages in any suit where coverage is triggered.

Some states permit an injured person to bring an action directly against an insurance company that provides coverage to the alleged tortfeasor for the injury at issue.  Wisconsin is one of those states.  If Wisconsin law governs the interpretation of the Primary Policies, and a claimant’s first exposure to the Debtor’s asbestos-containing products occurred on or before December 31, 1978, the claimant could sue the relevant insurers directly in an ordinary tort suit.  The claimant would not (and could not) include any Debtor as a defendant in that suit.  Subject to the limitations and provisions of the Primary Policies, the insurer or insurers, as the case may be, would be liable for any judgment or settlement by which that lawsuit was resolved.  The Plan provides that holders of Insured Claims (including, without limitation, Asbestos Personal Injury Claims that are Insured Claims) may commence actions directly against the insurer or insurers, as applicable, without naming any insured Debtor entity.

The Debtors also maintain comprehensive insurance coverage applicable to the Product Liability Claims.  These are “occurrence-based” policies.  The statute of limitations for personal injury or property damage claims varies by state and ranges between two to six years, depending on the jurisdiction.  As a result, Product Liability Claims against the Debtors have occurred recently, and the Debtors should have received notice of the injuries or claims.

The insurance coverage applicable to the Product Liability Claims purchased by the Debtors in recent years require the Debtors to satisfy what is known as a self-insured retention (the “SIR”).  The SIR obligates the Debtors to pay a certain amount to resolve claims before the insurers are obligated to pay claimants.  The costs of defense are chargeable to the Debtors until the SIR is exhausted.  These defense costs do not reduce the SIR.  In recent years, the amount of the applicable SIR has been approximately $2 million.  Historically, the Debtors have amounts of insurance above the SIR.

The SIR requirements under each policy differ, but generally provide that the Debtors must pay a certain amount toward each Product Liability Claim before the applicable insurer becomes obligated to pay the remaining outstanding liability.  Depending upon the terms of each policy and applicable state law, the Debtors may not have to pay the SIR to receive the insurance available to Product Liability Claims in light of their chapter 11 filing.

Available insurance amounts under the Primary Policies and the SIR may be applied to the Insured Claims, as applicable, which may reduce the amount the estate has to pay to such claims.

P.	The Plan and the Wind-Down Process

The Plan provides for the orderly distribution of each Debtor’s available cash, including Sale Transaction Proceeds and Wind-Down Proceeds.  The Plan provides that the Sale Transaction Proceeds and the Wind-Down Proceeds shall be used to fund (i) the ongoing wind-down costs of the Chapter 11 Cases, and (ii) the Distributions to holders of Allowed Claims under the Plan.  Specifically, the Plan provides that the Sale Transaction Proceeds and the Wind-Down Proceeds shall be used, first, to (a) pay holders of Allowed (or reserve for holders of Disputed) Administrative Expense Claims, Fee Claims, and DIP Claims; (b) to fund the wind-down process (pursuant to a wind-down budget); and (c) to satisfy any Statutory Fees required to be paid in accordance with the Bankruptcy Code, the Bankruptcy Rules or any order of the Bankruptcy Court.  The Debtors’ recovery analysis, attached hereto as Exhibit C, provides the estimated amount of recovery for general unsecured claims from the Sale Transaction Proceeds and the Wind-Down Proceeds.58

The Debtors shall file a supplement to the Plan (the “Plan Supplement”), at least seven (7) days prior to the deadline to object to the confirmation of the Plan.  The Plan Supplement shall contain, among other things, schedules and exhibits to the Plan, including (i) the agreement to retain the Plan Administrator; (ii) the schedule of executory contracts and unexpired leases to be assumed by the Debtors pursuant to the Plan; and (iii) amended certificate of incorporation and by-laws, or other organizational documents, as applicable, of the Debtors.

[58]	The recovery analysis does not include additional recovery creditors may be able to from the Debtors’ insurance policies.

The Plan Administrator, as identified in the Plan Supplement, will be appointed to oversee the Plan and will, among other things, liquidate or monetize any remaining assets, resolve disputed claims, and make distributions to creditors under the Plan.

Following the Effective Date, the Plan Administrator will wind-down the Debtors’ estates in accordance with the Plan (the “Wind-Down”).59  The Debtors are in the process of developing a budget representing the costs of administering and funding the Wind-Down (the “Wind-Down Budget”).60

V.
SUMMARY OF PLAN

This section of the Disclosure Statement summarizes the Plan, a copy of which is annexed hereto as Exhibit A.

A.	Administrative Expenses and Priority Claims

i.	Administrative Expense Claims.

Except to the extent that a holder of an Allowed Administrative Expense Claim and the Debtors or the Plan Administrator agree to different treatment, the Debtors, the Wind-Down Estates, or the Plan Administrator, as applicable, shall pay to each holder of an Allowed Administrative Expense Claim Cash in an amount equal to such Claim on (a) the later of (i) the Effective Date and (ii) the first Business Day after the date that is thirty (30) calendar days after the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is reasonably practicable, or (b) on such other date or terms as may be mutually agreed upon between the holder of such an Allowed Administrative Expense Claim and the Debtors or the Plan Administrator, as applicable; provided that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors shall be paid by the Debtors in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions.

Holders of Administrative Expense Claims that are required to file and serve a request for payment of such Administrative Expense Claims and that did not file and serve such a request by the Administrative Expense Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Expense Claims against the Debtors or their property, and such Administrative Expense Claims shall be deemed compromised, settled, and released as of the Effective Date.

[59]
Section 1.122 of the Plan defines the Wind-Down as following the Effective Date, the process to sell, abandon, wind down, dissolve, liquidate or distribute any remaining assets of the Debtors’ Estates in accordance with the Plan, including, if applicable, the transfer of all or part of the assets of the Debtors’ Estates to a liquidating trust.

[60]
Section 1.123 of the Plan defines the Wind-Down Budget as an amount estimated and reserved by the Debtors, the Wind-Down Estates, or the Plan Administrator, as applicable, for the purpose of adequately funding the Wind-Down.

ii.	Fee Claims.

(a)         All entities seeking an award by the Bankruptcy Court of Fee Claims shall file with the Bankruptcy Court and serve on counsel to the Debtors and the U.S. Trustee, on or before the date that is sixty (60) days after the Effective Date, their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred from the Petition Date through the Effective Date.  Objections to any Fee Claims must be filed and served on counsel to the Debtors or the Wind-Down Estates, as applicable, and the requesting party no later than twenty-one (21) days after the filing of the final applications for compensation or reimbursement (unless otherwise agreed by the Debtors or the Wind-Down Estates, as applicable, and the party requesting compensation of a Fee Claim).

(b)         Allowed Fee Claims shall be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court (i) on the date upon which an order relating to any such Allowed Fee Claim is entered or as soon as reasonably practicable thereafter; or (ii) upon such other terms as may be mutually agreed upon between the holder of such an Allowed Fee Claim and the Debtors, the Wind-Down Estates, or the Plan Administrator, as applicable.  Notwithstanding the foregoing, any Fee Claims that have been authorized to be paid prior to the Effective Date pursuant to any administrative orders entered by the Bankruptcy Court and/or local rules and/or local practice may be paid at the times and in the amounts authorized pursuant to such orders and/or local rules and/or local practice.

(c)         On or before the Effective Date, (i) holders of Fee Claims shall provide a reasonable estimate of unpaid Fee Claims incurred in rendering services before the Effective Date to the Debtors or the Creditors’ Committee, as applicable, and (ii) the Debtors shall separately escrow such estimated amounts in the Professional Fees Escrow Account for the benefit of the holders of the Fee Claims until the fee applications related thereto are resolved by Final Order or agreement of the parties.  If a holder of a Fee Claim does not provide an estimate, the Debtors may estimate the unpaid and unbilled reasonable and necessary fees and out-of-pocket expenses of such holder of a Fee Claim.  Notwithstanding anything to the contrary in the Plan, funds in the Professional Fees Escrow Account shall not be distributed on account of any Claims other than to pay Allowed Fee Claims pursuant to Section 2.2 of the Plan; provided, that when all Allowed Fee Claims have been paid in full, any remaining funds in the Professional Fees Escrow Account shall promptly be released and shall revert to, and ownership thereof shall vest in, the Wind-Down Estates without any further action or order of the Bankruptcy Court.

(d)         Except as otherwise specifically provided in the Plan, on and after the Effective Date, the Debtors, the Wind-Down Estates or the Plan Administrator, as applicable, are authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Effective Date in the ordinary course and without the need for any Bankruptcy Court approval.

iii.	DIP Claims.

Unless indefeasibly paid in full in Cash prior to the Effective Date, the DIP Claims shall be deemed Allowed in the full amount of the DIP Obligations, and each holder of a DIP Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for such DIP Claim, Cash in an amount equal to such Claim on the Effective Date.  Upon the indefeasible payment in full in Cash of all DIP Claims, all Liens and security interests granted pursuant to the DIP Loan Documents shall be deemed cancelled and shall be of no further force and effect, and each DIP Claim shall be deemed to be fully satisfied, settled, released, and compromised.

iv.	Unsecured Notes Indenture Trustee Fees and Expenses.

Pursuant to the terms of the Global Settlement, all accrued and unpaid reasonable and documented and undisputed Unsecured Notes Indenture Trustee Fees and Expenses incurred up to (and including) the Effective Date shall, to the extent an invoice is provided to the Debtors at least three Business Days prior to the Effective Date, be paid in full in Cash on the Effective Date, in each case without (i) any reduction to recoveries of the holders of the Unsecured Notes Claims as compared to other holders of General Unsecured Claims; (ii) any requirement to file a fee application with the Bankruptcy Court, (iii) the need for itemized time detail, or (iv) any requirement for Bankruptcy Court review.  Notwithstanding anything to the contrary set forth in the Plan, the Unsecured Notes Indenture Trustee shall have the right to exercise its charging lien against distributions to holders of the Unsecured Notes Claims for the payment of the Unsecured Notes Indenture Trustee Fees and Expenses.

For the avoidance of doubt, the payment of the Unsecured Notes Indenture Trustee Fees and Expenses, as set forth herein, is expressly authorized by and pursuant to Sections 363(b), 364(b), and 503(b) of the Bankruptcy Code as said payment is a material term of the Global Settlement which is embodied in and is part of the Plan.

B.	Classification of Claims and Interests

i.          Classification in General.

A Claim or Interest is placed in a particular Class for all purposes, including voting, confirmation, and distribution under the Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code; provided, that a Claim or Interest is placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Claim or Interest has not been satisfied, released, or otherwise settled prior to the Effective Date.

ii.          Summary of Classification.

The following table designates the Classes of Claims against, and Interests in, each of the Debtors and specifies which of those Classes are (a) Impaired or Unimpaired by the Plan, (b) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, and (c) deemed to reject the Plan.  In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, Fee Claims, and DIP Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in this Section 3 of the Plan.  All of the potential Classes for the Debtors are set forth herein.  Certain of the Debtors may not have holders of Claims or Interests in a particular Class or Classes, and such Classes shall be treated as set forth in Section 3.4 of the Plan.

Class	Designation	Treatment	Entitled to Vote
1(a)	Priority Tax Claims against BSC	Unimpaired	No (Presumed to accept)
1(b)	Priority Tax Claims against BGI	Unimpaired	No (Presumed to accept)
1(c)	Priority Tax Claims against ABI	Unimpaired	No (Presumed to accept)
1(d)	Priority Tax Claims against BSI	Unimpaired	No (Presumed to accept)
1(e)	Priority Tax Claims against BST	Unimpaired	No (Presumed to accept)
2(a)	Priority Non-Tax Claims against BSC	Unimpaired	No (Presumed to accept)
2(b)	Priority Non-Tax Claims against BGI	Unimpaired	No (Presumed to accept)
2(c)	Priority Non-Tax Claims against ABI	Unimpaired	No (Presumed to accept)
2(d)	Priority Non-Tax Claims against BSI	Unimpaired	No (Presumed to accept)
2(e)	Priority Non-Tax Claims against BST	Unimpaired	No (Presumed to accept)
3(a)	Other Secured Claims against BSC	Unimpaired	No (Presumed to accept)
3(b)	Other Secured Claims against BGI	Unimpaired	No (Presumed to accept)
3(c)	Other Secured Claims against ABI	Unimpaired	No (Presumed to accept)
3(d)	Other Secured Claims against BSI	Unimpaired	No (Presumed to accept)
3(e)	Other Secured Claims against BST	Unimpaired	No (Presumed to accept)
4(a)	General Unsecured Claims against BSC	Impaired	Yes
4(b)	General Unsecured Claims against BGI	Impaired	Yes
4(c)	General Unsecured Claims against ABI	Impaired	Yes
4(d)	General Unsecured Claims against BSI	Impaired	Yes
4(e)	General Unsecured Claims against BST	Impaired	Yes
5(a)	Subordinated Securities Claims against BSC	Impaired	No (Deemed to reject)
5(b)	Subordinated Securities Claims against BGI	Impaired	No (Deemed to reject)
5(c)	Subordinated Securities Claims against ABI	Impaired	No (Deemed to reject)
5(d)	Subordinated Securities Claims against BSI	Impaired	No (Deemed to reject)
5(e)	Subordinated Securities Claims against BST	Impaired	No (Deemed to reject)
6(a)	Intercompany Interests in BGI	Impaired	No (Deemed to reject)
6(b)	Intercompany Interests in ABI	Impaired	No (Deemed to reject)
6(c)	Intercompany Interests in BSI	Impaired	No (Deemed to reject)
6(d)	Intercompany Interests in BST	Impaired	No (Deemed to reject)
7(a)	Equity Interests in BSC	Impaired	No (Deemed to reject)

iii.          Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the rights of the Debtors or the Plan Administrator, as applicable, in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

iv.           Elimination of Vacant Classes.

Any Class of Claims or Interests that, as of the commencement of the Confirmation Hearing, does not have at least one holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from the Plan for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether the Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to that Class.

v.           Voting Classes; Presumed Acceptance by Non-Voting Classes.

If a Class contains Claims eligible to vote and no holders of Claims eligible to vote in such Class vote to accept or reject the Plan, the Debtors shall request the Bankruptcy Court at the Confirmation Hearing to deem the Plan accepted by the holders of such Claims in such Class.

vi.          Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.

The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests.  The Debtors reserve the right to modify the Plan in accordance with Section 12 of the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules.

C.	Treatment of Claims and Interests

i.          Class 1(a) – Priority Tax Claims Against BSC.

(a)         Classification:  Class 1(a) consists of Priority Tax Claims against BSC.

(b)        Treatment:  Except to the extent that a holder of an Allowed Priority Tax Claim against BSC agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim against BSC shall receive, in full and final satisfaction of such Allowed Priority Tax Claim against BSC, at the sole option of the Debtors or the Plan Administrator, as applicable, (a) Cash (from the Net Cash Proceeds (BSC)) in an amount equal to such Allowed Priority Tax Claim against BSC on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date, to the extent such Claim is an Allowed Priority Tax Claim against BSC on the Effective Date; (ii) the first Business Day after the date that is forty-five (45) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim against BSC; and (iii) the date such Allowed Priority Tax Claim against BSC is due and payable in the ordinary course as such obligation becomes due; or (b) equal annual Cash payments (from the Net Cash Proceeds (BSC)) in an aggregate amount equal to the amount of such Allowed Priority Tax Claim against BSC, together with interest at the applicable rate under section 511 of the Bankruptcy Code, over a period not exceeding five (5) years from and after the Petition Date; provided, that the Debtors reserve the right to prepay all or a portion of any such amounts at any time under this option without penalty or premium.

(c)         Voting:  Class 1(a) is Unimpaired, and holders of Priority Tax Claims against BSC are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Priority Tax Claims against BSC are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Priority Tax Claims against BSC.

ii.          Class 1(b) – Priority Tax Claims Against BGI.

(a)         Classification:  Class 1(b) consists of Priority Tax Claims against BGI.

(b)         Treatment:  Except to the extent that a holder of an Allowed Priority Tax Claim against BGI agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim against BGI shall receive, in full and final satisfaction of such Allowed Priority Tax Claim against BGI, at the sole option of the Debtors or the Plan Administrator, as applicable, (a) Cash (from the Net Cash Proceeds (BGI)) in an amount equal to such Allowed Priority Tax Claim against BGI on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date, to the extent such Claim is an Allowed Priority Tax Claim against BGI on the Effective Date; (ii) the first Business Day after the date that is forty-five (45) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim against BGI; and (iii) the date such Allowed Priority Tax Claim against BGI is due and payable in the ordinary course as such obligation becomes due; or (b) equal annual Cash (from the Net Cash Proceeds (BGI)) payments in an aggregate amount equal to the amount of such Allowed Priority Tax Claim against BGI, together with interest at the applicable rate under section 511 of the Bankruptcy Code, over a period not exceeding five (5) years from and after the Petition Date;  provided, that the Debtors reserve the right to prepay all or a portion of any such amounts at any time under this option without penalty or premium.

(c)         Voting:  Class 1(b) is Unimpaired, and holders of Priority Tax Claims against BGI are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Priority Tax Claims against BGI are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Priority Tax Claims against BGI.

iii.          Class 1(c) – Priority Tax Claims Against ABI.

(a)         Classification:  Class 1(c) consists of Priority Tax Claims against ABI.

(b)         Treatment:  Except to the extent that a holder of an Allowed Priority Tax Claim against ABI agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim against ABI shall receive, in full and final satisfaction of such Allowed Priority Tax Claim against ABI, at the sole option of the Debtors or the Plan Administrator, as applicable, (a) Cash (from the Net Cash Proceeds (ABI)) in an amount equal to such Allowed Priority Tax Claim against ABI on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date, to the extent such Claim is an Allowed Priority Tax Claim against ABI on the Effective Date; (ii) the first Business Day after the date that is forty-five (45) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim against ABI; and (iii) the date such Allowed Priority Tax Claim against ABI is due and payable in the ordinary course as such obligation becomes due; or (b) equal annual Cash payments (from the Net Cash Proceeds (ABI)) in an aggregate amount equal to the amount of such Allowed Priority Tax Claim against ABI, together with interest at the applicable rate under section 511 of the Bankruptcy Code, over a period not exceeding five (5) years from and after the Petition Date; provided, that the Debtors reserve the right to prepay all or a portion of any such amounts at any time under this option without penalty or premium.

(c)         Voting:  Class 1(c) is Unimpaired, and holders of Priority Tax Claims against ABI are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Priority Tax Claims against ABI are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Priority Tax Claims against ABI.

iv.          Class 1(d) – Priority Tax Claims Against BSI.

(a)         Classification:  Class 1(d) consists of Priority Tax Claims against BSI.

(b)         Treatment:  Except to the extent that a holder of an Allowed Priority Tax Claim against BSI agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim against BSI shall receive, in full and final satisfaction of such Allowed Priority Tax Claim against BSI, at the sole option of the Debtors or the Plan Administrator, as applicable, (a) Cash (from the Net Cash Proceeds (BSI)) in an amount equal to such Allowed Priority Tax Claim against BSI on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date, to the extent such Claim is an Allowed Priority Tax Claim against BSI on the Effective Date; (ii) the first Business Day after the date that is forty-five (45) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim against BSI; and (iii) the date such Allowed Priority Tax Claim against BSI is due and payable in the ordinary course as such obligation becomes due; or (b) equal annual Cash payments (from the Net Cash Proceeds (BSI)) in an aggregate amount equal to the amount of such Allowed Priority Tax Claim against BSI, together with interest at the applicable rate under section 511 of the Bankruptcy Code, over a period not exceeding five (5) years from and after the Petition Date; provided, that the Debtors reserve the right to prepay all or a portion of any such amounts at any time under this option without penalty or premium.

(c)         Voting:  Class 1(d) is Unimpaired, and holders of Priority Tax Claims against BSI are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Priority Tax Claims against BSI are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Priority Tax Claims against BSI.

v.          Class 1(e) – Priority Tax Claims Against BST.

(a)         Classification:  Class 1(e) consists of Priority Tax Claims against BST.

(b)         Treatment:  Except to the extent that a holder of an Allowed Priority Tax Claim against BST agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim against BST shall receive, in full and final satisfaction of such Allowed Priority Tax Claim against BST, at the sole option of the Debtors or the Plan Administrator, as applicable, (a) Cash (from the Net Cash Proceeds (BST)) in an amount equal to such Allowed Priority Tax Claim against BST on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date, to the extent such Claim is an Allowed Priority Tax Claim against BST on the Effective Date; (ii) the first Business Day after the date that is forty-five (45) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim against BST; and (iii) the date such Allowed Priority Tax Claim against BST is due and payable in the ordinary course as such obligation becomes due; or (b) equal annual Cash payments (from the Net Cash Proceeds (BST)) in an aggregate amount equal to the amount of such Allowed Priority Tax Claim against BST, together with interest at the applicable rate under section 511 of the Bankruptcy Code, over a period not exceeding five (5) years from and after the Petition Date; provided, that the Debtors reserve the right to prepay all or a portion of any such amounts at any time under this option without penalty or premium.

(c)         Voting:  Class 1(e) is Unimpaired, and holders of Priority Tax Claims against BST are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Priority Tax Claims against BST are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Priority Tax Claims against BST.

vi.          Class 2(a) – Priority Non-Tax Claims Against BSC.

(a)         Classification:  Class 2(a) consists of Priority Non-Tax Claims against BSC.

(b)         Treatment:  Except to the extent that a holder of an Allowed Priority Non-Tax Claim against BSC agrees to less favorable treatment, on or as soon as practicable after the Effective Date, each holder thereof shall be paid in full in Cash (from the Net Cash Proceeds (BSC)) or otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

(c)        Voting:  Class 2(a) is Unimpaired, and holders of Priority Non-Tax Claims against BSC are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Priority Non-Tax Claims against BSC are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Priority Non-Tax Claims against BSC.

vii.          Class 2(b) – Priority Non-Tax Claims Against BGI.

(a)         Classification:  Class 2(b) consists of Priority Non-Tax Claims against BGI.

(b)         Treatment:  Except to the extent that a holder of an Allowed Priority Non-Tax Claim against BGI agrees to less favorable treatment, on or as soon as practicable after the Effective Date, each holder thereof shall be paid in full in Cash (from the Net Cash Proceeds (BGI)) or otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

(c)         Voting:  Class 2(b) is Unimpaired, and holders of Priority Non-Tax Claims against BGI are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Priority Non-Tax Claims against BGI are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Priority Non-Tax Claims against BGI.

viii.        Class 2(c) – Priority Non-Tax Claims Against ABI.

(a)         Classification:  Class 2(c) consists of Priority Non-Tax Claims against ABI.

(b)         Treatment:  Except to the extent that a holder of an Allowed Priority Non-Tax Claim against ABI agrees to less favorable treatment, on or as soon as practicable after the Effective Date, each holder thereof shall be paid in full in Cash (from the Net Cash Proceeds (ABI)) or otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

(c)         Voting:  Class 2(c) is Unimpaired, and holders of Priority Non-Tax Claims against ABI are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Priority Non-Tax Claims against ABI are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Priority Non-Tax Claims against ABI.

ix.          Class 2(d) – Priority Non-Tax Claims Against BSI.

(a)         Classification:  Class 2(d) consists of Priority Non-Tax Claims against BSI.

(b)         Treatment:  Except to the extent that a holder of an Allowed Priority Non-Tax Claim against BSI agrees to less favorable treatment, on or as soon as practicable after the Effective Date, each holder thereof shall be paid in full in Cash (from the Net Cash Proceeds (BSI)) or otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

(c)         Voting:  Class 2(d) is Unimpaired, and holders of Priority Non-Tax Claims against BSI are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Priority Non-Tax Claims against BSI are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Priority Non-Tax Claims against BSI.

x.          Class 2(e) – Priority Non-Tax Claims Against BST.

(a)         Classification:  Class 2(e) consists of Priority Non-Tax Claims against BST.

(b)         Treatment:  Except to the extent that a holder of an Allowed Priority Non-Tax Claim against BST agrees to less favorable treatment, on or as soon as practicable after the Effective Date, each holder thereof shall be paid in full in Cash (from the Net Cash Proceeds (BST)) or otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

(c)         Voting:  Class 2(e) is Unimpaired, and holders of Priority Non-Tax Claims against BST are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Priority Non-Tax Claims against BST are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Priority Non-Tax Claims against BST.

xi.          Class 3(a) – Other Secured Claims Against BSC.

(a)        Classification:  Class 3(a) consists of Other Secured Claims against BSC.  To the extent that Other Secured Claims against BSC are secured by different collateral or different interests in the same collateral, such Claims shall be treated as separate subclasses of Class 3(a).

(b)         Treatment:

(i)          Except to the extent that a holder of an Allowed Other Secured Claim against BSC agrees to different treatment, on the later of the Effective Date and the date that is thirty (30) days after the date such Other Secured Claim against BSC becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Other Secured Claim against BSC will receive, on account of such Allowed Claim, at the sole option of the Debtors or the Plan Administrator, as applicable:  (i) Cash (from the Net Cash Proceeds (BSC)) in an amount equal to the Allowed amount of such Claim; (ii) such other treatment sufficient to render such holder’s Allowed Other Secured Claim against BSC Unimpaired; or (iii) return of the applicable collateral in satisfaction of the Allowed amount of such Other Secured Claim against BSC.

(ii)         Except as otherwise specifically provided in the Plan, upon the payment in full in Cash of an Other Secured Claim against BSC, any Lien securing an Other Secured Claim against BSC that is paid in full, in Cash, shall be deemed released, and the holder of such Other Secured Claim against BSC shall be authorized and directed to release any collateral or other property of the Debtors (including any Cash collateral) held by such holder and to take such actions as may be requested by the Plan Administrator, to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by the Plan Administrator.

(c)        Voting:  Class 3(a) is Unimpaired, and holders of Other Secured Claims against BSC are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Other Secured Claims against BSC are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Other Secured Claims against BSC.

xii.         Class 3(b) – Other Secured Claims Against BGI.

(a)        Classification:  Class 3(b) consists of Other Secured Claims against BGI.  To the extent that Other Secured Claims against BGI are secured by different collateral or different interests in the same collateral, such Claims shall be treated as separate subclasses of Class 3(b).

(b)         Treatment:

(i)          Except to the extent that a holder of an Allowed Other Secured Claim against BGI agrees to different treatment, on the later of the Effective Date and the date that is thirty (30) days after the date such Other Secured Claim against BGI becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Other Secured Claim against BGI will receive, on account of such Allowed Claim, at the sole option of the Debtors or the Plan Administrator, as applicable:  (i) Cash (from the Net Cash Proceeds (BGI)) in an amount equal to the Allowed amount of such Claim; (ii) such other treatment sufficient to render such holder’s Allowed Other Secured Claim against BGI Unimpaired; or (iii) return of the applicable collateral in satisfaction of the Allowed amount of such Other Secured Claim against BGI.

(ii)        Except as otherwise specifically provided in the Plan, upon the payment in full in Cash of an Other Secured Claim against BGI, any Lien securing an Other Secured Claim against BGI that is paid in full, in Cash, shall be deemed released, and the holder of such Other Secured Claim against BGI shall be authorized and directed to release any collateral or other property of the Debtors (including any Cash collateral) held by such holder and to take such actions as may be requested by the Plan Administrator, to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by the Plan Administrator.

(c)        Voting:  Class 3(b) is Unimpaired, and holders of Other Secured Claims against BGI are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Other Secured Claims against BGI are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Other Secured Claims against BGI.

xiii.        Class 3(c) – Other Secured Claims Against ABI.

(a)        Classification:  Class 3(c) consists of Other Secured Claims against ABI.  To the extent that Other Secured Claims against ABI are secured by different collateral or different interests in the same collateral, such Claims shall be treated as separate subclasses of Class 3(c).

(b)         Treatment:

(i)          Except to the extent that a holder of an Allowed Other Secured Claim against ABI agrees to different treatment, on the later of the Effective Date and the date that is thirty (30) days after the date such Other Secured Claim against ABI becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Other Secured Claim against ABI will receive, on account of such Allowed Claim, at the sole option of the Debtors or the Plan Administrator, as applicable:  (i) Cash (from the Net Cash Proceeds (ABI)) in an amount equal to the Allowed amount of such Claim; (ii) such other treatment sufficient to render such holder’s Allowed Other Secured Claim against ABI Unimpaired; or (iii) return of the applicable collateral in satisfaction of the Allowed amount of such Other Secured Claim against ABI.

(ii)         Except as otherwise specifically provided in the Plan, upon the payment in full in Cash of an Other Secured Claim against ABI, any Lien securing an Other Secured Claim against ABI that is paid in full, in Cash, shall be deemed released, and the holder of such Other Secured Claim against ABI shall be authorized and directed to release any collateral or other property of the Debtors (including any Cash collateral) held by such holder and to take such actions as may be requested by the Plan Administrator, to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by the Plan Administrator.

(c)        Voting:  Class 3(c) is Unimpaired, and holders of Other Secured Claims against ABI are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Other Secured Claims against ABI are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Other Secured Claims against ABI.

xiv.         Class 3(d) – Other Secured Claims Against BSI.

(a)        Classification:  Class 3(d) consists of Other Secured Claims against BSI.  To the extent that Other Secured Claims against BSI are secured by different collateral or different interests in the same collateral, such Claims shall be treated as separate subclasses of Class 3(d).

(b)         Treatment:

(i)          Except to the extent that a holder of an Allowed Other Secured Claim against BSI agrees to different treatment, on the later of the Effective Date and the date that is thirty (30) days after the date such Other Secured Claim against BSI becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Other Secured Claim against BSI will receive, on account of such Allowed Claim, at the sole option of the Debtors or the Plan Administrator, as applicable:  (i) Cash (from the Net Cash Proceeds (BSI)) in an amount equal to the Allowed amount of such Claim; (ii) such other treatment sufficient to render such holder’s Allowed Other Secured Claim against BSI Unimpaired; or (iii) return of the applicable collateral in satisfaction of the Allowed amount of such Other Secured Claim against BSI.

(ii)        Except as otherwise specifically provided the Plan, upon the payment in full in Cash of an Other Secured Claim against BSI, any Lien securing an Other Secured Claim against BSI that is paid in full, in Cash, shall be deemed released, and the holder of such Other Secured Claim against BSI shall be authorized and directed to release any collateral or other property of the Debtors (including any Cash collateral) held by such holder and to take such actions as may be requested by the Plan Administrator, to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by the Plan Administrator.

(c)        Voting:  Class 3(d) is Unimpaired, and holders of Other Secured Claims against BSI are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Other Secured Claims against BSI are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Other Secured Claims against BSI.

xv.          Class 3(e) – Other Secured Claims Against BST.

(a)        Classification:  Class 3(e) consists of Other Secured Claims against BST.  To the extent that Other Secured Claims against BST are secured by different collateral or different interests in the same collateral, such Claims shall be treated as separate subclasses of Class 3(e).

(b)         Treatment:

(i)          Except to the extent that a holder of an Allowed Other Secured Claim against BST agrees to different treatment, on the later of the Effective Date and the date that is thirty (30) days after the date such Other Secured Claim against BST becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Other Secured Claim against BST will receive, on account of such Allowed Claim, at the sole option of the Debtors or the Plan Administrator, as applicable:  (i) Cash (from the Net Cash Proceeds (BST)) in an amount equal to the Allowed amount of such Claim; (ii) such other treatment sufficient to render such holder’s Allowed Other Secured Claim against BST Unimpaired; or (iii) return of the applicable collateral in satisfaction of the Allowed amount of such Other Secured Claim against BST.

(ii)        Except as otherwise specifically provided in the Plan, upon the payment in full in Cash of an Other Secured Claim against BST, any Lien securing an Other Secured Claim against BST that is paid in full, in Cash, shall be deemed released, and the holder of such Other Secured Claim against BST shall be authorized and directed to release any collateral or other property of the Debtors (including any Cash collateral) held by such holder and to take such actions as may be requested by the Plan Administrator, to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by the Plan Administrator.

(c)        Voting:  Class 3(e) is Unimpaired, and holders of Other Secured Claims against BST are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Other Secured Claims against BST are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Other Secured Claims against BST.

xvi.        Class 4(a) – General Unsecured Claims Against BSC.

(a)         Classification:  Class 4(a) consists of General Unsecured Claims against BSC.

(b)        Treatment:  Except to the extent that a holder of an Allowed General Unsecured Claim against BSC agrees to less favorable treatment of such Claim, in full and final satisfaction, compromise, and settlement of and in exchange for such Allowed General Unsecured Claim against BSC, each holder thereof shall receive its Pro Rata share of the Net Cash Proceeds (BSC) after the Priority Tax Claims against BSC, Priority Non-Tax Claims against BSC and the Other Secured Claims against BSC are satisfied (or reserved for) in full in accordance with the Plan, until all Allowed General Unsecured Claims against BSC are satisfied in full in Cash; provided, however, for purposes of determining the Pro Rata share under the Plan, the PBGC Subordination shall be enforced; provided, further, that: (A) if any portion of a General Unsecured Claim against BSC is an Insured Claim, such portion of such General Unsecured Claim shall be processed in accordance with section 7.9 of the Plan and the holder of such Insured Claim shall not be paid from the Net Cash Proceeds (BSC), and (B) the portion of a General Unsecured Claim against BSC that is not an Insured Claim shall receive its Pro Rata share of the Net Cash Proceeds (BSC), as provided herein, solely to the extent that such uninsured portion of such General Unsecured Claim against BSC is an Allowed General Unsecured Claim.

(c)         Voting:  Class 4(a) is Impaired, and the holders of General Unsecured Claims against BSC are entitled to vote to accept or reject the Plan.

xvii.          Class 4(b) – General Unsecured Claims Against BGI.

(a)         Classification:  Class 4(b) consists of General Unsecured Claims against BGI.

(b)         Treatment:  Except to the extent that a holder of an Allowed General Unsecured Claim against BGI agrees to less favorable treatment of such Claim, in full and final satisfaction, compromise, and settlement of and in exchange for such Allowed General Unsecured Claim against BGI, each holder thereof shall receive its Pro Rata share of the Net Cash Proceeds (BGI) after the Priority Tax Claims against BGI, Priority Non-Tax Claims against BGI and the Other Secured Claims against BGI are satisfied (or reserved for) in full in accordance with the Plan, until all Allowed General Unsecured Claims against BGI are satisfied in full in Cash; provided, however, for purposes of determining the Pro Rata share under the Plan, the PBGC Subordination shall be enforced; provided, further, that: (A) if any portion of a General Unsecured Claim against BGI is an Insured Claim, such portion of such General Unsecured Claim shall be processed in accordance with section 7.9 of the Plan and the holder of such Insured Claim shall not be paid from the Net Cash Proceeds (BGI), and (B) the portion of a General Unsecured Claim against BGI that is not an Insured Claim shall receive its Pro Rata share of the Net Cash Proceeds (BGI), as provided herein, solely to the extent that such uninsured portion of such General Unsecured Claim against BGI is an Allowed General Unsecured Claim.

(c)         Voting:  Class 4(b) is Impaired, and the holders of General Unsecured Claims against BGI are entitled to vote to accept or reject the Plan.

xviii.      Class 4(c) – General Unsecured Claims Against ABI.

(a)         Classification:  Class 4(c) consists of General Unsecured Claims against ABI.

(b)        Treatment:  Except to the extent that a holder of an Allowed General Unsecured Claim against ABI agrees to less favorable treatment of such Claim, in full and final satisfaction, compromise, and settlement of and in exchange for such Allowed General Unsecured Claim against ABI, each holder thereof shall receive its Pro Rata share of the Net Cash Proceeds (ABI) after the Priority Tax Claims against ABI, Priority Non-Tax Claims against ABI and the Other Secured Claims against ABI are satisfied (or reserved for) in full in accordance with the Plan, until all Allowed General Unsecured Claims against ABI are satisfied in full in Cash; provided, however, for purposes of determining the Pro Rata share under the Plan, the PBGC Subordination shall be enforced; provided, further, that: (A) if any portion of a General Unsecured Claim against ABI is an Insured Claim, such portion of such General Unsecured Claim shall be processed in accordance with section 7.9 of the Plan and the holder of such Insured Claim shall not be paid from the Net Cash Proceeds (ABI), and (B) the portion of a General Unsecured Claim against ABI that is not an Insured Claim shall receive its Pro Rata share of the Net Cash Proceeds (ABI), as provided herein, solely to the extent that such uninsured portion of such General Unsecured Claim against ABI is an Allowed General Unsecured Claim.

(c)         Voting:  Class 4(c) is Impaired, and the holders of General Unsecured Claims against ABI are entitled to vote to accept or reject the Plan.

xix.         Class 4(d) – General Unsecured Claims Against BSI.

(a)         Classification:  Class 4(d) consists of General Unsecured Claims against BSI.

(b)         Treatment:  Except to the extent that a holder of an Allowed General Unsecured Claim against BSI agrees to less favorable treatment of such Claim, in full and final satisfaction, compromise, and settlement of and in exchange for such Allowed General Unsecured Claim against BSI, each holder thereof shall receive its Pro Rata share of the Net Cash Proceeds (BSI) after the Priority Tax Claims against BSI, Priority Non-Tax Claims against BSI and the Other Secured Claims against BSI are satisfied (or reserved for) in full in accordance with the Plan, until all Allowed General Unsecured Claims against BSI are satisfied in full in Cash; provided, however, for purposes of determining the Pro Rata share under the Plan, the PBGC Subordination shall be enforced; provided, further, that: (A) if any portion of a General Unsecured Claim against BSI is an Insured Claim, such portion of such General Unsecured Claim shall be processed in accordance with section 7.9 of the Plan and the holder of such Insured Claim shall not be paid from the Net Cash Proceeds (BSI), and (B) the portion of a General Unsecured Claim against BSI that is not an Insured Claim shall receive its Pro Rata share of the Net Cash Proceeds (BSI), as provided herein, solely to the extent that such uninsured portion of such General Unsecured Claim against BSI is an Allowed General Unsecured Claim.

(c)         Voting:  Class 4(d) is Impaired, and the holders of General Unsecured Claims against BSI are entitled to vote to accept or reject the Plan.

xx.          Class 4(e) – General Unsecured Claims Against BST.

(a)         Classification:  Class 4(e) consists of General Unsecured Claims against BST.

(b)         Treatment:  Except to the extent that a holder of an Allowed General Unsecured Claim against BST agrees to less favorable treatment of such Claim, in full and final satisfaction, compromise, and settlement of and in exchange for such Allowed General Unsecured Claim against BST, each holder thereof shall receive its Pro Rata share of the Net Cash Proceeds (BST) after the Priority Tax Claims against BST, Priority Non-Tax Claims against BST and the Other Secured Claims against BST are satisfied (or reserved for) in full in accordance with the Plan, until all Allowed General Unsecured Claims against BST are satisfied in full in Cash; provided, however, for purposes of determining the Pro Rata share under the Plan, the PBGC Subordination shall be enforced; provided, further, that: (A) if any portion of a General Unsecured Claim against BST is an Insured Claim, such portion of such General Unsecured Claim shall be processed in accordance with section 7.9 of the Plan and the holder of such Insured Claim shall not be paid from the Net Cash Proceeds (BST), and (B) the portion of a General Unsecured Claim against BST that is not an Insured Claim shall receive its Pro Rata share of the Net Cash Proceeds (BST), as provided herein, solely to the extent that such uninsured portion of such General Unsecured Claim against BST is an Allowed General Unsecured Claim.

(c)         Voting:  Class 4(e) is Impaired, and the holders of General Unsecured Claims against BST are entitled to vote to accept or reject the Plan.

xxi.         Class 5(a) – Subordinated Securities Claims Against BSC.

(a)         Classification:  Class 5(a) consists of Subordinated Securities Claims against BSC.

(b)        Treatment:  On the Effective Date, all Subordinated Securities Claims against BSC shall be deemed cancelled without further action by or order of the Bankruptcy Court, and shall be of no further force and effect, whether surrendered for cancellation or otherwise.  Holders of Subordinated Securities Claims against BSC shall not receive or retain any property under the Plan on account of such Subordinated Securities Claims against BSC; provided, however, that in the event that all other Allowed Claims against BSC have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of a Subordinated Securities Claim against BSC may receive its Pro Rata Share of any remaining assets in BSC.

(c)         Voting:  Class 5(a) is Impaired, and the holders of Subordinated Securities Claims against BSC are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, holders of Subordinated Securities Claims against BSC are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Subordinated Securities Claims against BSC.

xxii.          Class 5(b) – Subordinated Securities Claims Against BGI.

(a)         Classification:  Class 5(b) consists of Subordinated Securities Claims against BGI.

(b)         Treatment:  On the Effective Date, all Subordinated Securities Claims against BGI shall be deemed cancelled without further action by or order of the Bankruptcy Court, and shall be of no further force and effect, whether surrendered for cancellation or otherwise.  Holders of Subordinated Securities Claims against BGI shall not receive or retain any property under the Plan on account of such Subordinated Securities Claims against BGI; provided, however, that in the event that all other Allowed Claims against BGI have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of a Subordinated Securities Claim against BGI may receive its Pro Rata Share of any remaining assets in BGI.

(c)        Voting:  Class 5(b) is Impaired, and the holders of Subordinated Securities Claims against BGI are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, holders of Subordinated Securities Claims against BGI are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Subordinated Securities Claims against BGI.

xxiii.      Class 5(c) – Subordinated Securities Claims Against ABI.

(a)         Classification:  Class 5(c) consists of Subordinated Securities Claims against ABI.

(b)         Treatment:  On the Effective Date, all Subordinated Securities Claims against ABI shall be deemed cancelled without further action by or order of the Bankruptcy Court, and shall be of no further force and effect, whether surrendered for cancellation or otherwise.  Holders of Subordinated Securities Claims against ABI shall not receive or retain any property under the Plan on account of such Subordinated Securities Claims against ABI; provided, however, that in the event that all other Allowed Claims against ABI have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of a Subordinated Securities Claim against ABI may receive its Pro Rata Share of any remaining assets in ABI.

(c)        Voting:  Class 5(c) is Impaired, and the holders of Subordinated Securities Claims against ABI are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, holders of Subordinated Securities Claims against ABI are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Subordinated Securities Claims against ABI.

xxiv.       Class 5(d) – Subordinated Securities Claims Against BSI.

(a)         Classification:  Class 5(d) consists of Subordinated Securities Claims against BSI.

(b)        Treatment:  On the Effective Date, all Subordinated Securities Claims against BSI shall be deemed cancelled without further action by or order of the Bankruptcy Court, and shall be of no further force and effect, whether surrendered for cancellation or otherwise.  Holders of Subordinated Securities Claims against BSI shall not receive or retain any property under the Plan on account of such Subordinated Securities Claims against BSI; provided, however, that in the event that all other Allowed Claims against BSI have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of a Subordinated Securities Claim against BSI may receive its Pro Rata Share of any remaining assets in BSI.

(c)        Voting:  Class 5(d) is Impaired, and the holders of Subordinated Securities Claims against BSI are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, holders of Subordinated Securities Claims against BSI are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Subordinated Securities Claims against BSI.

xxv.        Class 5(e) – Subordinated Securities Claims Against BST.

(a)         Classification:  Class 5(e) consists of Subordinated Securities Claims against BST.

(b)        Treatment:  On the Effective Date, all Subordinated Securities Claims against BST shall be deemed cancelled without further action by or order of the Bankruptcy Court, and shall be of no further force and effect, whether surrendered for cancellation or otherwise.  Holders of Subordinated Securities Claims against BST shall not receive or retain any property under the Plan on account of such Subordinated Securities Claims against BST; provided, however, that in the event that all other Allowed Claims against BST have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of a Subordinated Securities Claim against BST may receive its Pro Rata Share of any remaining assets in BST.

(c)       Voting:  Class 5(e) is Impaired, and the holders of Subordinated Securities Claims against BST are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, holders of Subordinated Securities Claims against BST are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Subordinated Securities Claims against BST.

xxvi.       Class 6(a) – Intercompany Interests in BGI.

(a)         Classification:  Class 6(a) consists of Intercompany Interests in BGI.

(b)        Treatment:  All Intercompany Interests in BGI shall be cancelled if and when BGI is dissolved in accordance with Section 5.4(f) of the Plan.  Each holder of an Intercompany Interest in BGI shall neither receive nor retain any property of the estate or direct interest in property of the estate of BGI on account of such Intercompany Interests thereafter; provided, however, that in the event that all Allowed Claims against BGI have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Intercompany Interest in BGI may receive its Pro Rata Share of any remaining assets in BGI.

(c)        Voting:  Class 6(a) is Impaired, and the holders of Intercompany Interests in BGI are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, holders of Intercompany Interests in BSC are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Intercompany Interests.

xxvii.      Class 6(b) – Intercompany Interests in ABI.

(a)         Classification:  Class 6(b) consists of Intercompany Interests in ABI.

(b)        Treatment:  All Intercompany Interests in ABI shall be cancelled if and when ABI is dissolved in accordance with Section 5.4(f) of the Plan.  Each holder of an Intercompany Interest in ABI shall neither receive nor retain any property of the estate or direct interest in property of the estate of ABI on account of such Intercompany Interests thereafter; provided, however, that in the event that all Allowed Claims against BGI have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Intercompany Interest in ABI may receive its Pro Rata Share of any remaining assets in ABI.

(c)         Voting:  Class 6(b) is Impaired, and the holders of Intercompany Interests in ABI are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, holders of Intercompany Interests in ABI are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Intercompany Interests.

xxviii.    Class 6(c) – Intercompany Interests in BSI.

(a)         Classification:  Class 6(c) consists of Intercompany Interests in BSI.

(b)        Treatment:  All Intercompany Interests in BSI shall be cancelled if and when BSI is dissolved in accordance with Section 5.4(f) of the Plan.  Each holder of an Intercompany Interest in BSI shall neither receive nor retain any property of the estate or direct interest in property of the estate of BSI on account of such Intercompany Interests thereafter; provided, however, that in the event that all Allowed Claims against BSI have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Intercompany Interest in BSI may receive its Pro Rata Share of any remaining assets in BSI.

(c)         Voting:  Class 6(c) is Impaired, and the holders of Intercompany Interests in BSI are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, holders of Intercompany Interests in BSI are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Intercompany Interests.

xxix.       Class 6(d) – Intercompany Interests in BST.

(a)         Classification:  Class 6(d) consists of Intercompany Interests in BST.

(b)        Treatment:  All Intercompany Interests in BST shall be cancelled if and when BST is dissolved in accordance with Section 5.4(f) of the Plan.  Each holder of an Intercompany Interest in BST shall neither receive nor retain any property of the estate or direct interest in property of the estate of BST on account of such Intercompany Interests thereafter; provided, however, that in the event that all Allowed Claims against BST have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Intercompany Interest in BST may receive its Pro Rata Share of any remaining assets in BST.

(c)        Voting:  Class 6(d) is Impaired, and the holders of Intercompany Interests in BST are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, holders of Intercompany Interests in BST are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Intercompany Interests.

xxx.        Class 7(a) – Equity Interests in BSC.

(a)         Classification: Class 7(a) consists of Equity Interests in BSC.

(b)        Treatment:  On the Effective Date, (i) all Equity Interests in BSC shall be cancelled and one share of BSC common stock (the “Single Share”) shall be issued to the Plan Administrator to hold in trust as custodian for the benefit of the former holders of Equity Interests in BSC consistent with their former relative priority and economic entitlements and the Single Share shall be recorded on the books and records maintained by the Plan Administrator without any necessity for any other or further actions to be taken by or on behalf of BSC; (ii) each former holder of Equity Interests in BSC (through their interest in the Single Share, as applicable) shall neither receive nor retain any property of the Estate or direct interest in property of the Estate on account of such Equity Interests in BSC; provided, that in the event that all Allowed Claims have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each former holder of an Equity Interest in BSC may receive its share of any remaining assets of BSC consistent with such holder’s rights of payment and former relative priority and economic entitlements existing immediately prior to the Petition Date; (iii) unless otherwise determined by the Plan Administrator, on the date that BSC’s Chapter 11 Case is closed in accordance with Section 5.16 of the Plan, the Single Share issued on the Effective Date shall be deemed cancelled and of no further force and effect without any necessity for any other or further actions to be taken by or on behalf of BSC, provided that such cancellation does not adversely impact the Debtors’ Estates; and (iv) the continuing rights of the former holders of Equity Interests in BSC (including through their interest in Single Share or otherwise) shall be nontransferable except (A) by operation of law or (B) for administrative transfers where the ultimate beneficiary has not changed, subject to the Plan Administrator’s consent.

(c)         Voting:  Class 7(a) is Impaired, and the holders of Equity Interests in BSC are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, holders of Equity Interests in BSC are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Equity Interests in BSC.

D.	Means for Implementation

i.            No Substantive Consolidation.

The Plan is being proposed as a joint plan of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan of reorganization for each Debtor.  The Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan.

ii.           Sources of Consideration for Plan Distribution.

The Debtors, the Plan Administrator and the Wind-Down Estates, as applicable, shall fund Distributions under the Plan and the Plan Administrator Agreement with (i) the Sale Transaction Proceeds, and (ii) Cash on hand, including all Cash realized from the Debtors’ business and/or the Wind-Down operations.

iii.          Sale Order and Global Settlement.

(a)        The provisions of the Plan, including treatment provided for under the Plan for Allowed General Unsecured Claims, incorporate and reflect a compromise and settlement by and among the Debtors, the Creditors’ Committee, the PBGC, the DIP Lenders, the DIP Agent, and the Purchaser in accordance with the Global Settlement.  Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan and the Global Settlement shall constitute a good faith compromise of Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a holder of a General Unsecured Claim may have with respect to any such Claim or any distribution to be made on account of any such Claim.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromises or settlements are in the best interests of the Debtors, their Estates, and holders of such Claims and Interests, and is fair, equitable, and reasonable.

(b)         Except as otherwise expressly provided in the Plan or the Confirmation Order, nothing in the Plan or the Confirmation Order shall be construed to control or otherwise affect the Sale Order.

iv.          Plan Administrator.

(a)       Appointment.  The Confirmation Order shall provide for the appointment of a Plan Administrator.  The Plan Administrator shall have all the powers, authority, and responsibilities specified in the Plan Administrator Agreement and as set forth in the Plan. The compensation for the Plan Administrator shall be as set forth in the Plan Administrator Agreement.  The Plan Administrator’s retention shall commence on the Effective Date and shall continue until: (i) the Bankruptcy Court enters an order closing the Chapter 11 Cases; (ii) the Bankruptcy Court enters an order removing the Plan Administrator for cause; or (iii) the Plan Administrator’s resignation, removal, liquidation, dissolution, death, or incapacity, as applicable, and the appointment of a successor Plan Administrator in accordance with the Plan Administrator Agreement.

(b)        Authority.  The Plan Administrator shall have the authority on behalf of each of the Debtors or the Wind-Down Estates, as applicable, without the need for Bankruptcy Court approval (unless otherwise indicated), to carry out and implement all provisions of the Plan, including, without limitation, to:

(i)          subject to Section 7 of the Plan, except to the extent Claims have been previously Allowed, control and effectuate the Claims reconciliation process in accordance with the terms of the Plan, including to object to, seek to subordinate, estimate, compromise or settle any and all Claims against the Debtors or the Wind-Down Estates;

(ii)         subject to Section 6 of the Plan, make Distributions to holders of Allowed Claims in accordance with the Plan;

(iii)        subject to Section 7.10 of the Plan, determine the amount of the individual SERPs Claims according to the individual actuarial calculations performed by Mercer;

(iv)        exercise its reasonable business judgment to direct and control the Wind-Down under the Plan and in accordance with applicable law as necessary to maximize Distributions to holders of Allowed Claims;

(v)         abandon any property that, in the Property Administrator’s judgment, is burdensome to the Wind-Down Estates;

(vi)        prepare, file, and prosecute any necessary filings or pleadings with the Bankruptcy Court to carry out the duties of the Plan Administrator as described in the Plan;

(vii)      other than any Causes of Action released by the Debtors pursuant to the Plan or otherwise, prosecute all Causes of Action on behalf of the Debtors, elect not to pursue any Causes of Action, and determine whether and when to compromise, settle, abandon, dismiss, or otherwise dispose of any such Causes of Action, as the Plan Administrator may determine is in the best interests of the Debtors and their Estates;

(viii)      maintain the books and records and accounts of the Debtors and the Wind-Down Estates, as applicable;

(ix)        retain professionals to assist in performing its duties under the Plan;

(x)       incur and pay reasonable and necessary expenses in connection with the performance of duties under the Plan, including the reasonable fees and expenses of professionals retained by the Plan Administrator;

(xi)        administer the tax obligations of each Debtor or Wind-Down Estate, as applicable, including (i) filing tax returns and paying tax obligations, (ii) requesting, if necessary, an expedited determination of any unpaid tax liability of each Debtor or Wind-Down Estate, as applicable, or their estate under Bankruptcy Code section 505(b), for all taxable periods of such Debtor ending after the Petition Date through the liquidation of such Debtor as determined under applicable tax laws, and (iii) representing the interest and account of each Debtor or Wind-Down Estate, or their estate under Bankruptcy Code section 505(b), before any taxing authority in all matters including, without limitation, any action, suit, proceeding or audit;

(xii)       prepare and file any and all informational returns, reports, statements, returns or disclosures relating to the Debtors or the Wind-Down Estates, as applicable, that are required under the Plan, by any Governmental Unit or applicable law;

(xiii)     use reasonable best efforts to ensure that the Qualified Pension Plan Documents are stored and preserved until the PBGC has completed its review regarding the Qualified Pension Plan and, upon reasonable notice, make such documents available to PBGC for inspection and copying; provided, however, that such obligations herein shall expire twelve (12) months following the Effective Date;

(xiv)      determine whether to create a liquidating trust for the assets of a Debtor and which assets to transfer to such liquidating trust;

(xv)       pay statutory fees in accordance with Section 12.1 of the Plan;

(xvi)     take all actions that the Plan Administrator reasonably deems necessary to protect and increase the value of Debtors’ Assets and perform other duties and functions that are consistent with the implementation of the Plan;

(xvii)     perform all duties and functions of the Disbursing Agent as set forth in the Plan; and

(xviii)    close the Chapter 11 Cases.

(c)         Boards of Directors and Officers.  The officers and directors of the Debtors existing prior to the Effective Date shall be relieved of any and all duties with the respect to the Debtors as of the Effective Date without the need for them to resign or take any other action.  The Plan Administrator shall serve as the initial director or manager, as applicable, and sole officer of each Wind-Down Estate after the Effective Date.  The Plan Administrator shall elect such additional directors, managers and officers as the Plan Administrator deems necessary to implement the Plan and the actions contemplated in the Plan.  The Plan Administrator shall also have the power to act by written consent to remove any director, manager, or officer of any Wind-Down Estate.

(d)         Wind-Down.

(i)         After the Effective Date, pursuant to the Plan, the Plan Administrator shall effectuate the Wind-Down in accordance with the Wind-Down Budget without any further approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

(ii)       The Plan Administrator shall periodically review the Wind-Down Budget and make any necessary adjustments to the Wind-Down Budget to maintain sufficient funds to properly fund the Wind-Down; provided, that if the Plan Administrator concludes at any time that the Wind-Down Budget exceeds the amounts necessary to properly fund the Wind-Down, the Plan Administrator shall be authorized to move any excess amounts out of the Wind-Down Budget and consider them Net Cash Proceeds; provided, further, that if any Sale Transaction Proceeds or other funds are received by the Wind-Down Estates or the Plan Administrator, as applicable, after the Effective Date, the Plan Administrator shall allocate any portion of such proceeds for the Wind-Down Budget as it deems necessary to properly fund the Wind-Down and the rest of the proceeds shall be considered Net Cash Proceeds.

(iii)       The Plan Administrator shall keep good records of:  (a) the funds that are in the Wind-Down Budget, (b) Net Cash Proceeds for each Debtor, (c) any funds reserved for payment of Allowed Administrative Expense Claims, and (d) any funds reserved for Disputed Claims; provided, that the Plan Administrator shall not be required to keep Cash in separate accounts or reserves for such purposes.

(iv)        The Wind-Down (as determined for federal income tax purposes) shall occur in an expeditious but orderly manner after the Effective Date.

(e)         Limitation of Liability.  The Plan Administrator, and any of its respective members, officers, designees, employees, agents, consultants, lawyers, advisors, professionals or representatives and each of their respective representatives (collectively, the “Plan Administrator Parties”) shall not be liable for any post-Effective Date act or omission taken or omitted to be taken in their respective capacities, with or without the advice of counsel, accountants, appraisers, and other professionals retained by the Plan Administrator Parties, other than for acts or omissions resulting from gross negligence, willful misconduct, or criminal conduct as determined by a Final Order.  The Plan Administrator may, in connection with the performance of its respective functions after the Effective Date, and in its respective sole and absolute discretion, consult with attorneys, accountants, financial advisors, agents and other professionals, and shall not be liable for any act taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such professionals or any Final Order.  Notwithstanding such authority, the Plan Administrator shall not be under any obligation to consult with any attorneys, accountants, financial advisors, agents or other professionals, and its determination not to do so shall not result in the imposition of liability, unless such determination is based on gross negligence, willful misconduct, or criminal conduct as determined by a Final Order; provided, that in no event will any such person be liable for punitive, exemplary, consequential, or special damages under any circumstances.  Any action taken or omitted to be taken by the Plan Administrator Parties after the Effective Date with the approval of the Bankruptcy Court will conclusively be deemed not to constitute gross negligence, willful misconduct, or criminal conduct.

(f)       Indemnification.  Each of the Wind-Down Estates shall indemnify and hold harmless the Plan Administrator solely in its capacity as the Plan Administrator and any professionals retained by the Plan Administrator for any losses incurred in such capacity, except to the extent such losses were the result of the Plan Administrator’s or its professionals’ bad faith, gross negligence, willful misconduct, or criminal conduct.

(g)       Dissolution.  After the Effective Date, the Plan Administrator shall be authorized to take, in his or her sole and absolute discretion, subject to applicable non-bankruptcy law and consistent with the implementation of the Plan and the Plan Administrator Agreement, all actions reasonably necessary to merge, dissolve, liquidate, or take such other similar action with respect to each Debtor (including the cancellation of all Interests in a Wind-Down Estate) and complete the winding up of such Wind-Down Estate as expeditiously as practicable, without the necessity for any other or further actions to be taken by or on behalf of such Wind-Down Estate or its shareholders or members, as applicable, or any payments to be made in connection therewith. Such actions by the Plan Administrator shall include, but not be limited to, the Plan Administrator filing with the Secretary of State or other appropriate Governmental Unit for the relevant jurisdiction of each Debtor’s organization the appropriate articles, agreements, certificates, and other documents of cancellation or dissolution.  Upon the filing of such articles, agreements, certificates, or other documents of cancellation or dissolution, each such Debtor entity immediately shall cease to be, and not continue as, a body corporate or unincorporated entity, as applicable, for any purpose whatsoever; provided, however, that the foregoing does not limit the Plan Administrator’s ability to otherwise abandon an Interest in a Wind-Down Estate.  The Plan Administrator may, to the extent required by applicable non-bankruptcy law, maintain a Wind-Down Estate as a corporate entity in good standing until such time as such Wind-Down Estate is dissolved or merged out of existence in accordance with the Plan.  All applicable Governmental Units shall accept any such certificates or other documents filed by the Plan Administrator and shall take all steps necessary to allow and effect the prompt dissolution and/or winding-up of the Debtors as provided herein.

v.            Liquidating Trust.

In the event the Plan Administrator determines that the Wind-Down of a Debtor shall take the form of a liquidating trust, (1) the terms of the liquidating trust shall be set forth in a liquidating trust agreement, (2) the liquidating trust shall be structured to qualify as a “liquidating trust” within the meaning of Treasury Regulations section 301.7701-4(d) and in compliance with Revenue Procedure 94-45, 1994-2 C.B. 684, and, thus, as a “grantor trust” within the meaning of sections 671 through 679 of the Tax Code of which the holders of Claims who become the liquidating trust beneficiaries (as determined for U.S. federal income tax purposes) are the owners and grantors, consistent with the terms of the Plan, (3) the sole purpose of the liquidating trust shall be the liquidation and distribution of the assets transferred to the liquidating trust in accordance with Treasury Regulations section 301.7701-4(d), including the resolution of Claims, with no objective to continue or engage in the conduct of a trade or business, (4) all parties (including the Debtors, holders of Claims, the Creditors’ Committee, and the trustee of the liquidating trust) shall report consistently with such treatment (including the deemed receipt of the underlying assets, subject to applicable liabilities and obligations, by the holders of Allowed Claims, as applicable, followed by the deemed transfer of such assets to the liquidating trust), (5) all parties shall report consistently with the valuation of the assets transferred to the liquidating trust as determined by the trustee of the liquidating trust (or its designee), (6) the trustee of the liquidating trust shall be responsible for filing returns for the trust as a grantor trust pursuant to Treasury Regulations section 1.671-4(a), and (7) the trustee of the liquidating trust shall annually send to each holder of an interest in the liquidating trust a separate statement regarding the receipts and expenditures of the trust as relevant for U.S. federal income tax purposes.

Subject to definitive guidance from the Internal Revenue Service or a court of competent jurisdiction to the contrary (including the receipt by the trustee of the liquidating trust of a private letter ruling if the trustee so requests one, or the receipt of an adverse determination by the Internal Revenue Service upon audit if not contested by the trustee), the trustee of the liquidating trust may timely elect to (y) treat any portion of the liquidating trust allocable to Disputed Claims as a “disputed ownership fund” governed by Treasury Regulations section 1.468B-9 (and make any appropriate elections) and (z) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes.  If a “disputed ownership fund” election is made, (i) all parties (including the Debtors, holders of Claims, the Creditors’ Committee, and the trustee of the liquidating trust) shall report for U.S. federal, state, and local income tax purposes consistently with the foregoing, and (ii) any tax imposed on the liquidating trust with respect to assets allocable to Disputed Claims (including any earnings thereon and any gain recognized upon the actual or deemed disposition of such assets) will be payable out of such assets and, in the event of insufficient Cash to pay any such taxes, the trustee of the liquidating trust may sell all or part of such assets to pay the taxes.  The trustee of the liquidating trust may request an expedited determination of taxes of the liquidating trust, including any reserve for Disputed Claims, under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, the liquidating trust for all taxable periods through the dissolution of the liquidating trust.

vi.          Corporate Action.

Upon the Effective Date, by virtue of entry of the Confirmation Order, all actions contemplated by the Plan (including any action to be undertaken by the Plan Administrator) shall be deemed authorized, approved, and, to the extent taken prior to the Effective Date, ratified without any requirement for further action by holders of Claims or Interests, the Debtors, or any other Entity or Person.  All matters provided for in the Plan involving the corporate structure of the Debtors, and any corporate action required by the Debtors in connection therewith, shall be deemed to have occurred and shall be in effect as of the Effective Date, without any requirement of further action by the Debtors or the Estates.

vii.         Withholding and Reporting Requirements.

(a)        Withholding Rights.  In connection with the Plan, any party issuing any instrument or making any distribution described in the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions pursuant to the Plan and all related agreements shall be subject to any such withholding or reporting requirements.  Any amounts withheld pursuant to the preceding sentence shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan.  Notwithstanding the foregoing, each holder of an Allowed Claim or any other Person that receives a distribution pursuant to the Plan shall have responsibility for any taxes imposed by any Governmental Unit, including, without limitation, income, withholding, and other taxes, on account of such distribution.  Any party issuing any instrument or making any distribution pursuant to the Plan has the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.  Additionally, in the case of a non-Cash distribution that is subject to withholding, the distributing party has the right, but not the obligation, to withhold an appropriate portion of such distributed property and either (i) sell such withheld property to generate Cash necessary to pay over the withholding tax (or reimburse the distributing party for any advance payment of the withholding tax), or (ii) pay the withholding tax using its own funds and retain such withheld property.

(b)        Forms.  Any party entitled to receive any property as an issuance or distribution under the Plan shall, upon request, deliver to the Plan Administrator or the Wind-Down Estates, or such other Person designated by the Plan Administrator or the Wind-Down Estates, Form W-9 or, if the payee is a foreign Person, an applicable Form W-8, unless such Person is exempt under the Tax Code and so notifies the Plan Administrator.  If such request is made by the Plan Administrator or the Wind-Down Estates, or such other Person designated by the Plan Administrator or the Wind-Down Estates, and the holder fails to comply within ninety (90) days after not less than two (2) requests have been made, the amount of such distribution shall irrevocably revert to the applicable Wind-Down Estate and any Claim in respect of such distribution shall be forever barred from assertion against any Debtor, the applicable Wind-Down Estate and their respective property.

viii.        Exemption From Certain Transfer Taxes.

To the maximum extent provided by section 1146(a) of the Bankruptcy Code: (i) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Wind-Down Estates, as applicable; or (ii) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instruments of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, in each case to the extent permitted by applicable bankruptcy law, and the appropriate state or local government officials or agents shall forego collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

ix.          Effectuating Documents; Further Transactions.

(a)       On or as soon as practicable after the Effective Date, the Plan Administrator shall take such actions as may be or become necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, financing, conversion, disposition, transfer, dissolution, transition services, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities may determine; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any Asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms to which the applicable parties agree; (iii) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable state law; (iv) the issuance of securities, all of which shall be authorized and approved in all respects, in each case, without further action being required under applicable law, regulation, order, or rule; (v) the execution, delivery, or filing of contracts, instruments, releases, and other agreements to effectuate and implement the Plan without the need for any approvals, authorizations, actions, or consents; and (vi) all other actions that the applicable Entities determine to be necessary or appropriate.

(b)        Prior to the Effective Date, each officer, manager, or member of the board of directors of the Debtors, and  on or after the Effective Date, each officer, manager, or member of the board of directors of the Wind-Down Estates and the Plan Administrator, as applicable, shall be authorized and directed to issue, execute, deliver, file, or record such contracts, securities, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan in the name of, and on behalf of, the Wind-Down Estates, all of which shall be authorized and approved in all respects, in each case, without the need for any approvals, authorization, consents, or any further action required under applicable law, regulation, order, or rule (including, without limitation, any action by the stockholders or directors or managers of the Debtors, or the Wind-Down Estates) except for those expressly required pursuant to the Plan.

(c)         The Debtors and the Plan Administrator shall be authorized to implement the Sale Transaction and the Plan in the manner most tax efficient to the Wind-Down Estates.

(d)       All matters provided for in the Plan involving the corporate structure of the Debtors or the Wind-Down Estates, to the extent applicable, or any corporate or related action required by the Debtors or the Wind-Down Estates in connection herewith shall be deemed to have occurred and shall be in effect, without any requirement of further action by the stockholders, members, or directors or managers of the Debtors and with like effect as though such action had been taken unanimously by the stockholders, members, directors, managers, or officers, as applicable, of the Debtors or the Wind-Down Estates.  For the avoidance of doubt, after the Effective Date, the Wind-Down Estates shall be responsible for terminating and winding down any remaining retirement benefit plans.

x.            Preservation of Rights of Action.

Other than Causes of Action against an Entity that are waived, relinquished, exculpated, released, compromised, transferred or settled pursuant to the Plan, the Confirmation Order, the Sale Order, or by another order of the Bankruptcy Court, the Debtors reserve any and all Causes of Action.  On and after the Effective Date, the Plan Administrator may pursue such Causes of Action in its sole discretion.  No Entity may rely on the absence of a specific reference in the Plan or this Disclosure Statement to any Cause of Action against them as any indication that the Debtors, the Wind-Down Estates or the Plan Administrator, as applicable, will not pursue any and all available Causes of Action against them.  No preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or the Effective Date.  Prior to the Effective Date, the Debtors, and on and after the Effective Date, the Plan Administrator and the Wind-Down Estates shall retain and shall have, including through its authorized agents or representatives, the exclusive right, authority, and discretion, subject to the Plan, to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing, as the Plan Administrator and the Wind-Down Estates may determine is in the best interest of the Debtors and their Estates, without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.  Notwithstanding anything contained in the Plan to the contrary, the settlement of any Claims and Causes of Action which are expressly to be settled by Confirmation of the Plan shall be resolved only by Confirmation and consummation of the Plan.

xi.          Certificate of Incorporation and By-Laws.

As of the Effective Date, the certificate of incorporation and by-laws, or other organizational documents, as applicable, of the Debtors shall be amended to the extent necessary to carry out the provisions of the Plan.  Such amended organizational documents (if any) shall be filed with the Bankruptcy Court as part of the Plan Supplement in advance of the Effective Date.

xii.          Stock Trading Restrictions.

The restrictions imposed by the Final Order Establishing Notification Procedures and Approving Restrictions on Certain Transfers of Interests in and Claims Against the Debtors (ECF No. 535), as the same may be amended from time to time, shall remain effective and binding through the closing of the Chapter 11 Cases.

xiii.        Cancellation of Existing Securities and Agreements

Except for the purpose of evidencing a right to a distribution under the Plan, and except as otherwise set forth in the Plan, all notes, instruments, other securities, and other evidence of debt issued shall be deemed cancelled, discharged, and of no force or effect and the obligations of the Debtors thereunder shall be deemed fully satisfied, released, and discharged.

xiv.         Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Interests, and the respective distributions and treatments under the Plan, take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, sections 510(b)-(c) of the Bankruptcy Code, or otherwise.  Pursuant to section 510 of the Bankruptcy Code, the Debtors reserve the right for the Wind-Down Estates and the Plan Administrator to seek to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

xv.          Nonconsensual Confirmation.

The Debtors intend to undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code as to any Classes that reject or are deemed to reject the Plan.

xvi.         Closing of Chapter 11 Cases.

After an Estate has been fully administered, the Wind-Down Estates and the Plan Administrator shall seek authority from the Bankruptcy Court to close the applicable Chapter 11 Case(s) in accordance with the Bankruptcy Code and Bankruptcy Rules.

xvii.        Notice of Effective Date.

As soon as practicable, but not later than three (3) Business Days following the Effective Date, the Debtors or the Plan Administrator, as applicable, shall file a notice of the occurrence of the Effective Date with the Bankruptcy Court and serve the notice in accordance with the Bankruptcy Rules.

xviii.      Corporate Form.

On the Effective Date, each of the Debtors shall maintain its current corporate form, which may be modified or changed at any time after the Effective Date by the Plan Administrator in accordance with the terms of the Plan and applicable law.

xix.         Separability.

Notwithstanding the combination of the separate plans of reorganization for the Debtors set forth in the Plan for administrative purposes of economy and efficiency, the Plan constitutes a separate chapter 11 plan for each Debtor and is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan.  Accordingly, if the Bankruptcy Court does not confirm the Plan with respect to one or more Debtors, it may still confirm the Plan with respect to any other Debtor that satisfies the confirmation requirements of section 1129 of the Bankruptcy Code.

xx.          Cancellation of Notes, Instruments, Certificates, and Other Documents.

On the date that all distributions under the Plan have been made, except to the extent otherwise provided in the Plan: (1) the obligations of the Debtors (a) under each organizational document (including certificates of designation, bylaws, or certificates or articles of incorporation), certificate, share, note, bond, indenture, purchase right, option, warrant, call, put, award, commitment, registration rights, preemptive right, right of first refusal, right of first offer, co-sale right, investor rights, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors or giving rise to any Claim or Interest shall be automatically extinguished, cancelled and of no further force or effect and the Debtors or the Wind-Down Estates shall not have any continuing obligations thereunder, and (b) under each agreement evidencing or creating any right to receive or to be eligible to receive any Interest (including any right of an employee under any agreement to participate in any incentive or compensation plan that provides for the issuance or grant of any Interests or to receive or to be eligible to receive any Interests) shall be automatically extinguished, cancelled and of no further force and effect and the Debtors or the Wind-Down Estates shall not have any continuing obligations thereunder; and (2) the obligations of the Debtors pursuant, relating, or pertaining to any instrument, certificate, agreement or document described in clause (1) above evidencing or creating any indebtedness or obligation of the Debtors shall be released and discharged; provided that notwithstanding Confirmation or the occurrence of the Effective Date, any such indenture, agreement, note, or other instrument or document that governs the rights of the holder of a Claim or Interest shall continue in effect solely for purposes of (i) enabling the holder of such Claim or Interest to seek allowance of, and receive distributions on account of such Claim or Interest under the Plan as provided herein; (ii) allowing holders of Claims to retain their respective rights and obligations vis-à-vis other holders of Claims pursuant to any applicable loan documents; (iii) allowing the Unsecured Notes Indenture Trustee to enforce its rights, claims, and interests vis-à-vis any party other than the Debtors; (iv) allowing the Unsecured Notes Indenture Trustee to make the distributions in accordance with the Plan (if any), as applicable; (v) preserving any rights of the Unsecured Notes Indenture Trustee to payment of fees, expenses, and indemnification obligations as against any money or property distributable to the holders of Unsecured Notes Claims; (vi) allowing the Unsecured Notes Indenture Trustee to enforce any obligations owed to it under the Plan and perform any rights or duties, if any, related thereto; (vii) allowing the Unsecured Notes Indenture Trustee to exercise rights and obligations relating to the interests of the holders under the Unsecured Notes Indenture; (viii) allowing the Unsecured Notes Indenture Trustee to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court; and (ix) permitting the Unsecured Notes Indenture Trustee to perform any functions that are necessary to effectuate the foregoing; provided, further, that the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan; provided, further, that nothing in this section shall effect a cancellation of any Intercompany Interests, or Intercompany Claims.  For the avoidance of doubt, the Unsecured Notes Indenture Trustee shall have the right to exercise its charging lien against distributions to holders of the Unsecured Notes Claims for the payment of the Unsecured Notes Indenture Trustee Fees and Expenses.

Except for the foregoing, on and after the Effective Date, all duties and responsibilities of the Unsecured Notes Indenture Trustee shall be fully discharged (i) unless otherwise specifically set forth in or provided for under the Plan, the Plan Supplement, or the Confirmation Order, and (ii) except with respect to such other rights of the Unsecured Notes Indenture Trustee that, pursuant to the Unsecured Notes Indenture, survive termination of the Unsecured Notes Indenture.

E.	Distributions

i.            Distributions Generally.

Except as otherwise provided in the Plan, the Disbursing Agent shall make all Distributions under the Plan to the appropriate holders of Allowed Claims in accordance with the terms of the Plan and the Plan Administrator Agreement.

ii.           Distribution Record Date.

As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors or their respective agents shall be deemed closed for purposes of determining whether a holder of such a Claim or Interest is a record holder entitled to distributions under the Plan, and there shall be no further changes in the record holders or the permitted designees of any such Claims or Interests.  The Debtors, Wind-Down Estates or the Plan Administrator, as applicable, shall have no obligation to recognize any transfer or designation of such Claims or Interests occurring after the close of business on the Distribution Record Date.  In addition, with respect to payment of any cure amounts or assumption disputes, neither the Debtors nor the Disbursing Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable executory contract or unexpired lease as of the close of business on the Distribution Record Date, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim for a Cure Amount.  The Distribution Record Date shall not apply to the DIP Claims, the holders of which shall receive a distribution in accordance with Section 2 of the Plan, to the extent not previously satisfied.

iii.          Date of Distributions.

(a)         Except as otherwise provided in the Plan or the Plan Administrator Agreement, the Plan Administrator shall make the Initial Distribution to holders of Allowed Claims no later than the Initial Distribution Date and thereafter, the Plan Administrator shall from time to time determine the subsequent Distribution Dates, if any.

(b)        Prior to making any Distributions under the Plan, including the Initial Distribution, the Plan Administrator shall reserve an amount sufficient to pay holders of Disputed Administrative Expense Claims, Disputed Priority Tax Claims, Disputed Priority Non-Tax Claims Disputed Other Secured Claims, and Disputed General Unsecured Claims, in each case, the amount such holders would be entitled to receive under the Plan if such Claims were to become Allowed Claims.  After the resolution of any Disputed Administrative Expense Claim, Disputed Priority Tax Claims, Disputed Priority Non-Tax Claims, Disputed Other Secured Claims, and Disputed General Unsecured Claims, the Plan Administrator shall treat any amounts that were reserved on account of such Disputed Claims that are Disallowed or do not become Allowed Claims as Net Cash Proceeds for purposes of distributions pursuant to the Plan.

iv.           Disbursing Agent.

Other than as contemplated in Section 6.2 of the Plan, all distributions under the Plan shall be made by the Disbursing Agent on and after the Effective Date as provided in the Plan.  The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties.  The Plan Administrator shall use all commercially reasonable efforts to provide the applicable Disbursing Agent with the amounts of Claims and the identities and addresses of holders of Claims, in each case, as set forth in the Debtors’, or Wind-Down Estates’, as applicable, books and records.  The Plan Administrator shall cooperate in good faith with the applicable Disbursing Agent to comply with the reporting and withholding requirements outlined in Section 5.7 of the Plan.

v.            Rights and Powers of Disbursing Agent.

(a)         From and after the Effective Date, the Disbursing Agent, solely in its capacity as Disbursing Agent, shall be exculpated by all Entities, including, without limitation, holders of Claims against, and Interests in, the Debtors and other parties in interest, from any and all Claims, Causes of Action, and other assertions of liability arising out of the discharge of the powers and duties conferred upon such Disbursing Agent by the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except for actions or omissions to act arising out of the gross negligence or willful misconduct, fraud, malpractice, criminal conduct, or ultra vires acts of such Disbursing Agent.  No holder of a Claim or Interest, or other party in interest, shall have or pursue any Claim or Cause of Action against the Disbursing Agent, solely in its capacity as Disbursing Agent, for making distributions in accordance with the Plan or for implementing provisions of the Plan, except for actions or omissions to act arising out of the gross negligence or willful misconduct, fraud, malpractice, criminal conduct, or ultra vires acts of such Disbursing Agent.

(b)       A Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (ii) make all distributions contemplated hereby; and (iii) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of the Plan.

vi.          Expenses of Disbursing Agent.

Except as otherwise ordered by the Bankruptcy Court, any reasonable and documented fees and expenses incurred by the Disbursing Agent acting in such capacity (including reasonable documented attorneys’ fees and expenses) on or after the Effective Date shall be paid in Cash.

vii.         No Postpetition Interest on Claims.

Except as otherwise provided in the Plan, the Confirmation Order, or another order of the Bankruptcy Court, or required by the Bankruptcy Code (including postpetition interest in accordance with sections 506(b) and 726(a)(5) of the Bankruptcy Code), interest shall not accrue or be paid on any Claims on or after the Petition Date; provided, that if interest is payable pursuant to the preceding sentence, interest shall accrue at the federal judgment rate pursuant to 28 U.S.C. § 1961 on a non-compounded basis from the date the obligation underlying the Claim becomes due and is not timely paid through the date of payment.

viii.        Delivery of Distributions.

(a)        Subject to Bankruptcy Rule 9010, all distributions to any holder or permitted designee, as applicable, of an Allowed Claim or Interest shall be made to a Disbursing Agent, who shall transmit such distribution to the applicable holders or permitted designees of Allowed Claims or Interests on behalf of the Debtors.  In the event that any distribution to any holder or permitted designee is returned as undeliverable, no further distributions shall be made to such holder or such permitted designee unless and until such Disbursing Agent is notified in writing of such holder’s or permitted designee’s, as applicable, then-current address, at which time all currently-due, missed distributions shall be made to such holder as soon as reasonably practicable thereafter without interest.  Nothing in the Plan shall require the Disbursing Agent to attempt to locate holders or permitted designees, as applicable, of undeliverable distributions and, if located, assist such holders or permitted designees, as applicable, in complying with Section 5.7 of the Plan.

(b)        Notwithstanding the foregoing, all distributions on account of DIP Claims, if any, shall be deposited with the DIP Agent for distribution to holders of DIP Claims in accordance with the terms of the DIP Loan Documents.  To the extent the DIP Agent effectuates, or is requested to effectuate, any distributions under the Plan on account of the DIP Claims, the DIP Agent shall be deemed a “Disbursing Agent” for purposes of the Plan.

ix.          Distributions after Effective Date.

Distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

x.            Time Bar to Cash Payments.

Checks issued by the Disbursing Agent in respect of Allowed Claims shall be null and void if not negotiated within one hundred and twenty (120) days after the date of issuance thereof.  Thereafter, the amount represented by such voided check shall revert to the Wind-Down Estates.  Requests for re-issuance of any check shall be made to the Disbursing Agent by the holder of the Allowed Claim to whom such check was originally issued.

xi.          Unclaimed Property.

Undeliverable distributions or unclaimed distributions shall remain in the possession of the Debtors or the Wind-Down Estates, as applicable, until such time as a distribution becomes deliverable or the holder accepts the distribution, or such distribution reverts back to the Debtors or the Wind-Down Estates, as applicable, and shall not be supplemented with any interest, dividends, or other accruals of any kind.  Such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of three hundred and sixty-five (365) days from the date of distribution.  After such date all unclaimed property or interest in property shall irrevocably revert to the Wind-Down Estates or the Plan Administrator, as applicable, and the Claim of any other holder to such property or interest in property shall be discharged and forever barred.

xii.         Manner of Payment under Plan.

Except as otherwise specifically provided in the Plan, at the option of the Debtors, the Wind-Down Estates or the Plan Administrator, as applicable, any Cash payment to be made under the Plan may be made by a check or wire transfer, or ACH transfer, or as otherwise required or provided in applicable agreements or customary practices of the Debtors.

xiii.        Satisfaction of Claims.

Except as expressly provided in the Plan, upon the date that all distributions under the Plan have been made, (a) each holder (as well as any trustees and agents on behalf of each holder) of a Claim against or Interest in a Debtor shall be deemed to have forever waived, released and discharged the Debtors, to the fullest extent permitted by law, of and from any and all Claims, Equity Interests, rights and liabilities that arose prior to the Effective Date, and (b) all such holders shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any discharged Claim against or terminated Equity Interest in the Debtors.

xiv.         Minimum Cash Distributions.

The Disbursing Agent shall not be required to make any distribution of Cash less than One Hundred Dollars ($100) to any holder of an Allowed Claim; provided, that if any distribution is not made pursuant to Section 6.14, such distribution shall be added to any subsequent distribution to be made on behalf of the holder’s Allowed Claim.

xv.          Setoffs and Recoupments.

The Debtors, Wind-Down Estates or the Plan Administrator, as applicable, or such entity’s designee (including, without limitation, the Disbursing Agent) may, but shall not be required to, set off or recoup against any Claim, and any distribution to be made on account of such Claim, any and all claims, rights, and Causes of Action of any nature whatsoever that the Debtors, the Wind-Down Estates or the Plan Administrator, as applicable, may have against the holder of such Claim pursuant to the Bankruptcy Code or applicable non-bankruptcy law; provided, that neither the failure to do so nor the allowance of any Claim under the Plan shall constitute a waiver or release by a Debtor or its successor of any claims, rights, or Causes of Action that a Debtor or its successor or assign may possess against the holder of such Claim.

xvi.         Allocation of Distributions between Principal and Interest.

Except as otherwise required by law (as reasonably determined by the Wind-Down Estates or the Plan Administrator, as applicable), distributions with respect to an Allowed Claim shall be allocated first to the principal portion of such Allowed Claim (as determined for U.S. federal income tax purposes) and, thereafter, to the remaining portion of such Allowed Claim, if any.

xvii.        No Distribution in Excess of Amount of Allowed Claim.

Except as provided in Section 6.7 of the Plan, no holder of an Allowed Claim shall receive, on account of such Allowed Claim, distributions in excess of the Allowed amount of such Claim.

xviii.      Delivery of Distribution of Unsecured Notes Claims.

Except as otherwise reasonably requested by the Unsecured Notes Indenture Trustee, all distributions to holders of Unsecured Notes Claims shall be deemed completed when made to the Unsecured Notes Indenture Trustee.  The Unsecured Notes Indenture Trustee shall hold or direct such distributions for the benefit of the holders of Unsecured Notes Claims.  As soon as practicable in accordance with the requirements set forth in Section 6.18 of the Plan, the Unsecured Notes Indenture Trustee shall arrange to deliver such distributions to or on behalf of its holders.  If the Unsecured Notes Indenture Trustee is unable to make, or consents to the Plan Administrator making, such distributions, the Plan Administrator, with the Unsecured Notes Indenture Trustee’s cooperation, shall make such distributions to the extent practicable to do so.  The Unsecured Notes Indenture Trustee shall have no duties or responsibility relating to any form of distribution that is not DTC eligible and the Wind-Down Estate or the Plan Administrator, as applicable, shall seek the cooperation of DTC so that any distribution on account of an Unsecured Notes Claim that is held in the name of, or by a nominee of, DTC, shall be made through the facilities of DTC as soon as practicable thereafter.

F.	Procedures for Disputed Claims

i.            Objections to Claims.

The Plan Administrator, on behalf of the Wind-Down Estates, shall exclusively be entitled to object to all Claims.  After the Effective Date, the Plan Administrator, on behalf of the Wind-Down Estates, shall have and retain any and all rights and defenses that the Debtors had with regard to any Claim to which they may object, except with respect to any Claim that is Allowed.  Any objections to Proofs of Claim shall be served and filed on or before the later of (a) one-hundred and eighty (180) days after the Effective Date, and (b) such later date as may be fixed by the Bankruptcy Court upon a motion filed by the Plan Administrator, on behalf of the Wind-Down Estates, before the day that is one-hundred and eighty (180) days after the Effective Date.

ii.           Resolution of Disputed Claims.

Except as otherwise specifically provided in the Plan, on and after the Effective Date, the Plan Administrator, on behalf of the Wind-Down Estates, shall have the authority to compromise, settle, otherwise resolve, or withdraw any objections to any Claims, without approval of the Bankruptcy Court, other than with respect to Fee Claims; provided, however, that solely with respect to Insured Claims, the Plan Administrator’s authority to compromise, settle, otherwise resolve, or withdraw any objections to Insured Claims shall be subject to approval of the Bankruptcy Court.

iii.          Payments and Distributions with Respect to Disputed Claims.

Notwithstanding anything in the Plan to the contrary, if any portion of a Claim is a Disputed Claim, no payment or distribution provided under the Plan shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

iv.           Distributions after Allowance.

After such time as a Disputed Claim becomes, in whole or in part, an Allowed Claim, the holder thereof shall be entitled to distributions, if any, to which such holder is then entitled as provided in the Plan, without interest, as provided in Section 7.8 of the Plan.  Such distributions shall be made as soon as practicable after the date such Disputed Claim (or portion thereof) becomes an Allowed Claim.

v.            Adjudication and Estimation of Claims.

Except as otherwise specifically provided in the Plan, the Debtors, the Wind-Down Estates or the Plan Administrator, as applicable, may determine, resolve and otherwise adjudicate all contingent, unliquidated, and Disputed Claims.  The Debtors, the Wind-Down Estates or the Plan Administrator, as applicable, may at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claims pursuant to section 502(c) of the Bankruptcy Code or otherwise, including to establish a reserve for distribution purposes, regardless of whether the Plan Administrator had previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection.  The Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection.  In the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed Claims, the amount so estimated shall constitute either the Allowed amount of such Claims, or a maximum limitation on such Claims, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on the amount of such Claims, the Debtors, the Wind-Down Estates, or the Plan Administrator, as applicable, may pursue supplementary proceedings to object to the allowance of such Claims; provided, that such limitation shall not apply to Claims requested by the Debtors to be estimated for voting purposes only; provided, however, that solely with respect to Insured Claims, the authority of the Debtors, the Wind-Down Estates or the Plan Administrator, as applicable, to determine, resolve and otherwise adjudicate all contingent, unliquidated, and Disputed Claims that are Insured Claims pursuant to this Section 7.5 of the Plan shall be subject to approval of the Bankruptcy Court.

vi.          No Distributions Pending Allowance.

If an objection, motion to estimate, or other challenge to a Claim is filed, no payment or distribution provided under the Plan shall be made on account of such Claim unless and until (and only to the extent that) such Claim becomes an Allowed Claim.

vii.         Claim Resolution Procedures Cumulative.

All of the objection, estimation, and resolution procedures in the Plan are intended to be cumulative and not exclusive of one another.  Claims may be estimated and subsequently settled, compromised, withdrawn, or resolved in accordance with the Plan without further notice or Bankruptcy Court approval.

viii.        Interest.

To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date, the holder of such Claim shall not be entitled to any interest that accrued thereon from and after the Effective Date, except as provided in Section 6.7 of the Plan.

ix.          Insured Claims.

No distributions under the Plan shall be made on account of an Insured Claim unless and until it is determined that such Claim is not an Insured Claim.  The holder of such Insured Claim shall be entitled to pursue and exhaust all available rights and remedies it may have pursuant to the terms of all Insurance Policies applicable to such Insured Claim, including, without limitation, the right of such holder to commence actions directly against the insurer or insurers, as applicable, without naming any insured Debtor entity.  The automatic stay of Bankruptcy Code section 362(a) and the injunctions set forth in the Plan, if and to the extent applicable, shall be deemed lifted without further order of this Court, solely to permit: (a) claimants holding Insured Claims to pursue and exhaust all available rights and remedies under applicable Insurance Policies in accordance with and to the fullest extent provided under applicable non-bankruptcy law; (b) the Insurers to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of the Bankruptcy Court, (I) workers’ compensation claims, (II) claims where a claimant asserts a direct claim against any Insurer (i.e., without naming any insured Debtor as a defendant in the relevant action) under applicable non-bankruptcy law, or an order has been entered by the Bankruptcy Court granting a claimant relief from the automatic stay to proceed with its claim, and (III) all costs in relation to each of the foregoing; and (c) holders of Insured Claims to pursue recoveries under applicable Insurance Policies to the extent required or allowed herein.  The obligations, if any, of the Insurers to pay holders of Allowed Claims that are Insured Claims shall be determined solely pursuant to the terms of the Insurance Policies and applicable non-bankruptcy law.  To the extent that the Insurers agree to satisfy an Insured Claim in whole or in part, then immediately upon such agreement, the portion of such Insured Claim so satisfied shall be expunged without an objection to such Insured Claim having to be filed and without any further notice to or action, order, or approval of the Court.  If an Insurer declines to defend or denies coverage for an Insured Claim, the Plan Administrator shall be entitled to settle such Insured Claim in accordance with Section 7.2 of the Plan, and the Plan Administrator or holder of the Insured Claim, as applicable, shall retain the right to pursue such Claim against the Insurer.

i.            SERPs Claims.

SERPs Claims shall be Allowed as General Unsecured Claims against BSC, whether or not the holder of a SERPs Claim has filed a Proof of Claim before or on the deadline established in the SERPs Stipulation, and whether or not such Proof of Claim indicates a liquidated or unliquidated amount, to the extent and in the amount determined by the Plan Administrator according to the individual actuarial calculations performed by Mercer.  Only those holders of SERPs Claims who file a Proof of Claim for a SERPs Claim in a liquidated amount may challenge, if necessary, the determined amount of an individual SERPs Claim.  For the avoidance of doubt, any party in interest may object to a filed SERPs Claim prior to the Effective Date and the Plan Administrator may object to an individual filed SERPs Claim on or after the Effective Date.

G.	Executory Contracts and Unexpired Leases

i.            Rejection of Executory Contracts and Unexpired Leases.

As of and subject to the occurrence of the Effective Date, all executory contracts and unexpired leases to which any of the Debtors are parties shall be deemed rejected, unless such contract or lease (i) was previously assumed or rejected by the Debtors pursuant to an order of the Bankruptcy Court; (ii) previously expired or terminated pursuant to its own terms or by agreement of the parties thereto; (iii) is the subject of a motion to assume filed by the Debtors on or before the Confirmation Date; (iv) is by and between the Debtors and the Purchaser; (v) is identified on the Assumption Schedule; or (vi) is identified in Section 8.3 of the Plan.

ii.           Claims Based on Rejection of Executory Contracts and Unexpired Leases.

In the event that the rejection of an executory contract or unexpired lease under the Plan results in damages to the other party or parties to such contract or lease, any Claim for such damages shall be classified and treated as a General Unsecured Claim against the applicable Debtor.  Such Claim shall be forever barred and shall not be enforceable against the Debtors, the Plan Administrator, the Wind-Down Estates, or their respective Estates, properties or interests in property as agents, successors, or assigns, unless a Proof of Claim based on the rejection of the Debtors’ Executory Contracts or Unexpired Leases pursuant to the Plan or otherwise is filed with the Bankruptcy Court and served upon counsel for the Debtors or the Wind-Down Estates, as applicable, no later than thirty (30) days after the filing and service of the notice of the occurrence of the Effective Date.

iii.          Insurance Policies.

Notwithstanding anything to the contrary in the Plan, the Plan Supplement, the Confirmation Order, any other order of the Bankruptcy Court, any bar date notice, any claim objection, or any other document related to any of the foregoing, on the Effective Date: (i) all Insurance Policies issued or providing coverage to the Debtors shall (subject to the applicable Insurer’s right to object to such a designation) be assumed in their entirety by the Debtors pursuant to sections 365 and 1123 of the Bankruptcy Code, and coverage for defense costs and indemnification under the D&O Policies shall remain available to all individuals within the definition of “Insured” in the D&O Policies, and Wind-Down Estates, or Plan Administrator, as applicable, shall remain liable in full for any and all now existing or hereinafter arising obligations, liabilities, terms, provisions and covenants of any of the Debtors under such Insurance Policies, without the need or requirement for an Insurer to file a Proof of Claim, Administrative Expense Claim or objection to any cure amount; and (ii) nothing shall alter or modify the terms and conditions of and/or any rights, obligations, benefits, claims, rights to payments, or recoveries under the Insurance Policies without the express written consent of the applicable Insurer.

iv.           Intellectual Property Licenses and Agreements.

Notwithstanding anything to the contrary in the Plan, the Plan Supplement, the Confirmation Order, any other order of the Bankruptcy Court, any bar date notice, any claim objection, or any other document related to any of the foregoing, all intellectual property contracts, licenses, royalties, or other similar agreements to which the Debtors have any rights or obligations in effect as of the date of the Confirmation Order shall be deemed and treated as executory contracts pursuant to the Plan and shall be assumed by the Debtors and the Wind-Down Estates and shall continue in full force and effect unless any such intellectual property contract, license, royalty, or other similar agreement otherwise is specifically rejected pursuant to a separate order of the Bankruptcy Court or is the subject of a separate rejection motion filed by the Debtors in accordance with Section 8.1 of the Plan.  Unless otherwise noted under the Plan, all intellectual property contracts, licenses, royalties, or other similar agreements shall vest in the Wind-Down Estates, and the Wind-Down Estates may take all actions as may be necessary or appropriate to ensure such vesting as contemplated in the Plan.

v.            Modifications, Amendments, Supplements, Restatements, or Other Agreements.

Unless otherwise provided in the Plan or by separate order of the Bankruptcy Court, each assumed executory contract and unexpired lease shall include any and all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument, or other document is listed in the notice of assumed contracts.

vi.           Reservation of Rights.

(a)        Neither the exclusion nor inclusion of any contract or lease by the Debtors on any exhibit, schedule, or other annex to the Plan or in the Plan Supplement, nor anything contained in the Plan, will constitute an admission by the Debtors that any such contract or lease is or is not in fact an executory contract or unexpired lease or that the Debtors, or Wind-Down Estates, or their respective affiliates have any liability thereunder.

(b)       Except as otherwise provided in the Plan, nothing in the Plan shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, Claims, Causes of Action, or other rights of the Debtors and Wind-Down Estates, under any executory or non-executory contract or any unexpired or expired lease.

(c)         Nothing in the Plan will increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtors or the Wind-Down Estates, as applicable, under any executory or non-executory contract or any unexpired or expired lease.

H.	Conditions Precedent to Confirmation of Plan and Effective Date

i.            Conditions Precedent to the Effective Date.

The occurrence of the Effective Date of the Plan is subject to the following conditions precedent:

(a)         the Bankruptcy Court shall have entered the Confirmation Order, the Confirmation Date shall have occurred, and no stay of the Confirmation Order shall be in effect;

(b)         all governmental approvals, if any, necessary to consummate the Plan and the transactions contemplated hereby shall have been obtained or otherwise waived;

(c)         all actions, documents and agreements necessary to implement the Plan and the transactions and other matters contemplated thereby shall have been effected or executed by all Entities party thereto, and all conditions precedent to the effectiveness of such documents and agreements shall have been satisfied or waived pursuant to the terms of such documents or agreements;

(d)         the Debtors shall establish and fund the Professional Fees Escrow Account, as set forth in Section 2.2 of the Plan;

(e)         the Debtors shall estimate and reserve the Wind-Down Budget for the purpose of adequately funding the Wind-Down;

(f)        the Plan shall not have been materially amended, altered or modified from the Plan confirmed by the Confirmation Order, unless such material amendment, alternation, or modification has been made with the reasonable consent of the Creditors’ Committee;

(g)        notwithstanding when a condition precedent to the Effective Date occurs, for purposes of the Plan, such condition precedent shall be deemed to have occurred simultaneously upon the completion of the applicable conditions precedent to the Effective Date; provided, that to the extent a condition precedent (a “Prerequisite Condition”) may be required to occur prior to another condition precedent (a “Subsequent Condition”) then, for purposes of the Plan, the Prerequisite Condition shall be deemed to have occurred immediately prior to a Subsequent Condition regardless of when such Prerequisite Condition or Subsequent Condition shall have occurred.

ii.           Waiver of Conditions Precedent.

(a)         Except as otherwise provided in the Plan, all actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously and no such action shall be deemed to have occurred prior to the taking of any other such action.  Each of the conditions precedent in Section 9.1 of the Plan may be waived by the Debtors, with the reasonable consent of the Creditors’ Committee, without leave of or order of the Bankruptcy Court.  If the Plan is confirmed for fewer than all of the Debtors as provided for in Section 5.19 of the Plan, only the conditions applicable to the Debtor or Debtors for which the Plan is confirmed must be satisfied or waived for the Effective Date to occur as to such Debtors.

(b)         The stay of the Confirmation Order pursuant to Bankruptcy Rule 3020(e) shall be deemed waived by and upon the entry of the Confirmation Order, and the Confirmation Order shall take effect immediately upon its entry.

iii.          Effect of Failure of Conditions to Effective Date.

Unless otherwise extended by the Debtors, with the reasonable consent of the Creditors’ Committee, if the Effective Date does not occur on or before the date that is one hundred and eighty (180) days after the date on which the Confirmation Order is entered or if the Confirmation Order is vacated, (a) no distributions under the Plan shall be made, (b) the Debtors and all holders of Claims and Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred, and (c) all the Debtors’ obligations with respect to the Claims and the Interests shall remain unchanged and nothing contained in the Plan shall be deemed to constitute a waiver or release of any Claims by or against the Debtors, any Holder of Claim or Interest, or any other entity or to prejudice in any manner the rights of the Debtors, any Holder of Claim or Interest, or any other entity in any further proceedings involving the Debtors or otherwise.

I.	Effect of Confirmation of Plan

i.            Vesting of Assets.

On the Effective Date, pursuant to sections 1141(b) of the Bankruptcy Code, all property of the Debtors’ Estates shall vest in the Wind-Down Estates free and clear of all Claims, Liens, encumbrances, charges, and other interests, except as otherwise provided in the Sale Order, the Plan, and/or the Confirmation Order.  On and after the Effective Date, the Wind-Down Estates may take any action, including, without limitation, the operation of their businesses; the use, acquisition, sale, lease and disposition of property; and the entry into transactions, agreements, understandings, or arrangements, whether in or other than in the ordinary course of business, and execute, deliver, implement, and fully perform any and all obligations, instruments, documents, and papers or otherwise in connection with any of the foregoing, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules and in all respects as if there was no pending case under any chapter or provision of the Bankruptcy Code, except as expressly provided in the Plan.  Without limiting the foregoing, the Wind-Down Estates may pay the charges that they incur on or after the Effective Date for professional fees, disbursements, expenses, or related support services without application to the Bankruptcy Court.

ii.           Term of Injunctions or Stays.

Unless otherwise provided in the Plan, the Confirmation Order, or in a Final Order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

iii.          Binding Effect.

As of the Effective Date, the Plan shall bind all holders of Claims against and Interests in the Debtors and their respective successors and assigns, notwithstanding whether any such holders were (a) Impaired or Unimpaired under the Plan; (b) deemed to accept or reject the Plan; (c) failed to vote to accept or reject the Plan; (d) voted to accept or reject the Plan; or (e) received any distribution under the Plan.

iv.           Injunction.

(a)         Upon entry of the Confirmation Order, all holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and affiliates, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan in relation to any Claim extinguished, discharged, or released pursuant to the Plan.

(b)        Except as expressly provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, all Entities who have held, hold, or may hold Claims against or Interests in the Debtors (whether proof of such Claims or Interests has been filed or not and whether or not such Entities vote in favor of, against or abstain from voting on the Plan or are presumed to have accepted or deemed to have rejected the Plan) and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and affiliates are permanently enjoined, on and after the Effective Date, solely with respect to any Claims, Interests, and Causes of Action that will be or are extinguished, discharged, or released pursuant to the Plan from (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, or the Wind-Down Estates, as applicable; (ii) enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting, or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against the Debtors or the Wind-Down Estates; or the property of any of the Debtors or the Wind-Down Estates; (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors or the Wind-Down Estates or the property of any of the Debtors or the Wind-Down Estates; (iv) asserting any right of setoff, directly or indirectly, against any obligation due from the Debtors or the Wind-Down Estates, or against property or interests in property of any of the Debtors or the Wind-Down Estates, except as contemplated or Allowed by the Plan; and (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan.

(c)        By accepting distributions pursuant to the Plan, each holder of an Allowed Claim extinguished, discharged, or released pursuant to the Plan will be deemed to have affirmatively and specifically consented to be bound by the Plan, including, without limitation, the injunctions set forth in this Section 10.4 of the Plan.

(d)         The injunctions in this Section 10.4 of the Plan shall extend to any successors of the Debtors (including the Wind-Down Estates) and their respective property and interests in property.

v.            Releases by the Debtors.

As of the Effective Date, except for the rights that remain in effect from and after the Effective Date to enforce the Plan, for good and valuable consideration, including their cooperation and contributions to the Chapter 11 Cases, and except as otherwise provided in the Plan or in the Confirmation Order, the Released Parties will be deemed conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged, to the maximum extent permitted by law, by the Debtors, the Estates, and the Wind-Down Estates, in each case, on behalf of themselves and their respective successors, assigns, and representatives, and any and all other persons that may purport to assert any Cause of Action derivatively, by, through or on behalf of the foregoing Persons and Entities, from any and all Claims and Causes of Action, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise that the Debtors, the Estates, or the Wind-Down Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person, based on or relating to, in whole or in part, the Debtors, the Chapter 11 Cases, the pre- and post-petition marketing and sale process, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the Disclosure Statement, the Plan (including the Plan Supplement), instruments and other documents relating thereto, or the solicitation of votes with respect to the Plan, or any other act or omission, in all cases based upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date; provided, that nothing in the Plan shall be construed to release (i) the Released Parties from willful misconduct or intentional fraud as determined by a Final Order; (ii) any obligation of any party under the Plan or any document, instrument, or agreement executed to implement the Plan (including the Plan Supplement) or the Confirmation Order; or (iii)   any post-Effective Date obligations of any party or Entity under the Plan or any document, instrument, or agreement executed to implement the Plan (including the Plan Supplement) or the Confirmation Order.

vi.          Releases By Holders of Claims and Interests.

As of the Effective Date, except (A) for the right to enforce the Plan (including the Plan Supplement) and the Confirmation Order or any right or obligation arising under the Plan (including the Plan Supplement) or the Confirmation Order that remain in effect or become effective after the Effective Date and (B) as otherwise expressly provided in the Plan or in the Confirmation Order, in exchange for good and valuable consideration, including the obligations of the Debtors under the Plan and the contributions of the Released Parties to facilitate and implement the Plan, to the fullest extent permissible under applicable law, as such law may be extended or integrated after the Effective Date, the Released Parties shall be deemed conclusively, absolutely, unconditionally, irrevocably and forever, released, and discharged by each of the following (each such Person or Entity, a “Releasing Party” and, collectively, the “Releasing Parties”):

(a)         the Creditors’ Committee and each of its members in their capacity as such,

(b)         all holders of Claims who are entitled to vote on the Plan and vote to accept the Plan;

(c)         all holders of Claims who are (i) entitled to vote on the Plan and abstain from voting on the Plan or (ii) vote to reject the Plan and, in either case, do not elect to exercise their right, as provided in the Ballot, to opt-out of granting the releases set forth in this  Section 10.6;

(d)         all holders of Claims who are deemed to accept or reject the Plan, are provided with a notice of non-voting status providing them with the right to opt-out of the releases contained in this Section 10.6, and do not elect to exercise such right;

(e)       with respect to any Person or Entity in the foregoing clauses (a) through (d), such entity’s predecessors, successors, assigns, subsidiaries, affiliates, managed accounts or funds, managed or controlled by such Entity and all Persons entitled to assert Claims through or on behalf of such Persons or Entities solely with respect to the matters for which the Releasing Parties are providing releases to the extent such Person or Entity would be obligated to release under principles of agency if it were so directed by the applicable Person or Entity in clauses (a) through (d);

in each case, from any and all Claims and Causes of Action, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, existing or hereinafter arising, in law, equity, or otherwise, that entity would have been legally entitled to assert in their own right (whether individually, derivatively, or collectively) or on behalf of the holder of any Claim or Interest or other Person, based on or relating to, or in any manner arising prior to the Effective Date, from, in whole or in part, the Debtors, the Chapter 11 Cases, the pre- and post-petition marketing and sale process, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors or the Wind-Down Estates, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the Disclosure Statement, the Plan (including any Plan Supplement), the DIP Documents or any related agreements, instruments, and other documents relating thereto, or the solicitation of votes with respect to the Plan, or any other act or omission, in all cases based upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date; provided, that nothing in the Plan shall be construed to release (i) the Released Parties from gross negligence, willful misconduct or intentional fraud as determined by a Final Order; (ii) any obligation of any party under the Plan or any document, instrument, or agreement executed to implement the Plan (including the Plan Supplement) or the Confirmation Order; or (iii) any post-Effective Date obligations of any party or Entity under the Plan or any document, instrument, or agreement executed to implement the Plan (including the Plan Supplement) or the Confirmation Order; provided, further, that in the event that a Debtor has substantially defaulted in the performance of its obligations under the Plan prior to the date that all the distributions under the Plan have been made by such Debtor, holders of Claims shall continue to have the same rights to enforce their Claims against such Debtor as they had prior to the consummation of the Plan (in addition to enforcing the Plan).  Except as otherwise set forth in subsection (e) of this Section 10.6, the Persons and Entities in (a) through (d) of this Section 10.6 shall be permanently enjoined from prosecuting any of the foregoing Claims or Causes of Action released under this Section 10.6 against each of the Released Parties.

vii.         Exculpation.

To the maximum extent permitted by applicable law, no Exculpated Party will have or incur, and each Exculpated Party is hereby released and exculpated from, any claim, obligation, suit, judgment, damage, demand, debt, right, Cause of Action, remedy, loss, and liability for any claim in connection with or arising out of the administration of the Chapter 11 Cases, the postpetition marketing and sale process, the postpetition purchase or sale, or rescission of the postpetition purchase or sale of any security or asset of the Debtors; the negotiation and pursuit of the Disclosure Statement, the Plan, or the solicitation of votes for, or confirmation of, the Plan; the funding or consummation of the Plan; the occurrence of the Effective Date; the DIP Loan Documents; the administration of the Plan or the property to be distributed under the Plan; or the transactions in furtherance of any of the foregoing; except for fraud, gross negligence, or willful misconduct, as determined by a Final Order.  This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Exculpated Parties from liability.  Notwithstanding anything to the contrary in the foregoing, the exculpation set forth in the Plan does not release any post-Effective Date obligation or liability of any Entity under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

viii.        PBGC Rights Reserved

Notwithstanding any provision to the contrary, no provision contained in the Plan, Confirmation Order, Sale Order, Bankruptcy Code, or any other document filed in any of the Debtors’ bankruptcy cases shall be construed as discharging, releasing, exculpating, or relieving any non-Debtor Person or non-Debtor Entity from any fiduciary duties or liabilities under Title I of ERISA (the “Title I Liabilites”) with respect to the Pension Plans.  The PBGC and the Pension Plans shall not be enjoined or precluded from enforcing Title I Liabilities against any non-Debtor Person or non-Debtor Entity as a result of any of the provisions for satisfaction, release, injunction, exculpation, and discharge of claims in the Plan, Confirmation Order, Sale Order, Bankruptcy Code, or any other document filed in any of the Debtors’ bankruptcy cases; provided, that the foregoing shall not diminish the scope of any exculpation to which any party is entitled under section 1125(e) of the Bankruptcy Code or other applicable law.

ix.          SEC Rights Reserved

Notwithstanding any provision contained in the Plan or the Confirmation Order, nothing shall (i) preclude the SEC from enforcing its police or regulatory powers; or (ii) enjoin, limit, impair, or delay the SEC from commencing or continuing any claims, causes of action, proceedings, or investigations against any non-Debtor Person or non-Debtor Entity in any forum; provided, that the foregoing shall not diminish the scope of any exculpation to which any party is entitled under the provisions of the Plan or section 1125(e) of the Bankruptcy Code or other applicable law.

x.           Waiver of Statutory Limitation on Releases.

EACH RELEASING PARTY IN EACH OF THE RELEASES CONTAINED IN THE PLAN (INCLUDING UNDER Section 10 OF THE PLAN) EXPRESSLY ACKNOWLEDGES THAT ALTHOUGH ORDINARILY A GENERAL RELEASE MAY NOT EXTEND TO CLAIMS WHICH THE RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN its FAVOR, WHICH IF KNOWN BY IT MAY HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE PARTY RELEASED, IT HAS CAREFULLY CONSIDERED AND TAKEN INTO ACCOUNT IN DETERMINING TO ENTER INTO THE RELEASES THE POSSIBLE EXISTENCE OF SUCH UNKNOWN LOSSES OR CLAIMS.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH RELEASING PARTY EXPRESSLY WAIVES ANY AND ALL RIGHTS CONFERRED UPON IT BY ANY STATUTE OR RULE OF LAW WHICH PROVIDES THAT A RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CLAIMANT DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY IT MAY HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE RELEASED PARTY, INCLUDING THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542. THE RELEASES CONTAINED IN Section 10 OF THE PLAN ARE EFFECTIVE REGARDLESS OF WHETHER THOSE RELEASED MATTERS ARE PRESENTLY KNOWN, UNKNOWN, SUSPECTED OR UNSUSPECTED, FORESEEN OR UNFORESEEN.

xi.          Release of Liens.

Except as otherwise provided in the Plan, the Confirmation Order, or any instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released, settled, and compromised and all rights, titles, and interests of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall revert to the Debtors or the Wind-Down Estates, as applicable.

xii.         Solicitation of the Plan.

As of and subject to the occurrence of the Confirmation Date:  (a) the Debtors shall be deemed to have previously solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including without limitation, sections 1125(a) and (e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation, and (b) the Debtors and each of their respective directors, officers, employees, Affiliates, agents, financial advisors, investment bankers, professionals, accountants, and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore, are not, and on account of such offer, issuance and solicitation will not be, liable at any time for any violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any securities under the Plan.

xiii.        Insurance Neutrality

(a)        Nothing contained in the Plan, the Plan Administrator Agreement, or the Confirmation Order, including any provision that purports to be preemptory or supervening, shall in any way operate to, or have the effect of, impairing, altering, supplementing, changing, expanding, decreasing, or modifying (a) the rights or obligations of any Insurer, or (b) any rights or obligations of the Debtors arising out of or under any Insurance Policy.  For all other issues relating to insurance coverage, the provisions, terms, conditions, and limitations of the Insurance Policies shall control.  For the avoidance of doubt, nothing contained in the Plan, the Plan Administrator Agreement, or the Confirmation Order shall operate to require any Insurer to indemnify or pay the liability of any Allowed Claim that is an Insured Claim that it would not have been required to pay in the absence of the Plan.

(b)        For the avoidance of doubt, nothing contained in the Plan, the Plan Administrator Agreement, or the Confirmation Order shall operate to require any insurer to indemnify or pay the liability of on behalf of an Insured Claim that it would not have been required to pay in the absence of this Plan.  This subparagraph (ii) in no way modifies, alters or limits the rights and/or obligations set forth in subparagraph (i), above.

(c)         None of (a) the Bankruptcy Court’s approval of the Plan, (b) the Confirmation Order or any findings and conclusions entered with respect to confirmation, nor (c) any estimation or valuation of any Claims that are Insured Claims, either individually or in the aggregate in the Chapter 11 Cases, shall, with respect to any Insurer, constitute a trial or hearing on the merits or an adjudication or judgment with respect to any Insured Claim.

J.	Retention of Jurisdiction

i.            Retention of Jurisdiction.

On and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under, and related to the Chapter 11 Cases for, among other things, the following purposes:

(a)          to hear and determine motions and/or applications for the assumption or rejection of executory contracts or unexpired leases, and the allowance, classification, priority, compromise, estimation, or payment of Claims resulting therefrom;

(b)          to determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date;

(c)         to ensure that distributions to holders of Allowed Claims are accomplished as provided for in the Plan and Confirmation Order, including to ensure that an Allowed Claim does not receive consideration in excess of the Allowed amount of such Claim, and to adjudicate any and all disputes arising from or relating to distributions under the Plan, including, cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the holder of a Claim or Interest for amounts not timely paid;

(d)          to consider the allowance, classification, priority, compromise, estimation, or payment of any Claim or Class of Claims and to hear and determine any disputes concerning Disputed Claims;

(e)          to enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

(f)          to issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Entity with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(g)         to hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(h)          to hear and determine all applications to approve Fee Claims;

(i)         to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Plan Supplement and the Confirmation Order, or any agreement, instrument, or other document governing or relating to any of the foregoing;

(j)          to take any action and issue such orders as may be necessary to construe, interpret, enforce, implement, execute, and consummate the Plan;

(k)          to hear and determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(l)         to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code);

(m)         to hear, adjudicate, decide, or resolve any and all matters related to Section 10 of the Plan, including, without limitation, the releases, exculpations, discharge, and injunctions issued thereunder;

(n)          to adjudicate any and all disputes arising from or relating to distributions under the Plan;

(o)          to hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code;

(p)          to recover all assets of the Debtors and property of the Debtors’ Estates, wherever located and adjudicate any disputes with respect thereto;

(q)        to resolve any disputes concerning whether an Entity had sufficient notice of the Chapter 11 Cases, the Disclosure Statement, any solicitation conducted in connection with the Chapter 11 Cases, any bar date established in the Chapter 11 Cases, or any deadline for responding or objecting to a cure amount, in each case, for the purpose of determining whether a Claim or Interest is discharged under the Plan or for any other purpose;

(r)          to hear and resolve any dispute over the application to any Claim of any limit on the allowance of such Claim set forth in sections 502 or 503 of the Bankruptcy Code, other than defenses or limits that are asserted under non-bankruptcy law pursuant to section 502(b)(1) of the Bankruptcy Code;

(s)          to hear and determine any rights, Claims, or Causes of Action held by or accruing to the Debtors pursuant to the Bankruptcy Code or pursuant to any federal statute or legal theory;

(t)          to enforce all orders previously entered by the Bankruptcy Court; and

(u)          to enter one or more final decrees closing the Chapter 11 Cases.

ii.           Courts of Competent Jurisdiction.

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of the Plan, such abstention, refusal, or failure of jurisdiction shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

K.	Miscellaneous Provisions

i.            Payment of Statutory Fees.

On the Effective Date and thereafter as may be required, the Wind-Down Estates or the Plan Administrator, as applicable, shall pay all Statutory Fees that are due and payable, together with interest, if any, pursuant to § 3717 of title 31 of the United States Code for each Debtor’s case.  The obligations under this Section 12.1 shall remain for each Debtor until such time as a final decree is entered closing the Chapter 11 Case for such Debtor, a Final Order converting such Debtor’s Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code is entered, or a Final Order dismissing such Debtor’s Chapter 11 Case is entered.

ii.           Substantial Consummation.

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

iii.          Dissolution of Creditors’ Committee.

On the Effective Date, the Creditors’ Committee shall dissolve, and the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases; provided, however, that after the Effective Date, the Creditors’ Committee shall exist and its professionals shall continue to be retained and shall continue to be entitled to reasonable compensation by the Debtors without the need for further application to the Bankruptcy Court with respect to (a) all applications filed pursuant to sections 330 and 331 of the Bankruptcy Code and any related hearings; and (b) pending appeals of the Confirmation Order.

iv.           Amendments.

(a)         Plan Modifications.  The Debtors, with the reasonable consent of the Creditors’ Committee, reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code.  After entry of the Confirmation Order, the Debtors may, with the reasonable consent of the Creditors’ Committee, upon order of the Court, amend, modify or supplement the Plan in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, in each case without additional disclosure pursuant to section 1125 of the Bankruptcy Code.  In addition, after the Confirmation Date, so long as such action does not materially and adversely affect the treatment of holders of Allowed Claims or Allowed Interests pursuant to the Plan, the Debtors, with the reasonable consent of the Creditors’ Committee, may remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes or effects of the Plan, and any holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan as amended, modified, or supplemented.

(b)       Other Amendments.  Before the Effective Date, the Debtors, with the reasonable consent of the Creditors’ Committee, may make appropriate technical adjustments and modifications to the Plan and the documents contained in the Plan Supplement without further order or approval of the Bankruptcy Court.

v.            Revocation or Withdrawal of the Plan.

The Debtors reserve the right to revoke or withdraw the Plan, including the right to revoke or withdraw the Plan for any Debtor or all Debtors, prior to the Confirmation Date.  If the Debtors revoke or withdraw the Plan, or if Confirmation or the Effective Date does not occur, in each case with respect to a Debtor, then, with respect to such Debtor: (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (c) nothing contained in the Plan shall: (i) constitute a waiver or release of any Claims or Interests; (ii) prejudice in any manner the rights of the Debtors, the Estates, any Holder of Claim or Interest, or any other Entity; or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors, the Estates, any Holder of Claim or Interest, or any other Entity.

vi.          Severability of Plan Provisions upon Confirmation.

If, prior to the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors, the Wind-Down Estates or the Plan Administrator (as the case may be); and (3) nonseverable and mutually dependent.

vii.         Governing Law.

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated in the Plan, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided, that corporate or limited liability company governance matters relating to the Debtors shall be governed by the laws of the state of incorporation or formation (as applicable) of the applicable Debtor.

viii.        Time.

In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth in the Plan or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

ix.           Additional Documents.

On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.  The Debtors, the Wind-Down Estates or the Plan Administrator, as applicable, and all holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

x.            Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors, the Wind-Down Estates, the holders of Claims and Interests, the Released Parties, the Exculpated Parties, and each of their respective successors and assigns, including, without limitation, the Plan Administrator.

xi.          Successors and Assigns.

The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or permitted assign, if any, of each Entity.

xii.         Entire Agreement.

On the Effective Date, the Plan, the Plan Supplement and the Confirmation Order shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

xiii.        Notices.

All notices, requests and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided in the Plan, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

(i)	If to the Debtors, prior to the Effective Date:

Briggs & Stratton Corporation
12301 West Wirth Street,
Wauwatosa,
Wisconsin 53222
Attn:      Kathryn M. Buono
Telephone: 414-259-5308

- and -

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attn:     Ronit J. Berkovich
Debora A. Hoehne
Martha E. Martir
Telephone:  (212) 310-8000

- and -

Carmody MacDonald P.C.
120 S. Central Avenue, Suite 1800
St. Louis, Missouri 63105
Attn:     Robert E. Eggmann
Christopher J. Lawhorn
Thomas H. Riske
Telephone:  (314) 854-8600

(ii)          If to the Wind-Down Estates or the Plan Administrator, after the Effective Date:

An address to be identified in the Plan Supplement

(iii)         if to the Creditors’ Committee:

Brown Rudnick LLP
Seven Times Square
New York, NY 10036
Attn:      Oksana P. Lashko
Max D. Schlan
Telephone: (212) 209-4876

-and-

Doster Ullom & Boyle, LLC
16150 Main Circle Drive, Suite 250
St. Louis, Missouri 63017
Attn:      Gregory D. Willard
Alexander L. Moen
Telephone: (636) 532-0042

After the Effective Date, the Wind-Down Estates or the Plan Administrator, as applicable, shall have authority to send a notice to Entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002.  After the Effective Date, the Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have filed such renewed requests.

VI.
VALUE

As described above, the Debtors conducted the Capital Raise Process to maximize value for the Company before filing for bankruptcy and ultimately entered into the Stalking Horse Agreement.  Under the Bidding Procedures Order, other parties were provided the opportunity to submit competing bids to purchase the Debtors’ assets, but the Debtors ultimately received no competing qualified bids.

The Debtors believe that the Stalking Horse Agreement is the best method of valuing their business as it allows the market to speak to that value.  The purchase price for the Debtors’ assets, which was obtained through a robust prepetition marketing process and is the product of negotiations that were conducted in good faith and at arms’ length, is the best indicator of value.

Pursuant to the Stalking Horse Agreement, the purchase price is $550 million, subject to adjustment on the terms and conditions set forth in the Stalking Horse Agreement.

VII.
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF PLAN

The following discussion is a summary of certain U.S. federal income tax consequences of the implementation of the Plan to the Debtors and to certain holders of Claims.  The following summary does not address the U.S. federal income tax consequences to holders of Claims who are unimpaired, deemed to reject the Plan or otherwise entitled to payment in full in cash under the Plan.

The discussion of U.S. federal income tax consequences below is based on the Internal Revenue Code of 1986, as amended (the “Tax Code”), regulations promulgated by the United States Department of the Treasury under the Tax Code (the “Treasury Regulations”), judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as in effect on the date of this Disclosure Statement, and all of which are subject to change or differing interpretations (possibly with retroactive effect).  The U.S. federal income tax consequences of the contemplated transactions are complex and subject to significant uncertainties.  The Debtors have not requested an opinion of counsel or a ruling from the IRS with respect to any of the tax aspects of the contemplated transactions, and the discussion below is not binding upon the IRS or the courts.  Accordingly, there can be no assurance that the IRS would not take a contrary position as to the U.S. federal income tax consequences described herein.

This summary does not address foreign, state, local, gift, or estate tax consequences of the Plan, nor does it purport to address all aspects of U.S. federal income taxation that may be relevant to a holder in light of its individual circumstances, or to a holder that may be subject to special tax rules (such as persons who are related to the Debtors within the meaning of one of various provisions of the Tax Code, foreign taxpayers, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, real estate investment trusts, regulated investment companies, tax-exempt organizations, trusts, governmental authorities or agencies, dealers and traders in securities, retirement plans, individual retirement and other tax-deferred accounts, holders that are, or hold Claims through, S corporations, partnerships or other pass-through entities for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, dealers in foreign currency, persons who hold Claims as part of a straddle, hedge, conversion transaction or other integrated investment, persons using a mark-to-market method of accounting, holders of Claims who are themselves in bankruptcy, persons subject to the alternative minimum tax or the “Medicare” tax on net investment income and accrual method taxpayers that report income on an “applicable financial statement”).  In addition, this discussion does not address U.S. federal taxes other than income taxes, nor does it address the Foreign Account Tax Compliance Act.

The following discussion generally assumes that the Plan implements the liquidation of the Debtors for U.S. federal income tax purposes (including, if applicable, by way of distributions to a liquidating trust), that the Debtors themselves will be the Wind-Down Estates (and not any successor, by merger, consolidation or otherwise, to the Debtors), and that all distributions to holders of Claims will be taxed accordingly.  Thus, all references in this summary to the Debtors as relates to periods after the Effective Date should be considered references to the Wind-Down Estates as a continuation of the Debtors.

Additionally, this discussion assumes that: (i) the various debt and other arrangements to which any of the Debtors is a party will be respected for U.S. federal income tax purposes in accordance with their form and (ii) except where otherwise indicated, the Claims are held as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Tax Code.

THE FOLLOWING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON YOUR INDIVIDUAL CIRCUMSTANCES.  ALL HOLDERS OF CLAIMS AND INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

A.	Consequences to Debtors

For U.S. federal income tax purposes, each of the Debtors is (i) a member of an affiliated group of corporations of which BSC is the common parent and which files a single consolidated U.S. federal income tax return (the “Tax Group”), or (ii) disregarded as separate from its owner for U.S. federal income tax purposes whose business activities and operations are reflected on the consolidated U.S. federal income tax returns of the Tax Group.  The Debtors estimate that, as of the Petition Date, the Tax Group had approximately $82 million in consolidated federal disallowed business interest expense carryforwards under section 163(j) of the Tax Code, approximately $28 million in unused general business credit carryovers, approximately $17 million in consolidated net operating loss (“NOL”) carryforwards, and certain other favorable tax benefits (including tax basis in excess of liabilities, so-called “built-in losses”) (collectively, the “Tax Attributes”).

On September 21, 2020, the Debtors sold substantially all of their assets.  The Debtors expect to incur little, if any, U.S. federal income tax liability as a result of the sale.  The precise composition of the Debtors remaining Tax Attributes is still subject to determination and adjustment, depending on, among other things, post-closing adjustments and the subsequent determination of the allocation of purchase price among the assets sold.  In addition, the amount of any such Tax Attributes remains subject to audit and potential adjustment by the IRS.

The expected tax impact of the Plan on the Tax Attributes of the Tax Group is discussed below.

a)	Cancellation of Debt and Reduction of Tax Attributes

In general, the Tax Code provides that a debtor must recognize cancellation of debt (“COD”) income upon the elimination or reduction of debt for insufficient consideration.  The amount of COD income generally is equal to the amount by which the adjusted issue price of cancelled debt exceeds the sum of the amount of cash and the fair market value of any other property given in exchange therefor.  Certain statutory or judicial exceptions may apply to limit the amount of COD incurred for U.S. federal income tax purposes.  One such exception to such income recognition is provided for any COD arising by reason of the discharge of the debtor’s indebtedness in a bankruptcy case or to the extent of the debtor’s insolvency immediately before the cancellation of the debt.  In such case, the Tax Code generally requires the debtor to reduce certain of its tax attributes—such as current year NOLs and NOL carryforwards, tax credits, capital loss carryforwards, and tax basis in assets—by the amount of any such excluded COD income.  Although not free from doubt, it is expected that carryforwards of disallowed business interest expense would not be a tax attribute subject to such reduction.  If advantageous, the debtor can elect to reduce the basis of depreciable property prior to any reduction in its NOL carryforwards or other tax attributes.

In general, any reduction in tax attributes under the COD rules does not occur until the end of the tax year, after such attributes have been applied to determine the tax for the year or, in the case of asset basis reduction, the first day of the taxable year following the tax year in which the COD occurs.  Also, where the Debtor joins in the filing of a consolidated U.S. federal income tax return, applicable Treasury Regulations require, in certain circumstances, that the tax attributes of the consolidated subsidiaries of the debtor and other members of the group also be reduced.

Consistent with the intended treatment of the Plan as a plan of liquidation for U.S. federal income tax purposes, the Debtors believe that no COD should be incurred by any Debtor as a result of the confirmation and implementation of the Plan prior to the disposition by such Debtor of all or substantially all of its assets and the distribution of all of its assets (other than to the extent any Allowed Claim’s distribution is subject to a maximum amount, or has been, or is separately settled, for less than its carrying value).  In such case, the reduction of tax attributes resulting from such COD (which, as indicated above, only occurs as of the end of the tax year in which the COD occurs) generally is not expected to have a material impact on the Debtors.  There can be no assurance that the IRS will agree to such characterization, due to, among other things, the lack of direct authoritative guidance as to when COD occurs in the context of a liquidating chapter 11 plan, and thus there can be no assurance that all or a substantial amount of the COD will not be incurred earlier.

b)	Limitation of NOL Carryforwards and Other Tax Attributes

The Tax Group’s ability to utilize its Tax Attributes could be subject to limitation if the Tax Group underwent or were to undergo an ownership change within the meaning of section 382 of the Tax Code after the Petition Date.  Accordingly, the Debtors obtained an order from the Bankruptcy Court, effective as of the Petition Date, imposing certain restrictions with respect to trading in BSC stock so as to avoid such an ownership change.

Pursuant to the Plan, a single share of BSC common stock will be issued for the benefit of former holders of BSC Equity Interests, pursuant to which the former holders of BSC Equity Interests will maintain their economic interests in any residual assets of the Debtors after the satisfaction of all Allowed Claims, which economic interests will be nontransferable except by operation of law.  Accordingly, consistent with the intended treatment of the Plan as a plan of liquidation for U.S. federal income tax purposes, the Debtors do not believe that the Plan should result in an ownership change of the Tax Group.  There is no assurance that the IRS will not challenge this position and, due to a lack of direct authoritative guidance in the context of a liquidating chapter 11 plan, there is no assurance that the IRS would not successfully assert a contrary position (including with respect to the treatment for U.S. federal income tax purposes of the holders of Claims as continuing creditors and not as, effectively, equity holders of BSC throughout the liquidation process).

If, notwithstanding the Debtors’ position, an ownership change were considered to occur (by reason of the creditors’ contingent interest under the Plan in any sale proceeds being recharacterized as an equity interest), the availability of the Tax Attributes thereafter would be severely limited and may be rendered effectively unavailable, unless the special bankruptcy exception in section 382(l)(5) of the Tax Code were to apply.  Such exception would apply if existing shareholders and qualifying creditors are treated as retaining or receiving in respect of their equity interests or claims (as applicable) at least fifty percent (50%) of the vote and value of the stock of BSC pursuant to the Plan.  If an ownership change were to qualify for this exception, certain of the Debtors’ Tax Attributes may nevertheless remain available.

c)	Transfer of Assets to a Liquidating Trust

Pursuant to the Plan, the Plan Administrator may, any time after the Effective Date, transfer a Debtor’s remaining assets to a liquidating trust on behalf of all or a portion of the respective claimants and/or holders of Interests of such Debtor, if he determines that it is in the best interests of the Debtor and respective stakeholders.  The transfer of assets by the Plan Administrator to a liquidating trust may result in the recognition of gain or loss by the Debtor, depending in part on the value of such assets on the date of such transfer to the liquidating trust relative to the Debtor’s tax basis in such assets.

B.	Consequences to Holders of Certain Claims

For purposes of this discussion, a “U.S. Holder” is a holder of an Allowed Claim that is: (1) an individual citizen or resident of the United States for U.S. federal income tax purposes; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of the source of such income; or (4) a trust (A) if a court within the United States is able to exercise primary jurisdiction over the trust’s administration and one or more United States persons have authority to control all substantial decisions of the trust, or (B) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

If a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a holder of a Claim, the tax treatment of a partner (or other beneficial owner) generally will depend upon the status of the partner (or other beneficial owner) and the activities of the partner (or other beneficial owner) and the entity.  Partners (or other beneficial owners) of partnerships (or other pass-through entities) that are holders of Claims should consult their respective tax advisors regarding the U.S. federal income tax consequences of the Plan.

a)	Holders of General Unsecured Claims Against Each of BSC, BGI, ABI, BSI and BST

Pursuant to the Plan, holders of Allowed General Unsecured Claims against BSC, BGI, ABI, BSI and BST will, on a debtor-by-debtor basis, receive their Pro Rata share of the Net Cash Proceeds after the Priority Tax Claims, Priority Non-Tax Claims and Other Secured Claims against such Debtor are satisfied (or reserved for) in full in accordance with the Plan, until all Allowed General Unsecured Claims are satisfied in full in Cash.

Generally, a holder of an Allowed General Unsecured Claim will realize gain or loss on the exchange under the Plan of its Allowed Claim for Cash or other property (including any liquidating trust interests), in an amount equal to the difference between (i) the sum of the amount of any Cash and the fair market value on the date of the exchange of any other property received by the holder, including, as discussed below, any beneficial interests in a liquidating trust (other than any consideration received in respect of a Claim for accrued but unpaid interest and possibly accrued original issue discount (“OID”)), and (ii) the adjusted tax basis of the Allowed Claim exchanged therefor (other than any tax basis attributable to accrued but unpaid interest and possibly accrued OID).  See Section VII(B)(c), “Character of Gain or Loss,” below.  In addition, a U.S. Holder of a Claim will have interest income to the extent of any exchange consideration allocable to accrued but unpaid interest not previously included in income.  See Section VII(B)(b), “Distributions in Respect of Accrued But Unpaid Interest or OID,” below.

Because holders of Allowed General Unsecured Claims may receive multiple distributions, a U.S. Holder may have additional gain and/or imputed interest income in respect of any additional distributions received.  In addition, it is possible that the recognition of any loss realized by a U.S. Holder with respect to its Allowed Claim as to which additional distributions could be received may be deferred until all distributions have been made.

As discussed below (see Section VII(C), “Tax Treatment of a Liquidating Trust and Holders of Beneficial Interests”), each holder of an Allowed Claim that receives a beneficial interest in the liquidating trust (if and when established) will be treated for U.S. federal income tax purposes as directly receiving, and as a direct owner of, its respective share of the liquidating trust’s assets (consistent with its economic rights in the trust).  Pursuant to the Plan, as soon as reasonably practicable after the transfer of the assets to the liquidating trust, the trustee of the liquidating trust will make a good faith valuation of such assets, and all parties to the liquidating trust (including holders of beneficial interests in the liquidating trust) must consistently use such valuation for all U.S. federal income tax purposes.

A holder’s share of any proceeds received by a liquidating trust upon the sale or other disposition of the assets of the liquidating trust (other than any such amounts received as a result of the subsequent disallowance of Disputed General Unsecured Claims or the reallocation among holders of Allowed General Unsecured Claims of undeliverable Plan distributions) should not be included, for U.S. federal income tax purposes, in the holder’s amount realized in respect of its Allowed Claim but should be separately treated as amounts realized in respect of such holder’s ownership interest in the underlying assets of the liquidating trust.  See Section VII(C), “Tax Treatment of a Liquidating Trust and Holders of Beneficial Interests,” below.

A holder’s tax basis in its respective share of the liquidating trust assets will equal the fair market value of such interest, and the holder’s holding period generally will begin the day following the establishment of a liquidating trust.

b)	Distributions with Respect to Accrued But Unpaid Interest or OID

In general, to the extent that any consideration received pursuant to the Plan by a U.S. Holder of an Allowed Claim is received in satisfaction of interest accrued or OID accrued, in each case during its holding period, such amount will be taxable to the U.S. Holder as ordinary interest income (if not previously included in the U.S. Holder’s gross income under the holder’s normal method of accounting).  Conversely, a U.S. Holder may be entitled to recognize a loss to the extent any accrued interest or amortized OID was previously included in its gross income and is not paid in full.  It is unclear whether a U.S. Holder would be required to recognize a capital loss, rather than an ordinary loss, with respect to previously included OID that is not paid in full.  Holders are urged to consult their tax advisors regarding the allocation of consideration received under the Plan, as well as the deductibility of accrued but unpaid interest (including OID) and the character of any loss claimed with respect to accrued but unpaid interest (including OID) previously included in income for U.S. federal income tax purposes.

Section 6.16 of the Plan provides that, except as otherwise required by law, distributions to U.S. Holders with respect to any Allowed Claim will be allocated first to the principal amount of such Allowed Claims, with any excess allocated to unpaid interest that accrued on these Claims, if any.  There is no assurance that the IRS will respect such allocation for U.S. federal income tax purposes.  U.S. Holders of Claims should consult their own tax advisors regarding the proper allocation of the consideration received by them under the Plan.

c)	Character of Gain or Loss

Where gain or loss is recognized by a U.S. Holder, the character of such gain or loss as long-term or short-term capital gain or loss, or as ordinary income or loss, will be determined by a number of factors, including the tax status of the holder, whether the Claim constitutes a capital asset in the hands of the holder and how long it has been held, whether the holder reports income using the accrual or cash method of tax accounting, whether the Claim was acquired at a market discount, whether, and to what extent, the holder previously claimed a bad debt deduction, and/or whether (as intended and herein assumed) the Plan implements the liquidation of the Debtors for U.S. federal income tax purposes.

A U.S. Holder that purchased its Claims from a prior holder at a “market discount” (relative to the principal amount of the Claims at the time of acquisition) may be subject to the market discount rules of the Tax Code.  In general, a debt instrument is considered to have been acquired with “market discount” if the U.S. Holder’s adjusted tax basis in the debt instrument is less than: (i) its stated principal amount or (ii) in the case of a debt instrument issued with OID, its adjusted issue price, in each case, by at least a statutorily defined de minimis amount.  Under these rules, any gain recognized on the exchange of Claims (other than with respect to a Claim for accrued but unpaid interest) generally will be treated as ordinary income to the extent of the market discount accrued (on a straight line basis or, at the election of the holder, on a constant yield basis) during the U.S. Holder’s period of ownership, unless the holder elected to include the market discount in income as it accrued.  If a U.S. Holder of a Claim did not elect to include market discount in income as it accrued and, thus, under the market discount rules, was required to defer all or a portion of any deductions for interest on debt incurred or maintained to purchase or carry its Claim, such deferred amounts would become deductible at the time of the receipt of cash and other consideration in satisfaction of such Claims.

C.	Tax Treatment of a Liquidating Trust and Holders of Beneficial Interests

a)	Classification of a Liquidating Trust

A liquidating trust, if created pursuant to the Plan, is intended to qualify as a “liquidating trust” for U.S. federal income tax purposes (other than with respect to any portion of the assets transferred to the liquidating trust and allocable to, or retained on account of, Disputed Claims, as discussed below), and the following discussion so assumes.  In general, a liquidating trust is not a separate taxable entity but rather is treated for U.S. federal income tax purposes as a “grantor trust” (i.e., a pass-through entity).  The IRS, in Revenue Procedure 94-45, 1994-2 C.B. 684, set forth the general criteria for obtaining an IRS ruling as to the grantor trust status of a liquidating trust under a chapter 11 plan.  Any liquidating trust will be structured with the intention of complying with such general criteria.  Pursuant to the Plan, and in conformity with Revenue Procedure 94-45, all parties to the liquidating trust (including, without limitation, the Debtors, holders of Allowed General Unsecured Claims receiving interests in the liquidating trust, and the trustee of the liquidating trust) will be required to treat the transfer of the underlying assets to the liquidating trust as (1) a transfer of such assets (subject to any obligations relating to those assets) directly to the holders of Allowed General Unsecured Claims receiving interests in the liquidating trust (other than to the extent any of the assets are allocable to Disputed Claims), followed by (2) the transfer of such assets by such holders to the liquidating trust in exchange for interests in the liquidating trust.  Accordingly, except in the event of contrary definitive guidance, holders of Allowed General Unsecured Claims receiving interests in the liquidating trust (i.e., the beneficiaries of the liquidating trust) would be treated for U.S. federal income tax purposes as the grantors and owners of their respective share of the underlying assets of the liquidating trust (other than such assets as are allocable to Disputed Claims).

Although this discussion assumes that the liquidating trust will be treated as a “liquidating trust” for U.S. federal income tax purposes, no ruling will be requested from the IRS concerning the tax status of the liquidating trust as a grantor trust.  Accordingly, there can be no assurance that the IRS will not take a contrary position to the classification of the liquidating trust as a grantor trust.  If the IRS were to successfully challenge such classification, the U.S. federal income tax consequences to the liquidating trust and the U.S. Holders of Allowed General Unsecured Claims receiving interests in the liquidating trust could vary from those discussed herein.  Certain U.S. federal income tax consequences of the liquidating trust or portions thereof being treated as a “disputed ownership fund” within the meaning of Treasury Regulations section 1.468B-9 are also discussed below.

b)	General Tax Reporting by a Liquidating Trust and Holders of Beneficial Interests

For all U.S. federal income tax purposes, all parties to the liquidating trust (including, without limitation, the Debtors, holders of Allowed General Unsecured Claims receiving interests in the liquidating trust, and the trustee of the liquidating trust) must treat the liquidating trust as a grantor trust of which the holders of beneficial interests in the liquidating trust (as determined for U.S. federal income tax purposes) are the owners and grantors, and such holders as the direct owners of an undivided interest in the underlying assets of the liquidating trust (other than any assets allocable to Disputed Claims), consistent with their economic interests therein.  The trustee of the liquidating trust will file tax returns for the liquidating trust treating the liquidating trust as a grantor trust pursuant to Treasury Regulations section 1.671-4(a).  The trustee of the liquidating trust also will annually send to each holder of a beneficial interest in the liquidating trust a separate statement regarding the receipts and expenditures of the liquidating trust as relevant for U.S. federal income tax purposes and will instruct all such holders to use such information in preparing their U.S. federal income tax returns or to forward the appropriate information to such holder’s underlying beneficial holders with instructions to utilize such information in preparing their U.S. federal income tax returns.

All taxable income and loss of the liquidating trust will be allocated among, and treated as directly earned and incurred by, holders of beneficial interests in the liquidating trust with respect to such holder’s undivided interest in the underlying assets of the liquidating trust (and not as income or loss with respect to its prior Claims), with the possible exception of any taxable income and loss allocable to any assets allocable to, or retained on account of, Disputed Claims.  The character of any income and the character and ability to use any loss will depend on the particular situation of the holder of Claims receiving interests in the liquidating trust.

As soon as reasonably practicable after the transfer of the assets to the liquidating trust, the trustee of the liquidating trust will make a good faith valuation of such assets.  All parties to the liquidating trust (including, without limitation, the Debtors, holders of Allowed General Unsecured Claims receiving interests in the liquidating trust, and the trustee of the liquidating trust) must report consistently with such valuation for all U.S. federal income tax purposes.  The valuation will be made available, from time to time, as relevant for tax reporting purposes.

The U.S. federal income tax obligations of a U.S. Holder with respect to its beneficial interests in the liquidating trust are not dependent on the liquidating trust distributing any cash or other proceeds, subject to any portion(s) of the liquidating trust allocable to Disputed Claims.  Thus, a U.S. Holder of Allowed General Unsecured Claims receiving interests in the liquidating trust may incur a U.S. federal income tax liability with respect to its allocable share of the liquidating trust’s income even if the liquidating trust does not make a concurrent distribution to the U.S. Holder.  In general, other than in respect of cash retained on account of Disputed Claims, a distribution of cash by the liquidating trust will not be separately taxable to a beneficial owner of the liquidating trust since the beneficial owner is already regarded for U.S. federal income tax purposes as owning the underlying assets (and was taxed at the time the cash was earned or received by the liquidating trust).  U.S. Holders are urged to consult their tax advisors regarding the appropriate U.S. federal income tax treatment of any subsequent distributions of cash originally retained by the liquidating trust on account of Disputed Claims.

The trustee of the liquidating trust will comply with all applicable governmental withholding requirements.  If any beneficiaries of the liquidating trust are not U.S. persons, the trustee of the liquidating trust may be required to withhold up to 30% of the income or proceeds allocable to such persons, depending on the circumstances (including whether the type of income is subject to a lower rate under applicable income tax treaty).  As indicated above, the foregoing discussion of the U.S. federal income tax consequences of the Plan does not generally address the consequences to non-U.S. Holders; accordingly, such holders should consult their tax advisors with respect to the U.S. federal income tax consequences of the Plan, including owning an interest in the liquidating trust.

c)	Tax Reporting for Liquidating Trust Assets Allocable to Disputed Claims

Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the trustee of the liquidating trust of an IRS private letter ruling if the trustee of the liquidating trust so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the trustee of the liquidating trust), the trustee of the liquidating trust (A) may elect to treat any of the assets transferred to the liquidating trust allocable to, or retained on account of, Disputed Claims (a “Disputed Claims Reserve”) as a “disputed ownership fund” governed by Treasury Regulations section 1.468B-9, if applicable, and (B) to the extent permitted by applicable law, will report consistently with the foregoing for state and local income tax purposes.

Accordingly, if a “disputed ownership fund” election is made with respect to a Disputed Claims Reserve, such reserve will be subject to tax annually on a separate entity basis on any net income earned with respect to such assets (including any gain recognized upon the disposition of such assets), and any such taxes will be payable out of such assets and, in the event of insufficient Cash to pay any such taxes, the trustee of the liquidating trust may sell all or part of such assets to pay the taxes.  All distributions from such reserves will be treated as received by holders in respect of their Claims as if distributed by the Debtors.  All parties to the liquidating trust (including, without limitation, the Debtors, holders of Allowed General Unsecured Claims receiving interests in the liquidating trust, and the trustee of the liquidating trust) will be required to report for tax purposes consistently with the foregoing.

D.	Withholding on Distributions and Information Reporting

All distributions to holders of Allowed Claims under the Plan are subject to any applicable tax withholding.  Under U.S. federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable withholding rate (currently 24%).  Backup withholding generally applies if the holder: (a) fails to furnish its social security number or other taxpayer identification number, (b) furnishes an incorrect taxpayer identification number, (c) fails properly to report interest or dividends, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the tax identification number provided is its correct number and that it is not subject to backup withholding.  Backup withholding is not an additional tax, but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax.  Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.  Holders of Allowed Claims are urged to consult their tax advisors regarding the Treasury Regulations governing backup withholding and whether the transactions contemplated by the Plan would be subject to these Treasury Regulations.

THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX.  THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION.  ALL HOLDERS OF CLAIMS AND INTERESTS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

VIII.
CERTAIN RISK FACTORS TO BE CONSIDERED

THIS SECTION PROVIDES INFORMATION REGARDING POTENTIAL RISKS IN CONNECTION WITH THE PLAN.  THE FACTORS BELOW SHOULD NOT BE REGARDED AS THE ONLY RISKS ASSOCIATED WITH THE PLAN OR ITS IMPLEMENTATION.  NEW FACTORS, RISKS AND UNCERTAINTIES EMERGE FROM TIME TO TIME AND IT IS NOT POSSIBLE TO PREDICT ALL SUCH FACTORS, RISKS AND UNCERTAINTIES.

Prior to voting to accept or reject the Plan, holders of Claims should read and carefully consider the risk factors set forth below, in addition to the other information set forth in this Disclosure Statement including any attachments, exhibits, or documents incorporated by reference.

A.	Certain Bankruptcy Law Considerations

a)	Risk of Non-Confirmation of Plan

Although the Debtors believe that the Plan satisfies all requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion or that modifications to the Plan will not be required for confirmation or that such modifications would not necessitate re-solicitation of votes.  Moreover, even if the Voting Classes (as defined herein) voted in favor of the Plan, the Bankruptcy Court, which may exercise substantial discretion as a court of equity, may choose not to confirm the Plan.  If the Plan is not confirmed, it is unclear what distributions (if any) holders of Claims or Interests ultimately would receive with respect to their Claims or Interests in a subsequent plan under chapter 11 of the Bankruptcy Code.

b)	Risk of Failing to Satisfy Vote Requirement

Although the Debtors believe that the Plan will satisfies all requirements necessary for confirmation by the Bankruptcy Court, the Debtors can make no assurances that they will receive the requisite acceptances to confirm the Plan.  Under the Plan, only one class in each Debtor is voting on the Plan.  In the event that Class 4(a) (General Unsecured Claims against BSC), Class 4(b) (General Unsecured Claims against BGI), Class 4(c) (General Unsecured Claims against ABI), Class 4(d) (General Unsecured Claims against BSI), or Class 4(e) (General Unsecured Claims against BST) does not vote to accept the Plan, the Plan for the applicable Debtor may not be confirmed.61  In the event that the Debtors are unable to get sufficient votes from the Voting Classes, the Debtors may seek to accomplish an alternative chapter 11 plan. There can be no assurance that the terms of any such alternative chapter 11 plan would be similar or as favorable to holders of Claims as those proposed in the Plan.

c)	Risk of Separately Confirmed Plans

The Plan is not premised upon substantive consolidation and constitutes a separate plan for each Debtor, as discussed in Sections 5.1 and 5.19 of the Plan, so there is a risk that the creditors will vote to accept a plan for some Debtors but not for other Debtors.  In the event that the Bankruptcy Court does not confirm the Plan with respect to one or more Debtors, the Bankruptcy Court may still, subject to the consent of the applicable Debtors, confirm the plan with respect to any other Debtors that satisfies the confirmation requirements of section 1129 of the Bankruptcy Code.

d)	Risk of Non-Occurrence of Effective Date

There can be no assurance as to the timing of the Effective Date.  If the conditions precedent to the Effective Date set forth in the Plan have not occurred or have not been waived as set forth in Sections 9.1 and 9.2 of the Plan, then the Confirmation Order may be vacated, in which event no distributions would be made under the Plan, the Debtors and all holders of Claims or Interests would be restored to the status quo as of the day immediately preceding the Confirmation Date, and the Debtors’ obligations with respect to Claims and Interests would remain unchanged.

[61]
The Debtors reserve the right to argue that the Plan may be confirmed as long as there is one impaired accepting class of creditors in the joint plan.  See In re Transwest Resort Properties Inc., 881 F.3d 724 (9th Cir. 2018).

e)	Risk Related to Possible Objections to Plan

There is a risk that certain parties could oppose and object to the Plan in the Bankruptcy Court either in its entirety or to specific provisions of the Plan.  While the Debtors believe that the proposed Plan complies with all relevant Bankruptcy Code provisions, there can be no guarantee that a party in interest will not file an objection to the Plan or that the Bankruptcy Court will not sustain such an objection.

f)	Conversion to Chapter 7

If a chapter 11 plan cannot be confirmed, or if the Bankruptcy Court otherwise finds that it would be in the best interest of holders of Claims and Interests, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which a chapter 7 trustee would be appointed or elected to liquidate the Debtors’ assets for distribution in accordance with the priorities established by the Bankruptcy Code.  See Article XI hereof, as well as the liquidation analysis, for a discussion of the effects that a chapter 7 liquidation would have on the recoveries of holders of Claims and Interests (the “Liquidation Analysis”).

g)	Post-Closing Statement Could Impact the Amount Available for Creditors

According to the terms of the Stalking Horse Agreement, the Purchaser will provide a post-closing statement to the Debtors no later than November 20, 2020.  The post-closing statement will provide the working capital and cash liquidity of the Debtors after the sale and could impact the total amount of assets available for creditors.

B.	Additional Factors

a)	Claims Could be More than Projected

There can be no assurance that the estimated Allowed amount of Claims in certain Classes will not be significantly more than projected, which, in turn, could cause the value of distributions to be reduced substantially.  Some assumptions may not materialize, and unanticipated events and circumstances may affect the ultimate results.  Therefore, the actual amount of Allowed Claims may vary from the Debtors’ projections and feasibility analysis, and that variation may be material.

b)	Administrative and Wind-Down Costs Could be More than Projected

The potential recoveries set forth in this Disclosure Statement and in Exhibit C are based on estimates of the Allowed Administrative Expense Claims and the costs of the Wind-Down, which are paid ahead of the General Unsecured Claims under the Plan.  If the total amount of the Allowed Administrative Expense Claims or Wind-Down costs are higher than the Debtors’ estimates, the percentage recovery to holders of General Unsecured Claims will be less than projected.

c)	Recovery on the Miscellaneous Remaining Assets Could be Less than Projected

The value of certain remaining assets is uncertain.  Certain remaining assets may prove to have limited or zero value.  While the Debtors have provided projected estimates of the value of these remaining assets, there can be no assurance that the value of such assets will not be less than projected.  If the Debtors are unable to recover the projected value of the remaining assets, the holders of General Unsecured Claims would receive lower recoveries in turn.

d)	Debtors Could Withdraw Plan

The Plan may be revoked or withdrawn prior to the Confirmation Date by the Debtors with the consent of the Creditors’ Committee.

e)	Debtors Have No Duty to Update

The statements contained in this Disclosure Statement are made by the Debtors as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has been no change in the information set forth herein since that date.  The Debtors have no duty to update this Disclosure Statement unless otherwise ordered to do so by the Bankruptcy Court.

f)	No Representations Outside Disclosure Statement are Authorized

No representations concerning or related to the Debtors, the Chapter 11 Cases, or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement.  Any representations or inducements made to secure your acceptance or rejection of the Plan that are other than those contained in, or included with, this Disclosure Statement should not be relied upon in making the decision to accept or reject the Plan.

g)	No Reliance on Failure to Identify Litigation Claims or Projected Objections

No reliance should be placed on the fact that particular litigation claim or projected objection to a particular Claim or Interest is, or is not, identified in this Disclosure Statement.  The Debtors may seek to investigate, file, and prosecute Claims and Interests and may object to Claims or Interests after the Confirmation Hearing or Effective Date of the Plan irrespective of whether this Disclosure Statement identifies such Claims or Interests or objections to such Claims or Interests.

h)	No Legal or Tax Advice is Provided by Disclosure Statement

The contents of this Disclosure Statement should not be construed as legal, business, or tax advice.  Each Claim or Interest holder should consult their own legal counsel and accountant as to legal, tax, and other matters concerning their Claim or Interest.

This Disclosure Statement is not legal advice to you.  This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to confirmation of the Plan.

i)	No Admission Made

Nothing contained herein or in the Plan will constitute an admission of, or will be deemed evidence of, the tax or other legal effects of the Plan on the Debtors or on holders of Claims or Interests.

j)	Certain Tax Consequences

For a discussion of certain tax considerations to the Debtors and certain holders of Claims in connection with the implementation of the Plan, see Article VII hereof.

IX.
VOTING PROCEDURES AND REQUIREMENTS

Before voting to accept or reject the Plan, each holder of a Claim in Class 4(a) (General Unsecured Claims against BSC), Class 4(b) (General Unsecured Claims against BGI), Class 4(c) (General Unsecured Claims against ABI), Class 4(d) (General Unsecured Claims against BSI), and Class 4(e) (General Unsecured Claims against BST) (each, an “Eligible Holder” and, collectively, the “Eligible Holders”) as of November 9, 2020 (the “Voting Record Date”) should carefully review the Plan annexed hereto as Exhibit A.  All descriptions of the Plan set forth in this Disclosure Statement are subject to the terms and conditions of the Plan.

A.	Voting Deadline

All Eligible Holders as of the Voting Record Date will be provided with a Ballot together with this Disclosure Statement to vote to accept or reject the Plan (a “Ballot”).  Only Eligible Holders are entitled to vote to accept or reject the Plan.  Because Classes 1(a-e), 2(a-e), and 3(a-e) are unimpaired and deemed to accept, and Classes 5(a-e), 6(a-d), and 7(a) are conclusively deemed to reject, only Classes 4(a-e) are entitled to vote.

The Debtors have engaged Kurtzman Carson Consultants LLC as its voting agent (the “Voting Agent”) to assist in the transmission of voting materials and in the tabulation of votes with respect to the Plan.

EACH BALLOT CONTAINS DETAILED VOTING INSTRUCTIONS AND SETS FORTH IN DETAIL, AMONG OTHER THINGS, THE DEADLINES, PROCEDURES, AND INSTRUCTIONS FOR VOTING TO ACCEPT OR REJECT THE PLAN, THE VOTING RECORD DATE FOR VOTING PURPOSES, AND THE APPLICABLE STANDARDS FOR TABULATING BALLOTS.  ELIGIBLE HOLDERS SHOULD READ THE BALLOT CAREFULLY AND FOLLOW THE INSTRUCTIONS THEREIN.

THE VOTING DEADLINE IS 5:00 P.M., PREVAILING CENTRAL TIME, ON DECEMBER 11, 2020, UNLESS EXTENDED BY THE DEBTORS (THE “VOTING DEADLINE”).  FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE EXECUTED IN ACCORDANCE WITH THE INSTRUCTIONS INCLUDED IN THE BALLOT AND MUST BE ACTUALLY RECEIVED BY THE VOTING AGENT ON OR BEFORE THE VOTING DEADLINE.  IF A BALLOT IS DAMAGED OR LOST, YOU MAY CONTACT THE VOTING AGENT AT THE NUMBER SET FORTH BELOW TO RECEIVE A REPLACEMENT BALLOT.  ANY BALLOT THAT IS EXECUTED AND RETURNED BUT WHICH DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN WILL NOT BE COUNTED.

UNLESS THE BALLOT IS SUBMITTED TO THE VOTING AGENT ON OR PRIOR TO THE VOTING DEADLINE, SUCH BALLOT WILL BE REJECTED AS INVALID AND WILL NOT BE COUNTED AS AN ACCEPTANCE OR REJECTION OF THE PLAN; PROVIDED, HOWEVER, THAT THE DEBTORS RESERVE THE RIGHT, IN THEIR SOLE DISCRETION, TO ALLOW SUCH BALLOT TO BE COUNTED.

If you have any questions concerning voting procedures, you may contact the voting agent at:

Kurtzman Carson Consultants LLC
Telephone: (866) 544-7045 (U.S./Canada) or +1 (781) 575-20814 (International)
E-mail: BriggsInfo@kccllc.com with “Briggs & Stratton” in the subject line
Website: http://www.kccllc.net/Briggs/inquiry

Additional copies of this Disclosure Statement are available upon a request made to the Voting Agent, at the telephone numbers or e-mail address set forth immediately above.

B.	Voting Procedures

The Debtors are providing copies of this Disclosure Statement (including all exhibits and appendices), the Plan, and a Ballot (collectively, a “Solicitation Package”) to Eligible Holders.  The Ballot will include an opt-out election regarding certain non-debtor release provisions in the Plan (the “Voluntary Releases”).

The Debtors will distribute a General Unsecured Claim (Other Than Unsecured Notes) Ballot to all holders of General Unsecured Claims in Voting Classes 4(a) - 4(e) whose Claims are not Unsecured Notes Claims.

The Debtors will also distribute two forms of Ballots to holders of Unsecured Notes Claims62 in Class 4(a) (Unsecured Claims Against BSC), Class 4(b) (General Unsecured Claims against BGI), and Class 4(c) (General Unsecured Claims against ABI): (i) a form of Ballot for a beneficial owner of an Unsecured Notes Claim (a “Beneficial Holder” and the corresponding ballot, the “Beneficial Holder Ballot”) and (ii) a form of Ballot for the bank, broker, or other financial institution that holds the Unsecured Notes “in street name” at the Depository Trust Company on behalf of the Beneficial Holder (or agent thereof) to transmit the votes of one or more beneficial owners (the “Master Ballot”).

In order to vote, Eligible Holders should provide all of the information requested by the Ballot and, as applicable, should complete and deliver their completed Ballots so that they are actually received by the Voting Agent no later than the Voting Deadline.

C.	Parties Entitled to Vote

Under the Bankruptcy Code, only holders of claims or interests in “impaired” classes are entitled to vote on a plan.  Under section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be “impaired” under a plan unless: (i) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof, or (ii) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.

If, however, the holder of an impaired claim or interest will not receive or retain any distribution under the plan on account of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan, and, accordingly, holders of such claims and interests do not actually vote on the plan.  If a claim or interest is not impaired by the plan, the Bankruptcy Code deems the holder of such claim or interest to have accepted the plan and, accordingly, holders of such claims and interests are not entitled to vote on the Plan.

A vote may be disregarded if the Bankruptcy Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

The Bankruptcy Code defines “acceptance” of a plan by a class of:  (i) claims as acceptance by creditors in that class that hold at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the claims that cast ballots for acceptance or rejection of the plan; and (ii) interests as acceptance by interest holders in that class that hold at least two-thirds (2/3) in dollar amount of the interests that cast ballots for acceptance or rejection of the plan.

[62]	Pursuant to Section 1.111 of the Plan, “Unsecured Notes Claims” means any Claims arising under the Unsecured Notes Indenture against BSC, as issuer, and ABI and BGI, as guarantors.

Claims in Class 4(a) (General Unsecured Claims against BSC), Class 4(b) (General Unsecured Claims against BGI), Class 4(c) (General Unsecured Claims against ABI), Class 4(d) (General Unsecured Claims against BSI), and Class 4(e) (General Unsecured Claims against BST) are impaired under the Plan and the only Classes of Claims or Interests entitled to vote to accept or reject the Plan (the “Voting Class” or the “Voting Claims”).

Claims and Interests in all other Classes are either unimpaired and deemed to accept or impaired and deemed to reject the Plan and are not entitled to vote.  For a detailed description of the treatment of Claims and Interests under the Plan, see Article I of this Disclosure Statement.

The Debtors will request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code over the deemed rejection of the Plan by all classes deemed to reject.  Section 1129(b) of the Bankruptcy Code permits the confirmation of a chapter 11 plan notwithstanding the rejection of such plan by one or more impaired classes of claims or interests.  Under section 1129(b), a plan may be confirmed by a bankruptcy court if it does not “discriminate unfairly” and is “fair and equitable” with respect to each rejecting class.  For a more detailed description of the requirements for confirmation of a nonconsensual plan, see Article X of this Disclosure Statement.

a)	Miscellaneous

All Ballots must be signed by the Eligible Holder, or any person who has obtained a properly completed Ballot proxy from the Eligible Holder by the Voting Record Date.  Unless otherwise ordered by the Bankruptcy Court, Ballots that are signed, dated, and timely received, but on which a vote to accept or reject the Plan has not been indicated, will not be counted.  The Debtors, in their sole discretion, may request that the Voting Agent attempt to contact such voters to cure any such defects in the Ballots.  Any Ballot marked to both accept and reject the Plan will not be counted.  If an Eligible Holder casts more than one Ballot voting the same Claim(s) before the Voting Deadline, the last valid Ballot received on or before the Voting Deadline will be deemed to reflect such Eligible Holder’s intent, and thus, will supersede any prior Ballot.  If an Eligible Holder casts Ballots received by the Voting Agent on the same day, but which are voted inconsistently, such Ballots will not be counted.  An otherwise properly executed Ballot that attempts to partially accept and partially reject the Plan will likewise not be counted.

The Ballots provided to Eligible Holders will reflect the amount of such Eligible Holder’s Claim; however, when tabulating votes, the Voting Agent may adjust the amount of such Eligible Holder’s Claim by multiplying that amount by a factor that reflects all amounts accrued between the Voting Record Date and the Petition Date including, without limitation, interest.

Under the Bankruptcy Code, for purposes of determining whether the requisite votes for acceptance have been received, only holders of Claims in Class 4(a) (General Unsecured Claims against BSC), Class 4(b) (General Unsecured Claims against BGI), Class 4(c) (General Unsecured Claims against ABI), Class 4(d) (General Unsecured Claims against BSI), and Class 4(e) (General Unsecured Claims against BST) who actually vote will be counted.  The failure of a holder to deliver a duly executed Ballot to the Voting Agent will be deemed to constitute an abstention by such holder with respect to voting on the Plan and such abstentions will not be counted as votes for or against the Plan.

Except as provided below, unless the Ballot is timely submitted to the Voting Agent before the Voting Deadline, together with any other documents required by such Ballot, the Debtors may, in their sole discretion, reject such Ballot as invalid, and therefore decline to utilize it in connection with seeking confirmation of the Plan.

b)	Fiduciaries and Other Representatives

If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or another, acting in a fiduciary or representative capacity, such person should indicate such capacity when signing and, if requested, must submit proper evidence satisfactory to the Debtor of authority to so act. Authorized signatories should submit a separate Ballot of each Eligible Holder for whom they are voting.

c)	Agreements Upon Furnishing Ballots

The delivery of an accepting Ballot pursuant to one of the procedures set forth above will constitute the agreement of the creditor with respect to such Ballot to accept:  (i) all of the terms of, and conditions to, the solicitation; and (ii) the terms of the Plan including the injunction, releases, and exculpations set forth in Sections 10.4, 10.5, 10.6, and 10.7 of the Plan.  All parties in interest retain their right to object to confirmation of the Plan pursuant to section 1128 of the Bankruptcy Code.

d)	Change of Vote

Any party who has previously submitted to the Voting Agent prior to the Voting Deadline a properly completed Ballot may revoke such Ballot and change its vote by submitting to the Voting Agent prior to the Voting Deadline a subsequent, properly completed Ballot voting for acceptance or rejection of the Plan.

e)	Waivers of Defects, Irregularities, etc.

Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawals of Ballots will be determined by the Voting Agent and/or the Debtors, as applicable, in their sole discretion, which determination will be final and binding.  The Debtors reserve the right to reject any and all Ballots submitted by any of their respective creditors not in proper form, the acceptance of which would, in the opinion of the Debtors or their counsel, as applicable, be unlawful.  The Debtors further reserve their respective rights to waive any defects or irregularities or conditions of delivery as to any particular Ballot by any of their creditors.  The interpretation (including the Ballot and the respective instructions thereto) by the applicable Debtor, unless otherwise directed by the Bankruptcy Court, will be final and binding on all parties.  Unless waived, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtors (or the Bankruptcy Court) determines.  Neither the Debtors nor any other person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for failure to provide such notification.  Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived.  Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will be invalidated.

X.
CONFIRMATION OF PLAN

A.	Disclosure Statement Hearing and Confirmation Hearing

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court to hold a confirmation hearing upon appropriate notice to all required parties.  The Debtors will request that the Bankruptcy Court schedule a hearing to consider final approval of the Disclosure Statement (the “Disclosure Statement Hearing”). Subject to the Bankruptcy Court’s availability, the Disclosure Statement Hearing will be held on November 9, 2020 at 10:00 a.m. (Central Time).

The Debtors will also request that the Bankruptcy court schedule a hearing to consider confirmation of the Plan and any objections thereto (the “Confirmation Hearing”).  Subject to the Bankruptcy Court’s availability, the Confirmation Hearing will be held on December 18, 2020 at 9:00 a.m. (Central Time).

Notice of the Disclosure Statement Hearing and the Confirmation Hearing will be provided to all known creditors and equity holders or their representatives.  The Disclosure Statement Hearing and the Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjourned date made at the Disclosure Statement Hearing and the Confirmation Hearing, at any subsequent adjourned Disclosure Statement Hearing or Confirmation Hearing, or pursuant to a notice filed on the docket of the Chapter 11 Cases.

B.	Objections to Confirmation and Final Approval of Disclosure Statement

Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to the confirmation of a plan.  Objections to final approval of the Disclosure Statement, if any, must be served and filed as to be received on or before the Disclosure Statement Objection Deadline on November 2, 2020 at 4:00 p.m. (Central Time) (the “Objection Deadline”).  Objections to the confirmation of the Plan, if any, must be served and filed as to be received on or before the Plan Objection Deadline on December 11, 2020 at 4:00 p.m. (Central Time) (the “Objection Deadline”).

Objections, if any, to final approval of the Disclosure Statement and/or confirmation of the Plan (including objections to the releases and exculpation provisions provided therein) must: (i) be in writing; (ii) conform to the Bankruptcy Rules and the Local Rules; (iii) set forth the name of the objecting party, the nature and amount of Claims or Interests held or asserted by the objecting party against the Debtors’ estates or property; (iv) set forth the basis for the objection and the specific grounds therefor, and provide proposed language that, if accepted and incorporated by the Debtors, would obviate such objection; and (v) be filed, together with proof of service. Registered users of the Bankruptcy Court’s case filing system must electronically file their objections and responses.  All other parties in interest must file their objections and responses in writing with the United States Bankruptcy Court Clerk’s Office, 111 S. 10th Street, 4th Floor, St. Louis, Missouri 63102.  Pursuant to Bankruptcy Rule 3017, any objection or response must also be served upon and received by the following parties no later than the Objection Deadline:

Debtors Briggs & Stratton Corporation, et al. c/o Kurtzman Carson Consultants LLC, 222 N. Pacific Coast Highway Suite 300 El Segundo, California 90245
Office of the U.S. Trustee
Office of the U.S. Trustee for
the Eastern District of Missouri
111 South 10th Street
Suite 6.353
St. Louis, Missouri 63102
Attn: Sirena T. Wilson, Esq.
Email: sirena.wilson@usdoj.gov

Attorneys to the Debtors
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attn:   Ronit J. Berkovich, Esq.
Debora A. Hoehne, Esq.
Martha E. Martir, Esq.
Email:    ronit.berkovich@weil.com
debora.hoehne@weil.com
martha.martir@weil.com

Attorneys to the Debtors
Carmody MacDonald P.C.
120 S Central Ave
#1800
Clayton, Missouri 63105
Attn:   Robert E. Eggmann, Esq.
Christopher J. Lawhorn, Esq.
Thomas H. Riske, Esq.
Email:    ree@carmodymacdonald.com
cjl@carmodymacdonald.com
thr@carmodymacdonald.com

Attorneys to the Creditors’ Committee
Brown Rudnick LLP
7 Times Square
New York, New York 10036
Attn.:  Robert J. Stark, Esq.
Oksana P. Lashko, Esq.
Andrew M. Carty, Esq.
Email:    rstark@brownrudnick.com
olashko@brownrudnick.com
acarty@brownrudnick.com

Attorneys to the Creditors’ Committee
Doster Ullom & Boyle, LLC
16150 Main Circle Drive
Suite 250
Chesterfield, Missouri 63017
Attn:   Gregory D. Willard, Esq.
Alexander L. Moen, Esq.
Email:   gwillard@dubllc.com
amoen@dubllc

UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

C.	Requirements for Confirmation of Plan

(i)	Requirements of Section 1129(a) of Bankruptcy Code

(a)          General Requirements

At the Combined Hearing, the Bankruptcy Court will determine whether the confirmation requirements specified in section 1129(a) of the Bankruptcy Code have been satisfied including, without limitation, whether:

(i)          the Plan complies with the applicable provisions of the Bankruptcy Code;

(ii)         the Debtors have complied with the applicable provisions of the Bankruptcy Code;

(iii)        the Plan has been proposed in good faith and not by any means forbidden by law;

(iv)        any payment made or promised by the Debtors or by a person issuing securities or acquiring property under the Plan, for services or for costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been disclosed to the Bankruptcy Court, and any such payment made before confirmation of the Plan is reasonable, or if such payment is to be fixed after confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable;

(v)        the Debtors have disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as a director or officer of the Reorganized Debtors, an affiliate of the Debtors participating in a Plan with the Debtors, or a successor to the Debtors under the Plan, and the appointment to, or continuance in, such office of such individual is consistent with the interests of the holders of Claims and Interests and with public policy, and the Debtors have disclosed the identity of any insider who will be employed or retained by the Reorganized Debtors, and the nature of any compensation for such insider;

(vi)       with respect to each Class of Claims or Interests, each holder of an impaired Claim or impaired Interest has either accepted the Plan or will receive or retain under the Plan, on account of such holder’s Claim or Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount such holder would receive or retain if the Debtors were liquidated on the Effective Date of the Plan under chapter 7 of the Bankruptcy Code;

(vii)       except to the extent the Plan meets the requirements of section 1129(b) of the Bankruptcy Code (as discussed further below), each Class of Claims either accepted the Plan or is not impaired under the Plan;

(viii)     except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that administrative expenses and priority Claims, other than Priority Tax Claims, will be paid in full on the Effective Date, and that Priority Tax Claims will receive either payment in full on the Effective Date or deferred cash payments over a period not exceeding five years after the Petition Date, of a value, as of the Effective Date of the Plan, equal to the Allowed amount of such Claims;

(ix)        at least one Class of impaired Claims has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim in such Class;

(x)         confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan; and

(xi)        all fees payable under section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Combined Hearing, have been paid or the Plan provides for the payment of all such fees on the Effective Date of the Plan.

(b)          Best Interests Test

As noted above, with respect to each impaired class of claims and equity interests, confirmation of a plan requires that each such holder either (i) accept the plan, or (ii) receive or retain under the plan property of a value, as of the effective date of the plan, that is not less than the value such holder would receive or retain if the debtor was liquidated under chapter 7 of the Bankruptcy Code.  This requirement is referred to as the “best interests test.”

This test requires a Bankruptcy Court to determine what the holders of allowed claims and allowed equity interests in each impaired class would receive from a liquidation of the debtor’s assets and properties in the context of a liquidation under chapter 7 of the Bankruptcy Code.  To determine if a plan is in the best interests of each impaired class, the value of the distributions from the proceeds of the liquidation of the debtor’s assets and properties (after subtracting the amounts attributable to the aforesaid claims) is then compared with the value offered to such classes of claims and equity interests under the plan.

The Debtors believe that under the Plan all holders of impaired Claims and Interests will receive property with a value not less than the value such holder would receive in a liquidation under chapter 7 of the Bankruptcy Code.  The Debtors’ belief is based primarily on: (i) consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to holders of impaired Claims and Interests, and (ii) the Liquidation Analysis annexed hereto as Exhibit B.

The Debtors believe that any liquidation analysis is speculative, as it is necessarily premised on assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which would be beyond the control of the Debtors.  The Liquidation Analysis annexed hereto as Exhibit B is provided solely for the purpose of disclosing to holders of Claims and Interests the effects of a hypothetical chapter 7 liquidation of the Debtors, subject to the assumptions set forth therein and was prepared on a Debtor-by-Debtor basis with a summary on a consolidated basis.  There can be neither any  assurance as to values that would actually be realized in a chapter 7 liquidation, nor can there be any assurance that a bankruptcy court will accept the Debtors’ conclusions or concur with such assumptions in making its determinations under section 1129(a)(7) of the Bankruptcy Code.

(c)          Feasibility

Section 1129(a)(11) of the Bankruptcy Code requires that a debtor demonstrate that confirmation of a plan is not likely to be followed by liquidation, or the need for further financial reorganization, unless such liquidation or reorganization is proposed in the Plan.  Because the Plan provides for the liquidation of the Debtors, the Bankruptcy Court will find that the Plan is feasible if it determines that the Debtors will be able to satisfy the conditions precedent to the Effective Date and otherwise have sufficient funds to meet their post-Confirmation Date obligations to pay for the costs of administering and fully consummating the Plan, including sufficient funds for the Plan Administrator to liquidate the Debtors’ remaining assets. Accordingly, the Debtors believe the Plan satisfies the feasibility requirement imposed by the Bankruptcy Code.  Moreover, Article VIII hereof sets forth certain risk factors that could impact the feasibility of the Plan.

(ii)	Additional Requirements for Non-Consensual Confirmation Under Section 1129(b) of the Bankruptcy Code

In the event that any impaired Class of Claims or Interests does not accept, or is deemed to reject the Plan, the Bankruptcy Court may still confirm the Plan at the request of the Debtors if, as to each impaired Class of Claims or Interests that has not accepted the Plan, the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to such Class, pursuant to section 1129(b) of the Bankruptcy Code.  Both of these requirements are in addition to other requirements established by case law interpreting the statutory requirements.

Pursuant to the Plan, holders of Claims in Class 5(a) (Subordinated Securities Claims against BSC), Class 5(b) (Subordinated Securities Claims against BGI), Class 5(c) (Subordinated Securities Claims against ABI), Class 5(d) (Subordinated Securities Claims against BSI), Class 5(e) (Subordinated Securities Claims against BST), Class 6(a) (Intercompany Interests in BGI), Class 6(b) (Intercompany Interests in ABI), Class 6(c) (Intercompany Interests in BSI), Class 6(d) (Intercompany Interests in BST), and Class 7(a) (Equity Interests in BSC) will not receive a distribution and are thereby deemed to reject the Plan.  However, the Debtors submit that they satisfy the “unfair discrimination” and “fair and equitable” tests, as discussed in further detail below.

(a)          Unfair Discrimination Test

The “unfair discrimination” test applies to Classes of Claims or Interests that are of equal priority and are receiving different treatment under the Plan.  A chapter 11 plan does not discriminate unfairly, within the meaning of the Bankruptcy Code, if the legal rights of a dissenting Class are treated in a manner consistent with the treatment of other Classes whose legal rights are substantially similar to those of the dissenting Class and if no Class of Claims or Interests receives more than it legally is entitled to receive for its Claims or Interests.  This test does not require that the treatment be the same or equivalent, but that such treatment is “fair.”

The Debtors believe that, under the Plan, all impaired classes of Claims and Interests are treated in a manner that is fair and consistent with the treatment of other classes of Claims and Interests having the same priority.  The Plan provides that Claims and Interests of equal priority will receive comparable treatment and the Debtors believe such treatment is fair under the circumstances.  Accordingly, the Debtors believe the Plan does not discriminate unfairly as to any impaired class of Claims or Interests.

(b)          Fair and Equitable Test

The “fair and equitable” test applies to classes of different priority and status (e.g., secured versus unsecured), and includes the general requirement that no class of claims receive more than 100% of the allowed amount of the claims in such class.  As to dissenting classes, the test sets different standards depending on the type of claims in such class.  The Debtors believe that the Plan satisfies the “fair and equitable” test with respect to any rejecting class, as further explained below.

(i)          Other Secured Creditors

The Bankruptcy Code provides that each holder of an impaired secured claim either: (i) retains its liens on the property to the extent of the allowed amount of its secured claim and receives deferred cash payments having a value, as of the Effective Date, of at least the allowed amount of such claim, (ii) has the right to credit bid the amount of its claim if its property is sold and retains its liens on the proceeds of the sale or (iii) receives the “indubitable equivalent” of its allowed secured claim.  The Debtors submit that the Plan satisfies the “fair and equitable” test with respect to holders of secured claims.

(ii)        Unsecured Creditors

The Bankruptcy Code provides that either (i) each holder of an impaired unsecured claim receives or retains under the plan of reorganization, property of a value equal to the amount of its allowed claim or (ii) the holders of claims and equity interests that are junior to the claims of the dissenting class will not receive any property under the plan of reorganization.  The Plan provides that holders of Claims in Class 4(a) (General Unsecured Claims against BSC), Class 4(b) (General Unsecured Claims against BGI), Class 4(c) (General Unsecured Claims against ABI), Class 4(d) (General Unsecured Claims against BSI) shall receive their Pro Rata share of the Net Cash Proceeds of the applicable entity after the Priority Tax Claims, Priority Non-Tax Claims, and Other Secured Claims against the applicable entity, until all Allowed General Unsecured Claims are satisfied in full in Cash.  Further, the Plan also provides that holders of Claims or Interests in any Class junior to the holders of Claims in Classes 4(a-e) will not receive or retain any property under the Plan unless and until all Allowed General Unsecured Claims have been satisfied in full.  Therefore, the Debtors submit that the Plan satisfies the “fair and equitable” test with respect to holders of unsecured claims.

(iii)        Equity Interests

The Bankruptcy Code requires that either: (a) each holder of an equity interest receive or retain under the plan property of a value equal to the greater of (i) the fixed liquidation preference or redemption price, if any, of such stock, and (ii) the value of the stock, or (b) the holders of equity interests that are junior to any dissenting class of equity interests not receive any property under the plan.  Pursuant to the Plan, all Interests in Class 6(a) (Intercompany Interests in BGI), 6(b) (Intercompany Interests in ABI), 6(c) (Intercompany Interests in BSI), and 6(d) (Intercompany Interests in BST) will be cancelled, reinstated, or receive such other treatment as is determined by the Debtors and all Interests in Class 7(a) (Equity Interests in BSC) shall be deemed cancelled and holders of such Interests will neither receive nor retain any property on account of such interests.  Therefore, the Debtors submit that the Plan satisfies the “fair and equitable” test with respect to holders of equity interests.

XI.
ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF PLAN

The Debtors have evaluated several alternatives to the Plan.  After studying these alternatives, the Debtors have concluded that the Plan is the best alternative and will maximize recoveries to parties in interest, assuming confirmation and consummation of the Plan.  If the Plan is not confirmed and consummated, the alternatives to the Plan are (i) preparation and presentation of an alternative plan of reorganization, or (ii) liquidation under chapter 7 of the Bankruptcy Code.

A.	Alternative Plan

If the Plan is not confirmed, the Debtors (or if the Debtors’ exclusive period in which to file a plan of reorganization has expired, any other party in interest) could attempt to formulate a different plan of reorganization.  The Debtors, however, believe that the Plan, as described herein, enables holders of Claims and Interests to realize the greatest possible value under the circumstances and that, compared to any alternative plan, the Plan has the greatest chance to be confirmed and consummated.

B.	Liquidation Under Chapter 7 or Applicable Non-Bankruptcy Law

If no plan can be confirmed, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code.  In a chapter 7 case, a trustee is appointed to liquidate a debtor’s assets and make distributions to creditors in accordance with the priorities established in the Bankruptcy Code.  Generally, secured creditors are paid first from the proceeds of sales of their collateral.  If any assets remain in the bankruptcy estate after satisfaction of secured creditors’ claims from their collateral, administrative expenses are next to be paid.  Unsecured creditors are paid from any remaining proceeds, according to their respective priorities.  Unsecured creditors with the same priority share in Pro Rata to the amount of their allowed claims in relationship to the total amount of allowed claims held by all unsecured creditors with the same priority.  Finally, interest holders receive the balance that remains, if any, after all creditors are paid.

The Debtors submit that liquidation under chapter 7 would result in smaller distributions to creditors than those provided for in the Plan because of the delay resulting from the conversion of the Chapter 11 Cases and the additional administrative expenses associated with the appointment of a trustee and the trustee’s retention of professionals who would be required to become familiar with the many legal and factual issues in the Chapter 11 Cases.  The Debtors believe that in liquidation under chapter 7, before creditors received any distribution, the additional administrative expenses involved in the appointment of a chapter 7 trustee and its retained professionals would cause a substantial diminution in the value of the Debtors’ assets.  The assets available for distribution to creditors would be reduced by such additional expenses and by the claims, some of which would be entitled to priority, which would arise by reason of the liquidation.  In addition, the PBGC Subordination would not take effect in a chapter 7 liquidation, thereby reducing the recoveries to holders of General Unsecured Claims (other than the PBGC) in chapter 7 by $5 million as compared to the recovery they are receiving under the Plan.

The effect a chapter 7 liquidation would have on the recovery of holders of Allowed Claims and Interests will be set forth in the Liquidation Analysis annexed hereto as Exhibit B.

XII.
CONCLUSION AND RECOMMENDATION

The Debtors believe the Plan is in the best interests of all stakeholders and urge the holders of Claims in the voting classes to vote in favor thereof.

Dated:	November [_], 2020

By:
Name:	Kathryn M. Buono
Title:	Vice President & Secretary

BRIGGS & STRATTON CORPORATION
BILLY GOAT INDUSTRIES, INC.
ALLMAND BROS., INC.
BRIGGS & STRATTON INTERNATIONAL, INC.
BRIGGS & STRATTON TECH, LLC

Exhibit A

Joint Chapter 11 Plan

EXHIBIT B

Liquidation Analysis

EXHIBIT C

Recovery Analysis